Exhibit 4.31

Confidential portions of this exhibit have
been omitted and filed separately with the
Securities and Exchange Commission

FOIA confidential treatment
requested: [***] indicates that certain
information contained herein has been
omitted and filed separately with the
Securities and Exchange Commission.
Confidential treatment has been requested
with respect to such omitted portions.

EXECUTION VERSION

SALE AND PURCHASE AGREEMENT

between

RUSTENBURG PLATINUM MINES LIMITED

Registration number 1931/003380/06

and

SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED

Registration number 2015/305479/07

and

2

SIBANYE GOLD LIMITED

Registration number 2002/031431/06

4

33.	Confidentiality	74
34.	Public announcements	74
35.	Breach	75
36.	Arbitration	76
37.	Miscellaneous matters	77

Annexe A	Material Transferring Contracts	82
Annexe B1	Transferring Contracts as at the Signature Date (non-exclusive listing)	83
Annexe B2	Excluded Contracts	84
Annexe C	Excluded Assets	85
Annexe D	Immovable Properties	95
Annexe E	Terms and conditions applicable to Transferring Employees	100
Annexe E1	Signature Date Employees	103
Annexe F	Permits as at the Signature Date	104
Annexe G	Surface Rights Permits	110
Annexe H	Allocation of Gross Consideration	111
Annexe I	Map of the footprint of the Waterval Smelter Complex	112
Annexe J	Upfront Purchase Price	113
Annexe J1	Pro Forma Effective Date Accounts	121
Annexe J2	Reference Financial Information	124
Annexe K	Deferred Purchase Price	127
Annexe L	Tailings dams	153
Annexe M	Seller's Warranties	154
Annexe M1	List of persons	162
Annexe N	Retained and Non-Retained Land	163
Annexe O	Bafokeng Land	164
Annexe P	Mine Area	165
Annexe Q	Non Mine Area Leased Properties	166
Annexe R	Deed of Cession: Prospecting Right	167
Annexe S	Deed of Cession: Mining Right	170
Annexe T	Legal Opinion	173
Annexe U	Water uses under the Main IWUL	186
Annexe V	Infrastructure and operations	194
Annexe W	Creditors as at 31 August 2015	195
Annexe X	Table	196

1.Definitions and interpretation

1.1

In this Agreement, the following words and phrases shall, unless otherwise stated or where inconsistent with the context in which they appear, bear the following meanings, and cognate terms and expressions shall bear corresponding meanings:

1.1.1	"20-day VWAP"

with reference to any Calculation Date, the volume weighted average price of a SGL Share for the 20 Trading Day period ending on the Calculation Date, calculated from and with reference to the relevant volume weighted daily data supplied by the JSE from time to time, provided that:

1.1.1.1

if the SGL Shares trade 'cum dividend' for any Trading Day forming part of the 20-day VWAP calculation but will be allotted and issued to the Seller excluding such distribution, the 20-day VWAP calculation will be adjusted to exclude therefrom (by subtracting from the relevant trading price/s) the face value of any cash distribution and the fair value of any in specie distribution on each such affected Trading Day; and

1.1.1.2

if any share split or share consolidation occurs in respect of the SGL Shares on any Trading Day forming part of the 20-day VWAP calculation period, or thereafter but before the relevant Consideration Shares are allotted and issued to the Seller, then the 20-day VWAP will be adjusted so as to reflect the impact of such split or consolidation for the entire 20-day VWAP period by adjusting the trading price per SGL Share on each relevant Trading Day in the 20-day VWAP period which occurs prior to the implementation of the split or consolidation in line with the following example: if the trading price on a relevant Trading Day was R20.00, and (i) the SGL Shares were consolidated to 1 for every 5 held (ie 5:1), then the price for that Trading Day would be adjusted to R100.00; and (ii) the SGL Shares were split to 10 for every 1 held (ie 10:1), then the price for that Trading Day would be adjusted to R2.00, such 20-day VWAP to be calculated and rounded to the 5th decimal place (ie the 6th decimal place rounded up if greater than 5 and rounded down if less than 5);

1.1.2	"Agreement"	this sale and purchase agreement, including all Annexes, as amended from time to time in accordance with the provisions hereof;
1.1.3	"Allowed Encumbrance"	any right or obligation of any person existing under or by virtue of (i) any Related Transaction Agreement; or (ii) any laws;
1.1.4	"Anglo American Platinum"	Anglo American Platinum Limited, registration number 1946/022452/06, a public company incorporated in accordance with the laws of South Africa;
1.1.5	"Anglo American Platinum Group"	Anglo American Platinum and its subsidiaries from time to time;
1.1.6	"Anglo Platinum Share Schemes"	the Anglo American Platinum Limited Long Term Incentive Plan, 2013 and the Anglo American Platinum Limited Bonus Share Plan, 2009, in each case as amended from time to time;
1.1.7	"Annexe"

an annexe attached to this Agreement or included in electronic format on a CD / DVD or other electronic storage device and signed by the Parties at the same time as signing this Agreement, and (in the case of Annexes B1, E1, F, G, Q and W) as such Annexes may be updated at or prior to the Effective Date, as provided for in this Agreement and notified in writing by the Seller to the Purchaser (in this regard, Annexes F, G and Q may each be updated by the Seller and delivered to the Purchaser prior to the Effective Date for all Permits, Surface Rights Permits and Non Mine Area Leased Properties as at the Effective Date);

1.1.8	"Applicable Procedures"	the rules and operating procedures for the time being of the CSD and the CSDP, as well as the JSE Listings Requirements;
1.1.9	"Aquarius Platinum"	Aquarius Platinum (South Africa) Proprietary Limited;
1.1.10	"Assumed Liabilities"	has the meaning given to such term in clause 5;
1.1.11	"Bafokeng Land"	the land forming part of or adjacent to the Mine Area which is owned by, in trust for or otherwise for the benefit of the Bafokeng Nation, as indicated in Annexe O;
1.1.12	"Bafokeng Nation"	the Royal Bafokeng Nation;

1.1.13	"Bafokeng Nation Royalty Agreement"

the royalty agreement between the Seller and the Bafokeng Nation signed on 7 September 2015, relating to, inter alia, the calculation and payment of royalties by the Seller to the Bafokeng Nation in respect of mining operations conducted on certain specified properties and included as document number 2.5.14.1.8 in the VDR;

1.1.14	"Bafokeng Nation Settlement Agreement"

the settlement agreement between the Seller and the Bafokeng Nation signed on or about 17 April 2014, relating to, inter alia, the settlement of a dispute in relation to the calculation and payment of royalties by the Seller to the Bafokeng Nation in respect of mining operations conducted on certain specified properties and included as document number 2.5.14.1.2 in the VDR;

1.1.15	"Base Case Plan"

the base case plan included as document 2.2.3.1 in the VDR, as (i) amended by the Seller and notified to the Purchaser in terms of clause 15.8; or (ii) as otherwise amended by the Parties from time to time in writing;

1.1.16	"BEE Requirements"

the requirements of all laws including the MPRDA, which relate to any black economic empowerment requirements or aspects of the Mining Right, Prospecting Right (or any mining rights that are granted in respect thereof) or Prospecting Right Applications (or any prospecting or mining rights that are granted in respect thereof) or which relate to the black economic empowerment requirements directly or indirectly applicable to the Purchaser, as well as and including, in particular, the HDSA ownership requirements stipulated in the Amendment of the Broad-Based Socio-Economic Empowerment Charter for the South African Mining Industry, September 2010 and the Codes of Good Practice for the Minerals Industry published on 29 April 2009;

1.1.17	"Bridge Facility Agreement"	the US$ 300,000,000.00 bridge facility agreement entered into or to be entered into between SGL as the borrower and the Bridge Facility Lender;
1.1.18	"Bridge Facility Lender"	HSBC Bank plc as the lender under the Bridge Facility Agreement;
1.1.19	"Business"	the going concern exploration, development, mining, Concentrating and tailings re-processing business and activities related thereto conducted by the Seller (including at the Mines, the Concentrator Complex, the Tailings Assets and the infrastructure and operations indicated in Annexe V), as part of the Rustenburg Section and as at the Effective Date, in respect of which the Seller sells and transfers to the Purchaser (in accordance with this Agreement) the (i) Sale Assets; and (ii) Assumed Liabilities only (and all references to the "Business" will be construed accordingly).  For the avoidance of doubt and without limitation, the Business excludes all Smelting and Refining Operations;

1.1.20	"Business Day"	any day which is not a Saturday, Sunday or gazetted public holiday in South Africa;
1.1.21	"Business Insurance Policies"	has the meaning given to this term in clause 25.1;
1.1.22	"Business Sale Concentrate"	has the meaning given to this term in the Concentrate Agreement;
1.1.23	"Calculation Date"	for purposes of calculating the 20-day VWAP in:
1.1.23.1		the case of paragraph 2.5.2 of Annexe J, the 6th Trading Day immediately preceding the Effective Date;
1.1.23.2		the case of paragraph 3.5.2.2.2 of Annexe K, the 6th Trading Day immediately preceding the Settlement Date; and
1.1.23.3		the case of paragraph 3.9.2 of Annexe K, the 6th Trading Day immediately preceding the Final Settlement Date;
1.1.24	"Cash"	the cash of the Seller held solely in respect of the Business as at the Effective Date;
1.1.25	"CIPC"	the Companies and Intellectual Property Commission, established under the Companies Act;
1.1.26	"Closing"

the discharge of the Initial Upfront Purchase Price in accordance with paragraph 2 of Annexe J and thereafter, completion of the sale of the Business pursuant to and in terms of clause 10 (but excluding those items of clause 10 which are stipulated to occur, or which may (on the terms of clause 10) occur, on a date after the Delivery Date);

1.1.27	"Commissioner"	the Commissioner for the South African Revenue Service;

1.1.28	"Companies Act"	the Companies Act, 71 of 2008;
1.1.29	"Companies Regulations"	the Companies Regulation, 2011, published under the Companies Act;
1.1.30	"Competition Act"	the Competition Act, 89 of 1998;
1.1.31	"Competition Authorities"	the Competition Commission and the Competition Tribunal established in terms of the Competition Act;
1.1.32	"Concentrate"

any treatable product arising from mining operations undertaken in, on or under the Mining Right (or, prior to the Sale Consolidation, those parts of the Signature Date MRs which shall on the grant of the Sale Consolidation constitute the Mining Right), the reprocessing of the Tailings Assets and, in due course, from any mining operations undertaken in, on or under any part of the area subject to the Prospecting Right and/or the Prospecting Right Applications (to the extent that mining rights are granted in respect thereof), including through Concentrating, whereby the Payable Metals (as such term is defined in the Concentrate Agreement), including waste, are treated in the Concentrator Complex or elsewhere;

1.1.33	"Concentrate Agreement"	the sale and toll treatment of concentrate agreement entered into or to be entered into between the Purchaser and the Seller on or about the Signature Date;
1.1.34	"Concentrating"

the mineral processing activities of crushing, milling, grinding, froth flotation and thickening of Ore to produce PGM Concentrate in slurry form. For the avoidance of doubt and without limitation, Concentrating does not include Smelting and Refining Operations;

1.1.35	"Concentrator Complex"	the Concentrating facilities on the Mine Area consisting of the Waterval UG2 Concentrator and the Waterval (Merensky) Retrofit Concentrator and related infrastructure;
1.1.36	"Conditions Precedent"	the conditions precedent referred to in clause 3;
1.1.37	"Consent Date"	in relation to:
1.1.37.1

those Transferring Contracts where the consent of the Seller's counterparty/ies thereto (i) is not required in order for the Seller to cede its rights and/or delegate its obligations thereunder to the Purchaser, means the Delivery Date; or (ii) is required in order for the Seller to cede its rights and/or delegate its obligations thereunder to the Purchaser, means the later of (a) the Delivery Date; and (b) the date on which such consent is effective; and

1.1.37.2

those Transferable Permits where transfer thereof to the Purchaser (in order to be effective) (i) does not require the consent or permission of, or notification to, any Governmental Authority, means the Delivery Date; (ii) requires the consent or permission of any Governmental Authority, means the later of (a) the Delivery Date; and (b) the date on which such consent or permission is effective; or (iii) requires notification to any Governmental Authority, means the later of (a) the Delivery Date; and (b) the date on which such notification is effective;

1.1.38	"Consideration Shares"	SGL Shares allotted and issued to the Seller in terms of this Agreement;
1.1.39	"Contracts"

all contracts, agreements, commitments, obligations, rights, entitlements and arrangements entered into on or before the Effective Date by or on behalf of the Seller, whether written, oral or implied, and which are in force as at the Effective Date;

1.1.40	"Creditors"

all Liabilities of the Seller to all of the trade creditors of the Business as at the Effective Date, including (to the extent still constituting Liabilities of the Seller as at the Effective Date), the Liabilities indicated in Annexe W;

1.1.41	"CSD"	a central securities depository duly licensed as such in terms of the Financial Markets Act, being Strate Limited, registration number 1998/022242/06;
1.1.42	"CSD Rules"	the rules and directives made and issued by a CSD in terms of the Financial Markets Act;
1.1.43	"CSDP"

a central securities depository participant, being a person authorised by a licensed CSD to perform custody and administration services or settlement services or both in terms of the CSD Rules, or as otherwise defined under "participant" in the Financial Markets Act;

1.1.44	"Debtors"	the claims of the Seller against all the trade debtors of the Business as at the Effective Date

(other than claims for Deposits and Prepayments), together with all securities and guarantees, if any, which the Seller has in respect of such claims;
1.1.45	"Deduction"	any deductions or withholdings, including any Tax Deduction;
1.1.46	"Deeds of Cession"	notarial deeds of cession, substantially in the form of the drafts attached as Annexe R and Annexe S;
1.1.47	"Deferred Purchase Price" or "DPP"	has the meaning given to this term in paragraph 3.11 of Annexe K;
1.1.48	"Delivery Date"

without derogating from any of the Purchaser's or SGL's obligations (and Seller's corresponding rights) under this Agreement, the later of (i) the Effective Date; and (ii) discharge of the Initial Upfront Purchase Price in accordance with paragraph 2 of Annexe J;

1.1.49	"Deposits and Prepayments"

all monies paid by the Seller to Creditors under or in relation to Transferring Contracts in pre-payment of accounts due after the Effective Date and all monies deposited with Creditors under or in relation to Transferring Contracts, whether as security or otherwise, repayable to the Seller after the Effective Date;

1.1.50	"Disclosure Letter"

the letter dated the same date as this Agreement from the Seller to the Purchaser disclosing: (i) information constituting exceptions to (and disclosures against) the Seller's Warranties; and (ii) details of or relating to other matters referred to in this Agreement;

1.1.51	"Disclosed Materials"	together, (i) this Agreement; (ii) the Related Transaction Agreements; (iii) the Disclosure Letter; and (iv) each of the documents provided in the VDR;
1.1.52	"Disclosed Matters"	all:
1.1.52.1		matters contained, disclosed or referred to in any of the Disclosed Materials; and
1.1.52.2

matters which would be revealed by making a search (i) of the Government Gazette, in respect of claims under the Restitution of Land Rights Act, 22 of 1994; (ii) on any public register, public records or public files maintained by (a) MPTRO; (b) the Registrar of Deeds, Pretoria;; or (c) the DMR;

1.1.53	"DMR"	the Department of Mineral Resources;
1.1.54	"EA"

any environmental authorisation granted under section 21 of the Environmental Conservation Act, 73 of 1989 (previously called a record of decision), section 24 of NEMA as well as EMPs historically approved in terms of section 39 of the MPRDA, which for purposes of section 12(4) of the National Environmental Management Amendment Act, 62 of 2008, are considered to be environmental authorisations as of 8 December 2014;

1.1.55	"Effective Date"	if the Fulfilment Date falls:
1.1.55.1		before the 20th day of a calendar month, the Effective Date will be the 1st Business Day of the immediately following calendar month; or
1.1.55.2		on or after the 20th day of a calendar month, the Effective Date will be the 1st Business Day of the second immediately following calendar month, or such other date as the Seller and the Purchaser may agree to in writing from time to time;
1.1.56	"Effective Date Accounts"	the balance sheet as at the Effective Time, to be prepared in respect of the Business in accordance with Annexe J;
1.1.57	"Effective Time"	has the meaning given to such term in paragraph 1 of Annexe J;
1.1.58	"EMPs"	the environmental management programmes and plans in respect of mining rights and prospecting rights approved by the Minister;
1.1.59	"Encumbrance"

any pledge, charge, mortgage, security cession (including any out and out security cession), lien, option over, hypothecation, right of pre-emption, right of first refusal, right of title retention over or security interest of any kind or any agreement, arrangement or obligation to create any of the foregoing, and "Encumber"  shall be construed accordingly;

1.1.60	"Environment"	the environment as defined in section 1 of NEMA;
1.1.61	"Environmental Approvals"	all Permits issued by any Environmental Authority pursuant to the Environmental Laws (including EAs), with respect to the Business, including all amendments, variations, modifications or transfers thereof from time to time;
1.1.62	"Environmental Authority"

any legal person or body of persons (including any Governmental Authority) having jurisdiction to determine (whether by delegation or otherwise) any matter arising under Environmental Law and/or relating to the Environment;

1.1.63	"Environmental Claims"

any Liability relating to or arising from the conduct of the Business, including loss, damage or expense of any kind or nature (including fines, penalties, investigation expenses, costs of remedial work, rehabilitation, treatment or clean-up, consequential or incidental damages, personal injury, death and property damage) resulting from a claim, complaint, dispute, investigation or other action from any third party or Governmental Authority (including any Environmental Authority), arising out of or based on the actual or alleged acts or omissions of any person with respect to any:

1.1.63.1		Environmental Approval held or required to be held by or in respect of the Business;
1.1.63.2		actual or alleged violation of any Environmental Law arising from the conduct of the Business or at any premises which are or have been owned, leased or occupied with respect to the Business; or
1.1.63.3

actual or alleged treatment, handling, use, generation, transportation, recycling, storage, disposal or release of a Hazardous Substance or Regulated Material arising from the conduct of the Business or at or on any premises which are or have been owned, leased or occupied with respect to the Business;

1.1.64	"Environmental Laws"

all applicable laws of any relevant jurisdiction in force and binding on or in respect of the conduct of the Business, whose purpose is to protect, or prevent pollution or degradation of the Environment, promote sustainable development practices, protect human health or to regulate emissions, discharges, or releases of Hazardous Substances or Regulated Materials into the Environment, or to regulate the use, treatment, storage, burial, disposal, transport or handling of Hazardous Substances or Regulated Materials;

1.1.65	"Environmental Matters"	matters pertaining to the Environment arising out of the Environmental Laws and/or the Environmental Approvals in relation to the conduct of the Business;
1.1.66	"Excluded Assets"	all of the assets listed in Annexe C;
1.1.67	"Excluded Liabilities"	all of the following Liabilities, but not if they are (i) Liabilities to Creditors; or (ii) Liabilities under Transferring Contracts:
1.1.67.1		Liabilities of the Seller to Transferring Employees under the Anglo Platinum Share Schemes;
1.1.67.2		Liabilities of the Seller for Tax arising or accrued, in respect of any period prior to the Effective Date;
1.1.67.3		Liabilities of the Seller in relation to the Smelting and Refining Operations;
1.1.67.4		Liabilities of the Seller under all Retained Contracts; and
1.1.67.5		Liabilities of the Seller in relation to the PSA Business;
1.1.68	"Final Settlement Date"	has the meaning given to this term in in paragraph 3.9 of Annexe K;
1.1.69	"Financial Markets Act"	the Financial Markets Act, 19 of 2012;
1.1.70	"Financing Contracts"

all loan, other financing and security Contracts (if any) entered into by the Seller in terms of which the Seller borrows money from or incurs indebtedness to financial institutions and/or treasury companies which are members of the Seller's Group, but excluding all asset financing and funding arrangements (including finance and operating leases and credit agreements) for any of the Sale Assets;

1.1.71	"Fulfilment Date"

when all of the Conditions Precedent have been fulfilled or waived or treated as such as envisaged in clause 3.6 (as the case may be), the date on which the last of the Conditions Precedent was fulfilled or waived or treated as such as envisaged in clause 3.6 (as the case may be);

1.1.72	"Governmental Authority"	any government or governmental (national, provincial, regional, district, municipal or local), administrative, regulatory, fiscal or judicial authority, agency, body, court, department, commission, tribunal, registry or any state-owned, state-controlled or legislatively constituted authority, agency or commission which principally performs public, governmental or regulatory functions, including the DMR;

1.1.73	"Gross Consideration"	has the meaning given to this term in clause 7;
1.1.74	"Group"	in relation to each Party, means the Party and all its subsidiaries and holding companies, as well as all subsidiaries of such holding companies, in each case from time to time;
1.1.75	"Hazardous Substances"

a natural or artificial substance, organism, preparation or article which (alone or combined with another substance, organism, preparation or article) is or may be harmful to the Environment or a living organism, or which is prohibited or restricted under Environmental Law (including asbestos, lead and waste);

1.1.76	"HDSA"	has the meaning given to this term in the Amendment of the Broad-Based Socio-Economic Empowerment Charter for the South African Mining Industry, September 2010;
1.1.77	"Health and Safety Claims"

any Liability relating to or arising from the conduct of the Business, where the cause of action for such liability or obligation arises from any Health and Safety Laws (including any Permits held or required to be held under such Health and Safety Laws);

1.1.78	"Health and Safety Laws"	all applicable health and safety laws, including but not limited to the Mine Health and Safety Act, 29 of 1996, the Occupational Health and Safety Act, 85 of 1993 and the common law;
1.1.79	"Health and Safety Matters"	matters pertaining to health and safety arising out of the Health and Safety Laws;
1.1.80	"Hex River IWUL"

once granted, the water use licence application submitted to the Department of Water and Sanitation, in terms of section 40 of the NWA on 4 December 2012 and which has been assigned file number 16/2/7/A210/C5, together with all submissions that have been made in respect of this application, which seeks to authorise the undermining of the Hex River at Bathopele Mine, including all amendments, variations or modifications thereof from time to time;

1.1.81	"Hoedspruit Tailings Lease"

the lease agreement between the Seller and the Minister of Land Affairs in her capacity as the trustee for the Co-Owners of the remaining extent of the Farm Hoedspruit 298 JQ North West Province, signed on 28 January 2005 and included as document number 2.5.4.2.108.2.1 in the VDR;

1.1.82	"Hospital Lease Agreement"	the lease agreement entered into or to be entered into between the Purchaser and Platmed, relating to the lease by Platmed of the Bleskop Hospital (situated on Non-Retained Land) from the Purchaser;
1.1.83	"IFRS"	International Financial Reporting Standards as issued by the Board of the International Accounting Standards Committee from time to time;
1.1.84	"Immediately Operative Provisions"	has the meaning given to this term in clause 3.1;
1.1.85	"Immovable Properties"	collectively, the immovable properties listed in Annexe D and the immovable improvements located thereon;
1.1.86	"Income Tax Act"	the Income Tax Act, 58 of 1962;
1.1.87	"Independent Accountants"

(i) a firm of accountants agreed by the Parties in writing; or (ii) (in the absence of the agreement referred to in (i) within the period referred to in paragraph 3.5.5 of Annexe J or paragraph 2.11 of Annexe K (as relevant)), a firm of accountants agreed by the Chairmen of the boards of directors of each of the Purchaser and the Seller in writing, after a referral to them by either the Purchaser or the Seller within the period referred to in paragraph 3.5.5 of Annexe J or paragraph 2.11 of Annexe K (as relevant); or (iii) (in the absence of the agreement referred to in (ii) within the 3 Business Days after the end of the period referred to in paragraph 3.5.5 of Annexe J or paragraph 2.11 of Annexe K (as relevant)), the following accounting firms, in the following order of preference if they are unwilling to act or if an actual conflict of interest exists that would impair their ability to impartially determine any matter required to be determined by them under this Agreement: (a) PwC; (b) KPMG; (c) EY; (d) Deloitte or (e) a firm of independent accountants nominated by the President for the time being of the South African Institute of Chartered Accountants, or any successor body (or any person for the time being performing the functions of that official), on the application of either the Seller or the Purchaser;
1.1.88	"Initial Upfront Purchase Price"	has the meaning given to this term in paragraph 2.2 of Annexe J;
1.1.89	"Insolvency Act"	the Insolvency Act, 24 of 1936;
1.1.90	"Insurable Event"	has the meaning given to this term in clause 25.2;
1.1.91	"Interim Period"	the period between the Signature Date and the Effective Date (both days inclusive);
1.1.92	"JSE"	the securities exchange licensed in terms of the Financial Markets Act, owned and operated by JSE Limited, registration number 2005/022939/06;
1.1.93	"JSE Listings Requirements"	the listings requirements of the JSE issued pursuant to the provisions of the Financial Markets Act;
1.1.94	"Labour Relations Act"	the Labour Relations Act, 66 of 1995;
1.1.95	"Leased Properties"	land used or occupied by the Seller as at the Effective Date in relation to the Business and the immovable improvements located thereon which:
1.1.95.1		is located on the Mine Area and forms part of the Non-Retained Land; or
1.1.95.2		is not located on the Mine Area and is listed in Annexe Q,
excluding the Immovable Properties;
1.1.96	"Legal Opinion"	an opinion, issued by the law firm Edward Nathan Sonnenbergs Inc. trading as ENSafrica, according to the form indicated in Annexe T;
1.1.97	"Liability"

any liability or obligation (whether deriving from contract, common law, statute or otherwise, whether known or unknown, whether asserted or unasserted, whether actual or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due and whether owed or incurred severally or jointly or as principal or surety);

1.1.98	"Losses"	all losses, Liabilities, costs (including legal costs and experts' and consultants' fees), charges, expenses and damages (for the avoidance of doubt and on a non-exclusive basis, whether special, general, consequential, direct or indirect);
1.1.99	"Main IWUL"

the integrated water use licence issued by the erstwhile Department of Water Affairs, in terms of section 40 of the NWA, to the Seller dated 6 March 2012 under licence number 03/A22H/ACGIJ/926 and file number 16/2/7/A210/C5, together with all programmes and plans attached thereto (including Integrated Water and Waste Management Programmes and Rehabilitation Strategies and Implementation Plans) including all amendments, variations or modifications thereof from time to time;

1.1.100	"Management Presentation"	the presentation by the management of the Mines relating to the Business given at the Mines on 11 to 13 March 2015, a copy of which is included as document 2.6.3.1 in the VDR;
1.1.101	"Material Transferring Contracts"	the Transferring Contracts listed in Annexe A;
1.1.102	"Medical Services Agreement"	the medical services agreement entered into or to be entered into between the Purchaser and Platmed, relating to the provision by Platmed of medical and healthcare services to the Purchaser;
1.1.103	"Mine Area"	the area of land covered by the Mining Right, as indicated in Annexe P;
1.1.104	"Mines"

together, the mines situated on the Mine Area, known as "Khuseleka 1 and 2" mine shafts, "Thembelani 1 and 2" mine shafts, "Khomanani 1 and 2" mine shafts, "Bathopele mine", "Siphumelele 1, 2 and 3" mine shafts and "Old Central Deep" mine shaft, and in respect of which the Seller holds (as at the Signature Date) the Signature Date MRs and will hold (as at the Effective Date) the Mining Right;

1.1.105	"Mining Information"

all information owned by the Seller and in its possession or under its control to the extent it relates to the Business as at the Effective Date, regarding mining Platinum Group Metals under the Mining Right (or, prior to the Sale Consolidation, those parts of the Signature Date MRs which shall on the grant of the Sale Consolidation constitute the Mining Right), including all surveys, maps, mosaics, aerial photographs, electromagnetic tapes, electromagnetic or optical disks, sketches, drawings, memoranda, drill cores, logs of such drill cores, geophysical, geological or drill maps, sampling and assay reports, environmental reports, notes and other relevant similar or related information and data in whatever form;
1.1.106	"Mining Right"

after the Sale Consolidation, means the consolidated mining right arising from the Sale Consolidation, including its associated EMP, social and labour plan and mining work programme, including all amendments, variations or modifications thereof from time to time;

1.1.107	"Mining Titles Act"	the Mining Titles Registration Act, 16 of 1967;
1.1.108	"Minister"	the Minister of Mineral Resources of South Africa;
1.1.109	"Motor Vehicles"	the motor vehicles owned by the Seller and used exclusively or non-exclusively, but predominantly, in the conduct of the Business as at the Effective Date;
1.1.110	"MPRDA"	the Mineral and Petroleum Resources Development Act, 28 of 2002;
1.1.111	"MPTRO"	the Mineral and Petroleum Titles Registration Office;
1.1.112	"NEMA"	the National Environmental Management Act, 107 of 1998;
1.1.113	"Non-Retained Land"	all land indicated as such in Annexe N;
1.1.114	"Non-Transferable Permits"	all Permits other than the Transferable Permits;
1.1.115	"NWA"	the National Water Act, 36 of 1998;
1.1.116	"Ore"

that part of the mineralised horizons that can be economically extracted.  It includes amounts of non-mineralised material that are in direct contact with the mineralised portion (reef) and which must of necessity, due to the mining method, also be removed in order to win the mineralisation;

1.1.117	"Parties"	the parties to this Agreement, being the Seller, the Purchaser and SGL; and "Party" is reference to each or any one of them (as the context requires);
1.1.118	"Permits"

all permits, authorisations, exemptions, permissions, licences and/or entitlements (other than the Mining Right, the Prospecting Right, the Surface Rights Permits and the Main IWUL) issued by any Governmental Authority, as at the Effective Date, held by the Seller and used exclusively in the conduct of the Business as at the Effective Date, including (as at the Signature Date) those included in Annexe F and the Hex River IWUL;
1.1.119	"Plant and Equipment"

all moveable tangible (i) assets and infrastructure; and (ii) fixtures, fittings, office equipment, machinery, furniture, appurtenances, spares and consumables owned by the Seller and used exclusively or non-exclusively, but predominantly, in the conduct of the Business as at the Effective Date;

1.1.120	"Platinum Group Metals" or "PGMs"

platinum, palladium, rhodium, ruthenium and iridium and the metals and minerals mineralogically associated therewith, including gold, copper, nickel and cobalt, together with any such metals and minerals which may be extracted from the normal mining of the first mentioned minerals;

1.1.121	"Platmed"	Platmed Proprietary Limited, registration number 1996/016428/07, a private company incorporated in accordance with the laws of South Africa;
1.1.122	"Prime Rate"

the publicly quoted basic rate of interest per annum at which The Standard Bank of South Africa Limited lends on overdraft, compounded monthly in arrears and calculated on a 365 day year factor irrespective of whether the year is a leap year or not. A certificate purporting to be signed by any branch manager of such bank, whose appointment and designation need not be proved, setting out the prime rate from time to time shall constitute prima facie proof of the rate in question;

1.1.123	"Prospecting Information"

all information owned by the Seller and in its possession or under its control to the extent it relates to the Business as at the Effective Date, regarding prospecting for Platinum Group Metals under the Prospecting Right, including all surveys, maps, mosaics, aerial photographs, electromagnetic tapes, electromagnetic or optical disks, sketches, drawings, memoranda, drill cores, logs of such drill cores, geophysical, geological or drill maps, sampling and assay reports, environmental reports, notes and other relevant similar or related information and data in whatever form;

1.1.124	"Prospecting Right"	prospecting right (with reference NW 1263 PR), converted under Item 6 Schedule II of the MPRDA,

held by the Seller in respect of platinum, palladium, rhodium, osmium, iridium, ruthenium, gold, silver, copper and nickel, including its associated EMP and prospecting work programme, including all amendments, variations or modifications thereof from time to time;

1.1.125	"Prospecting Right Applications"	collectively, and in each case as amended from time to time:
1.1.125.1		prospecting right application, by the Seller on 13 April 2015 over a Portion of Portion 170 of the farm Paardekraal 279 JQ, including its associated EMP and prospecting work programme; and
1.1.125.2		prospecting right application, by the Seller on 13 April 2015 over Portion 53 of the farm Waterval 306 JQ, including its associated EMP and prospecting work programme;
1.1.126	"the Proviso"

in each instance that it applies, the proviso will be that a maximum number of Consideration Shares may be allotted and issued to the Seller as will, together with all other SGL Shares held by the Seller immediately after the issue and allotment of Consideration Shares, represent the lesser of (i) 30%, or (ii) 5% less than any prescribed percentage for mandatory offers under the Companies Act from time to time, of SGL's total issued ordinary shares, unless the Seller (acting reasonably) has confirmed to the Purchaser in writing and in relation to the relevant allotment and issue, that any applicable Whitewash Resolution is valid and enforceable;

1.1.127	"PSA Business"

the Kroondal and Marikana pooling and sharing arrangements, which the Seller has entered into with Aquarius Platinum, and all related arrangements, as well as the businesses conducted pursuant to such arrangements and all of the Seller's rights, interests and Liabilities in relation thereto and in respect thereof;

1.1.128	"PSA Consolidation"

the application lodged by the Seller on 2 June 2015 under section 102 of the MPRDA to amend the mining area under MR 80 by extending it to incorporate those portions of MR 80, MR 81, MR 83 and MR 86 which are subject to the PSA Business, together with consequential amendments to the relevant mining work programs;

1.1.129	"PSA Rail Agreement"

the rail transportation services agreement entered into or to be entered into between the Seller (on the one hand) and Aquarius Platinum and the Seller (on the other hand, and as parties to the PSA Business) relating to the provision of rail transportation services to the PSA Business;

1.1.130	"PSA Services Agreement"

the services agreement entered into or to be entered into between the Seller (on the one hand) and Aquarius Platinum and the Seller (on the other hand, and as parties to the PSA Business) relating to the provision of, inter alia, potable water, grey water treatment services and electricity supply to the PSA Business and reciprocal rights of access;

1.1.131	"Purchase Price"	the purchase price contemplated in clause 8.1;
1.1.132	"Purchaser"	Sibanye Rustenburg Platinum Mines Proprietary Limited, registration number 2015/305479/07, a private company incorporated in accordance with the laws of South Africa;
1.1.133	"Purchaser's Accountants"	KPMG, or such other accountants of the Purchaser as may from time to time be specified by notice in writing by the Purchaser to the Seller;
1.1.134	"Purchaser's Bank Account"

the South African, Rand denominated bank account in the name of the Purchaser, specified by the Purchaser to the Seller in writing from time to time, provided that no such notice may be given less than 20 days before any payment  is payable by the Seller to the Purchaser under this Agreement, and subject in each instance to the Purchaser providing such evidence as may be reasonably requested by the Seller to confirm that the bank account details or changed bank account details are the Purchaser's and to confirm that any change has been authorised by the Purchaser;

1.1.135	"Purchaser DMR Guarantees"	the guarantees (and any back to back guarantees or related indemnities) to be provided by or on behalf of the Purchaser to the DMR in terms of clause 11.5;
1.1.136	"Railway Assets"

the railway line, part of which runs over the Mine Area, used in the conduct of the Business and all moveable tangible equipment, spares and infrastructure comprising and used on such railway line, owned by the Seller and as constituted at the Effective Date;

1.1.137	"Regulated Material"	any substance or product that is listed, classified or regulated pursuant to any Environmental Law;
1.1.138	"Rehabilitation Costs"	the costs of and incidental to:
1.1.138.1

in relation to the Business (including the Mining Right (and, prior to the Sale Consolidation, those parts of the Signature Date MRs which shall on the grant of the Sale Consolidation constitute the Mining Right), the Prospecting Right and any prospecting rights which may be granted pursuant to the Prospecting Right Applications), the restoration, anti-pollution measures, anti-flooding measures, making safe, rehabilitation, compliance with the terms of any rehabilitation plans and/or programmes and/or closure plans approved by the DMR including in respect of the EMPs;

1.1.138.2		compliance with all Environmental Laws relating to the Business;
1.1.138.3		compliance with all Health and Safety Laws relating to the Business;
1.1.138.4		compliance with all lawful directives of the relevant Governmental Authorities; and
1.1.138.5

compliance with the terms of the Mining Right (and, prior to the Sale Consolidation, those parts of the Signature Date MRs which shall on the grant of the Sale Consolidation constitute the Mining Right), the Prospecting Right and any prospecting rights which may be granted pursuant to the Prospecting Right Applications;

1.1.139	"Rehabilitation Liability"

the full extent of the Liability (incurred prior to and/or after the Effective Date) in respect of environmental rehabilitation relating to or arising from the conduct of the Business arising out of the Environmental Laws and/or Health and Safety Laws or in respect of Environmental Matters and/or Health and Safety Matters and/or arising out of any other law, including:

1.1.139.1

Liabilities (a) in respect of remediation, decommissioning and restoration in relation to damage to, pollution, contamination or degradation of the Environment and (b) arising out of any EMPs (as contemplated in section 39 of the MPRDA, at the time of approval of such EMPs) and any Environmental Approvals applicable to the Business; and
1.1.139.2		Rehabilitation Costs;
1.1.140	"Related Transaction Agreements"

the Concentrate Agreement, the Use and Access Agreement, the Medical Services Agreement, the Hospital Lease Agreement, the PSA Services Agreement, the PSA Rail Services Agreement, the Retained Rail Services Agreement and the SGL Guarantee;

1.1.141	"Retained Contracts"	all Contracts which are not Transferring Contracts;
1.1.142	"Retained Land"	all land indicated as such in Annexe N;
1.1.143	"Retained Rail Services Agreement"	the rail transportation services agreement entered into or to be entered into between the Seller and the Purchaser relating to the provision of rail transportation services to the Seller;
1.1.144	"Revolving Facility Agreement"	the US$ 350,000,000.00 revolving facility agreement dated 24 August 2015 entered into between, inter alia, SGL as the original borrower and the Revolving Facility Lenders;
1.1.145	"Revolving Facility Lenders"	Bank of America Merrill Lynch International Limited and HSBC Bank plc as the lead arrangers and facility agents under the Revolving Facility Agreement;
1.1.146	"RPM Rustenburg Section Guarantees"

the guarantees provided by any banks or other financial institutions, the Seller or any other member of the Anglo American Platinum Group (on behalf of the Seller and/or the Business) to the DMR (and any back to back guarantees or indemnities provided in relation thereto) in respect of the Rehabilitation Liability;

1.1.147	"Rustenburg Refining Complex"	together:
1.1.147.1

the Rustenburg Base Metals Refinery (RBMR), being the hydro-metallurgical facility that treats converter matte to produce a final PGM concentrate for further refinement at the PMR (referred to below), and base metal products and concentrates, including nickel, copper, and cobalt sulphate, and sodium sulphate as well as all plant and equipment associated with the refining operations and all associated utilities and infrastructure; and
1.1.147.2

the Precious Metals Refinery (PMR), being the facility that treats and refines final PGM concentrate and other PGM sources to produce refined platinum, palladium, rhodium, ruthenium, iridium, semi refined gold and other products as well as all plant and equipment associated with the refining operations and all associated utilities and infrastructure;

1.1.148	"Rustenburg Section"

the operating division of the Seller which is known as the "Rustenburg Section", but excluding the PSA Business.  For the avoidance of doubt and without limitation, it is recorded that the hospital, pharmacy, healthcare, mobile healthcare, medical and related services conducted at the Bleskop Hospital and/or otherwise provided to, inter alia, the Business, do not form part of Rustenburg Section;

1.1.149	"Sale Assets"	the following assets:
1.1.149.1		the Cash;
1.1.149.2		the Deposits and Pre-Payments;
1.1.149.3		the Transferring Contracts;
1.1.149.4		the Main IWUL, but strictly only to the extent indicated in clause 10.3.14.2;
1.1.149.5		the Mining Information;
1.1.149.6		the Prospecting Information;
1.1.149.7		the Mining Right;
1.1.149.8		the Prospecting Right;
1.1.149.9		the Prospecting Right Applications;
1.1.149.10		the Immovable Properties;
1.1.149.11		the Motor Vehicles;
1.1.149.12		the Business Sale Concentrate;

1.1.149.13		the Surface Lease, but only if this has been entered into before the Effective Date;
1.1.149.14		the Stores and Consumables;
1.1.149.15		the Debtors;
1.1.149.16		the Tailings Assets;
1.1.149.17		the Railway Assets;
1.1.149.18		the Transferable Permits (subject to clause 11.4);
1.1.149.19		the Transferable SRPs;
1.1.149.20		the Plant and Equipment; and
1.1.149.21		all other movable, corporeal assets owned by the Seller, forming part of and/or used, exclusively or non-exclusively, but predominantly, in the conduct of the Business as at the Effective Date, but excluding the Excluded Assets;
1.1.150	"Sale Consolidation"

the application lodged by the Seller on 2 June 2015 under section 102 of the MPRDA to amend the mining area under MR 82 by extending it to incorporate those portions of MR 80, MR 81, MR 83 and MR 86 which are not subject to the PSA Business, as well as the areas covered by MR 43, MR 79, MR 84 and MR 85 into one mining right (being the Mining Right), together with consequential amendments to the relevant mining work programs;

1.1.151	"Sale Transaction"	the sale of the Sale Assets and the assumption of the Assumed Liabilities, in terms of this Agreement;
1.1.152	"Securities Act"	the US Securities Act of 1933;
1.1.153	"Seller"	Rustenburg Platinum Mines Limited, registration number 1931/003380/06, a public company incorporated in accordance with the laws of South Africa;
1.1.154	"Seller's Accountants"	Deloitte, or such other accountants of the Seller as may from time to time be specified by notice in writing by the Seller to the Purchaser;
1.1.155	"Seller's Bank Account"	the South African, Rand denominated bank account in the name of the Seller, specified by the

Seller to the Purchaser in writing from time to time, provided that no such notice may be given less than 20 days before any payment is payable by the Purchaser to the Seller under this Agreement, and subject in each instance to the Seller providing such evidence as may be reasonably requested by the Purchaser to confirm that the bank account details or changed bank account details are the Seller's and to confirm that any change has been authorised by the Seller;

1.1.156	"Seller's Warranties"	has the meaning given to this term in clause 18.1;
1.1.157	"Senior Employee"	a Transferring Employee employed on any of Patterson Grade E3, E4 or E Upper;
1.1.158	"Senior Facility Agreement"

the ZAR 4,000,000,000.00 amended and restated term and revolving credit facilities agreement dated 24 April 2015 entered into amongst, inter alia, SGL as the original borrower and the Senior Facility Lenders;

1.1.159	"Senior Facility Lenders"

the Bank of China Limited, Johannesburg branch, FirstRand Bank Limited (acting through its Rand Merchant Bank division) and Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions), as the lead arrangers and facility agents under the Senior Facility Agreement;

1.1.160	"Settlement Date"	has the meaning given to this term in in paragraph 3.4.1.3 of Annexe K;
1.1.161	"SGL"	Sibanye Gold Limited, registration number 2002/031431/06, a public company incorporated in accordance with the laws of South Africa;
1.1.162	"SGL Guarantee"	the guarantee agreement entered into or to be entered into between SGL and the Seller on or about the Signature Date;
1.1.163	"SGL Shares"

no par value ordinary shares in the issued share capital of SGL, listed on the JSE and each ranking pari passu with all other ordinary shares in the issued share capital of SGL.  For the avoidance of doubt, references to the SGL Shares include references – changed as necessary –to such shares as they may be consolidated and sub-divided from time to time;

1.1.164	"Signature Date"	when this Agreement has been signed by all Parties, the date on which it was signed by the Party signing last in time;
1.1.165	"Signature Date Employee"	the employees of the Business identified in Annexe E1;
1.1.166	"Signature Date MRs"	prior to the Sale Consolidation and the PSA Consolidation, means collectively, and in each case as amended from time to time:
1.1.166.1

mining right (with reference NW30/5/1/2/2/43 MR), held by the Seller in respect of platinum group metals i.e. platinum, palladium, rhodium, iridium, osmium and ruthenium in the Merensky and UG 2 Reefs, together with metals and minerals found in mineralogical association therewith, including but not limited to chrome, gold, silver, copper, nickel and cobalt together with any such metals and minerals which will be extracted out of necessity and convenience during the mining of the platinum group metals ("MR 43");

1.1.166.2

mining right (with reference NW30/5/1/2/2/79MR), converted under Item 7 of Schedule II of the MPRDA, held by the Seller in respect of platinum group metals and associated minerals (precious metals), chrome, cobalt, nickel, silver, gold and copper on the UG2 and Merensky reefs ("MR 79");

1.1.166.3

mining right (with reference NW30/5/1/2/2/80 MR), converted under Item 7 of Schedule II of the MPRDA, held by the Seller in respect of platinum group metals (i.e. platinum, palladium, rhodium, iridium, osmium and ruthenium, together with metals and minerals found in mineralogical association therewith, including but not limited to chrome, gold, silver, copper, nickel and cobalt together with any such other metals and minerals which may be extracted in the normal mining of the minerals ("MR 80");

1.1.166.4		mining right (with reference NW30/5/1/2/2/81 MR), converted under Item 7 of Schedule II of the MPRDA, held by the Seller in respect of platinum group metals and associated minerals (precious metals) and chrome, cobalt, nickel, silver, gold and copper on UG2 and the Merensky reefs ("MR 81");
1.1.166.5

mining right (with reference NW30/5/1/2/2/82 MR), converted under Item 7 Schedule II of the MPRDA, held by the Seller in respect of precious metals and base minerals including platinum, chrome, rhodium, ruthenium, gold, iridium, and osmium as precious metals as well as copper and nickel as base metals ("MR 82");

1.1.166.6	mining right (with reference NW30/5/1/2/2/83 MR), converted under Item 7 Schedule II of the MPRDA, held by the Seller in respect of platinum group metals, precious and base minerals ("MR 83");
1.1.166.7	mining right (with reference NW30/5/1/2/2/84 MR), converted under Item 7 Schedule II of the MPRDA, held by the Seller in respect of platinum group metals, precious and base minerals ("MR 84");
1.1.166.8

mining right (with reference NW30/5/1/2/2/85 MR), converted under Item 7 Schedule II of the MPRDA, held by the Seller in respect of platinum group metals including platinum, palladium, rhodium, iridium, ruthenium and osmium, together with all other metals and minerals found in mineralogical association therewith, including but not limited to, chrome, gold, silver, copper, nickel and cobalt, together with any such other metals and minerals which have to be mined out of necessity and convenience together with the platinum group metals in the UG 2 and Merensky Reefs ("MR 85"); and

1.1.166.9

mining right (with reference NW30/5/1/2/2/86 MR), converted under Item 7 Schedule II of the MPRDA, held by the Seller in respect of platinum group metals and associated minerals (precious metals) as well as chrome, cobalt, nickel, silver, gold and copper on the UG2 and Merensky reefs ("MR 86"), including their associated EMPs, mining work programmes and social and labour plans, including all amendments, variations or modifications thereof from time to time;
1.1.167	"Smelting and Refining Operations"

the activities of treating and extracting metals from PGM Concentrate by smelting and refining metals using downstream processing activities conducted by the Rustenburg Section, including at the Waterval Smelter Complex and at the Rustenburg Refining Complex;

1.1.168	"South Africa"	the Republic of South Africa;
1.1.169	"Special Purpose Accounts"	the special purpose information for Rustenburg Section for the financial period ended on the Special Purpose Accounts Date, made available as document 2.2.2.3 in the VDR;
1.1.170	"Special Purpose Accounts Date"	31 December 2014;
1.1.171	"Stores and Consumables"

all stores and consumables owned by the Seller and located in the Rustenburg and concentrator store facilities (i.e. excluding all the stores and consumables located at the Seller's Western Limb Distribution Centre), and used exclusively in respect of the Business, as at the Effective Date, including operating supplies, machinery spares and other spares, stores and consumables;

1.1.172	"Surface Lease"	the lease agreement to be entered into between or on behalf of the Bafokeng Nation (as lessor) and:
1.1.172.1		if entered into before the Effective Date, the Seller (as lessee); or
1.1.172.2		if entered into after the Effective Date, the Purchaser (as lessee), in respect of the lease of a certain portion of the Bafokeng Land (but excluding the land forming the subject matter of the Hoedspruit Tailings Lease);
1.1.173	"Surface Rights Permits"	the surface right permits listed in Annexe G;
1.1.174	"Surviving Provisions"	the provisions of clauses 1, 3, 8.3, 21, 22, 32, 33, 34, 35, 36 and 37;
1.1.175	"Table"

the table included in Annexe X, as (i) amended by the Seller and notified to the Purchaser in terms of clause 15.8; or (ii) as otherwise amended by the Parties from time to time in writing.  To the extent that any period extends beyond the end dates stipulated in the Table, the Table will be extended, using the annual totals specified in the relevant line items indicated, split between the relevant months in the same ratio as that used for the 2017 month entries.  If the Table is amended during any relevant period, as envisaged in this clause 1.1.175, then any calculations in respect thereof will be conducted, for the relevant months within such period, with reference to the ruling Table from time to time;

1.1.176	"Tailings Assets"

the tailings dams of the Business as constituted at the Effective Date (known as Klipfontein, Hoedspruit, Paardekraal complex (PK 1- 5), Waterval East and Waterval West) and identified on the map attached as Annexe L, which tailings dams have been established pursuant to the mining and processing operations of the Seller in conducting the Business, and which the Seller has always intended to be and remain movable assets which have not, in the Seller's view, acceded to the immovable properties where they are located;

1.1.177	"Taxation" or "Tax"

all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, asset values, turnover, added value, employment or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions (including, without limitation, any royalty contemplated in terms of section 25(2)(g) of the MPRDA and payable under in terms of the Mineral and Petroleum Resources Royalty Act, 28 of 2008), and any and all duties, contributions, rates and levies (including all employee and payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs, additional tax and interest relating thereto;

1.1.178	"Tax Deduction"	a deduction or withholding for or on account of Tax from a payment under this Agreement, where the obligation to pay the Tax arises as a direct result of that payment;
1.1.179	"Trading Day"	any day that is a trading day on the JSE and does not include a day on which trading on the JSE is scheduled to close prior to its regular weekday closing time;
1.1.180	"Transferable Permits"	those Permits which are (expressly in accordance with their terms or the provisions of the relevant laws under which they are issued) capable of transfer to the Purchaser, whether or not such transfer (in order to be effective) requires the consent or permission of, or notification to, any Governmental Authority;

1.1.181	"Transferable SRPs"	those Surface Rights Permits which are not (in accordance with their terms or otherwise at law) incapable of transfer to the Purchaser;
1.1.182	"Transferring Attorneys"	Webber Wentzel;
1.1.183	"Transferring Contracts"

all Contracts relating (in so far as the Seller's participation therein is concerned) exclusively to the Business, including (to the extent in force at the Effective Date) the Material Transferring Contracts, the Contracts listed in Annexe B1 and the Contracts referred to in clause 11.3.9.2.1, provided that, in relation to Contracts for the use or occupation of land, Contracts will only be Transferring Contracts if they relate exclusively to land forming part of (i) any Immovable Properties; or (ii) any Leased Properties, but excluding:

1.1.183.1		this Agreement;
1.1.183.2		the Concentrate Agreement, the Use and Access Agreement, the SGL Guarantee and the Retained Rail Services Agreement;
1.1.183.3		the Surface Lease;
1.1.183.4		the Financing Contracts;
1.1.183.5		all Contracts for the provision of services to the Business by any member of the Seller's Group; and
1.1.183.6		the Contracts listed in Annexe B2 or referred to in clause 11.3.9.2.2 ("Excluded Contracts").

For the avoidance of doubt, any Contract entered into by or on behalf of the Seller which relates (in so far as the Seller's participation therein is concerned) partially to the Business and partially to any other business operation/s of the Seller (including any part of (i) any of the Smelting and Refining Operations; (ii) the PSA Business; and (iii) other mining, concentrating and processing businesses of the Seller) are not Transferring Contracts;

1.1.184	"Transferring Employees"

(i) the Signature Date Employees; and (ii) every other person (if any) employed by the Seller in or in relation to the Business after the Signature Date, in each case, to the extent still employed by the Seller in or in relation to the Business on the Effective Date;

1.1.185	"Use and Access Agreement"

the use and access agreement entered into or to be entered into between the Purchaser and the Seller on or about the Signature Date, which agreement will regulate: (i) the Seller's rights of access to the Mines and the Purchaser's rights of access to the Waterval Smelter Complex and the Rustenburg Refining Complex and related matters; and (ii) generally, the on-going working relationship between the Purchaser and the Seller in the context of the Seller's continued operation of the Smelting and Refining Operations and the Purchaser's operation of the Business, after the Effective Date;

1.1.186	"VAT"	value-added tax in terms of the VAT Act;
1.1.187	"VAT Act"	Value Added Tax Act, 89 of 1991;
1.1.188	"VDR"

the virtual data room set up by the Seller, containing (inter alia) certain documents and information relating to the Business, made available by the Seller online at https://services.intralinks.com with the project name Condor and provided to the Purchaser in electronic format on the Signature Date, an index of the contents of which are listed in Schedule 1 to the Disclosure Letter;

1.1.189	"Waterval Smelter Complex"

the metallurgical facility that smelts flotation Concentrate and any other PGM sources received to produce furnace matte, and subsequently converts this furnace matte, furnace matte received from other smelting operations and any other PGM sources, into converter matte.  The facility includes all plant and equipment associated with smelting, converting, environmental abatement and compliance, by-product production and energy recovery, as well as all associated utilities and infrastructure contained within the area demarcated on the map attached as Annexe I; and

1.1.190	"Whitewash Resolution"

a validly passed resolution of the ordinary shareholders (or independent ordinary shareholders, to the extent applicable) of SGL expressly and irrevocably waiving any requirement for the Seller (or any person acting in concert with

it) to make a mandatory offer to acquire any remaing securities in SGL in terms of the Companies Act (including section 123) and the Companies Regulations.

1.2In this Agreement:

1.2.1	headings to the clauses of this Agreement are inserted for reference purposes only and shall not govern or affect the meaning or interpretation thereof;
1.2.2	references to a statutory provision include any subordinate legislation made from time to time under that provision and include that provision as modified or re-enacted from time to time;
1.2.3

words importing the masculine gender include the feminine and neuter genders and vice versa in relation to each such word; the singular includes the plural and vice versa;  and natural persons include artificial persons and vice versa;

1.2.4

references to a "person"  include a natural person, company, close corporation or any other juristic person or other corporate entity, a charity, trust, partnership, joint venture, syndicate, or any other association of persons;

1.2.5

references to a "subsidiary"  or a "holding company"  shall be references to a subsidiary or holding company as defined in the Companies Act (and shall include, for the avoidance of doubt, direct and indirect subsidiaries and direct and indirect holding companies), save that the interpretation and application of these definitions in the Companies Act shall not be limited to South African companies;

1.2.6

any reference to a document, agreement or instrument includes the document, agreement or instrument as ceded, delegated, novated, altered, supplemented, rectified, reinstated or replaced from time to time in accordance with its terms;

1.2.7

if a definition imposes substantive rights and obligations on a Party, such rights and obligations shall be given effect to and shall be enforceable, notwithstanding that they are contained in a definition;

1.2.8	any definition, wherever it appears in this Agreement, shall bear the same meaning and apply throughout this Agreement unless otherwise stated or inconsistent with the context in which it appears;
1.2.9

if there is any conflict between any definitions in this Agreement then, for purposes of interpreting any clause of the Agreement or paragraph of any Annexe, the definition appearing in that clause or paragraph shall prevail over any other conflicting definition elsewhere in the Agreement;

1.2.10

any reference to "law" means law, legislation, statutes, regulations, ordinances, treaties, protocols, codes, standards, rules, by-laws, directives, orders, guidelines, notices, promulgations, requirements, orders, judgments, injunctions, awards and other decrees of any Governmental Authority, which have force of law or which it would be an offence not to obey, and the common law, as amended, replaced, re-enacted, restated or re-interpreted from time to time and any reference to any law, statute, regulation or other legislation shall be a reference to any regulations and subordinate legislation promulgated thereunder (and to the extent not otherwise included in the foregoing, "law" will include the Amendment of the Broad-Based

Socio-Economic Empowerment Charter for the South African Mining Industry, September 2010 and the Codes of Good Practice for the Minerals Industry published on 29 April 2009);
1.2.11

where any number of days is prescribed, those days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which event the last day shall be the next succeeding Business Day;

1.2.12

any provision in this Agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this Agreement shall, as to such jurisdiction and to the extent of such illegality, invalidity or unenforceability, be ineffective and be treated as having not been written (ie pro non scripto) and severed from the balance of this Agreement, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction;

1.2.13	unless otherwise expressly so stated herein, no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement;
1.2.14

the use of any expression covering a process available under South African law (including, for example, a winding-up) shall, if any of the Parties is subject to the law of any other jurisdiction, be interpreted in relation to that Party as including any equivalent or analogous proceeding under the law of such other jurisdiction;

1.2.15	references to any amount shall mean that amount exclusive of VAT, unless the amount expressly includes VAT; and
1.2.16

the rule of construction that if general words or terms are used in association with specific words or terms which are a species of a particular genus or class, the meaning of the general words or terms shall be restricted to that same class (ie the eiusdem generis rule) shall not apply, and whenever (notwithstanding that in some instances this may have been specifically provided for, but not in others) the words "including", "include" or "includes" are used followed by specific examples, such examples shall not be interpreted so as to limit the meaning of any word or term to the same genus or class as the examples given.

1.3

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement which are expressly provided to operate after any such expiration or termination, or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the relevant provisions themselves do not provide for this.

1.4

Each of the provisions of this Agreement has been negotiated by the Parties and drafted for the benefit of the Parties, and accordingly the rule of construction that the contract shall be interpreted against or to the disadvantage of the Party responsible for the drafting or preparation of the agreement (ie the contra proferentem rule) shall not apply.

2.Introduction

2.1	The Sale Assets are utilised by the Seller to conduct the Business as a going concern.

2.2

The Seller wishes to sell the Business (and accordingly the Seller wishes to sell the Sale Assets and transfer the Assumed Liabilities) as a going concern, to the Purchaser and the Purchaser wishes to purchase the Business (and accordingly all of the Sale Assets, as well as assume the Assumed Liabilities), as a going concern, on the terms and conditions set out in this Agreement.

2.3	The Parties accordingly enter into this Agreement to record the terms and conditions agreed to by them with regard to the Sale Transaction.

3.Conditions Precedent

3.1

The provisions of this Agreement (other than clauses 11.5, 12.1, 14, 15, 18 (but only to the extent of the Seller's Warranties in Part B of Annexe M), 19, 23, 25.1 and 27 (the "Immediately Operative Provisions") and the Surviving Provisions, all of which shall be unconditional and of immediate force and effect on and with effect from the Signature Date), are subject to the fulfilment or waiver, in accordance with clause 3.3, of the following conditions precedent ("Conditions Precedent") on or before the date specified in the relevant sub-clause below (or such later date/s (i) in the case of clause 3.1.2, as the Seller may specify in writing from time to time on or before the then current relevant date/s specified; (ii) in the case of each of clauses 3.1.1, 3.1.3, 3.1.4, 3.1.5, 3.1.6, 3.1.7, 3.1.8, 3.1.9, 3.1.10, 3.1.11, 3.1.12 and 3.1.13, as the Purchaser and the Seller may agree in writing from time to time on or before the then current relevant date/s specified; or (iii) in the case of clause 3.1.6, to which the date in clause 3.1.6.1 may automatically be extended pursuant to the proviso to clause 3.1.6.1):

3.1.1	on or before 30 November 2015, the Purchaser or SGL, as the case may be, have procured the written consent for the Purchaser and SGL to implement the Sale Transaction from the following persons:
3.1.1.1	the Senior Facility Lenders in terms of the Senior Facility Agreement;
3.1.1.2	the Revolving Facility Lenders in terms of the Revolving Facility Agreement; and
3.1.1.3	the Bridge Facility Lender in terms of the Bridge Facility Agreement;

provided that such consents shall either be (i) unconditional and unqualified; or (ii) on conditions or qualifications as the Purchaser and SGL confirm in writing to the Seller are acceptable to them (acting reasonably);

3.1.2

on or before 31 January 2016, (i) the Purchaser and all relevant counterparties have signed definitive and binding transaction and funding agreements for implementing (no later than the Effective Date) HDSA ownership of the Purchaser, compliant with the BEE Requirements; and (ii) copies of all such agreements have been provided to the Seller;

3.1.3

on or before 30 April 2016, SGL's shareholders have approved the Sale Transaction in terms of Section 9 of the JSE Listings Requirements, provided that if, for any reason whatsoever, the Competent Person's Report forming part of the Category 1 transaction circular for such SGL shareholder approval has not been approved by the JSE by 31 January 2016, then the date of 30 April 2016 in this clause 3.1.3 will be automatically extended by one day at a time, for each day after 31 January 2016 that such JSE approval is outstanding but not beyond 30 June 2017;

3.1.4	Competition approval
3.1.4.1	on or before 30 June 2017:
3.1.4.1.1	all and any approvals for the Sale Transaction that may be required in terms of the Competition Act are granted by the Competition Authorities provided that such approvals shall either be:
3.1.4.1.1.1	unconditional and unqualified; or
3.1.4.1.1.2

on (i) conditions or qualifications which materially align with and are not materially more onerous than the provisions of the undertakings contained in clause 31, which conditions and qualifications the Parties will be deemed to have accepted; or (ii) other conditions or qualifications as the Purchaser and the Seller confirm in writing to each other are acceptable to them (acting reasonably); and

3.1.4.1.2

in the event that the Competition Authorities impose such conditions or qualifications which constitute pre-conditions to the implementation of the Sale Transaction, then such pre-conditions must be satisfied on or before the date stipulated in clause 3.1.4.1.

If the conditions or qualifications envisaged in clause 3.1.4.1.1.2(ii) (whatever their nature or form) are not acceptable to the Seller and the Purchaser (acting reasonably), either of them shall be entitled to bring appeal or review proceedings (or a request for consideration pursuant to an approval of the Sale Transaction with conditions or qualifications), with the Seller (on the one hand) and the Purchaser and SGL (on the other hand) rendering all reasonable assistance to the other in such case.  If approval of the Sale Transaction is declined by the Competition Authorities, then at the Seller's or the Purchaser's election, appeal proceedings against this decision will be instituted, with the Seller (on the one hand) and the Purchaser and SGL (on the other hand) rendering all reasonable assistance to the other in such case;

3.1.5

Consent in terms of section 102 of the MPRDA for the Sale Consolidation and the PSA Consolidation and registration by the MPTRO of Notarial Deed of Variation of Converted Mining Right in respect of the Sale Consolidation

3.1.5.1

on or before 30 June 2017, the granting of consents in terms of section 102 of the MPRDA in respect of each of the PSA Consolidation and the Sale Consolidation applications, provided that such consents shall either be:

3.1.5.1.1	unconditional and unqualified; or
3.1.5.1.2

on conditions or qualifications as (i) the Purchaser confirms in writing to the Seller are acceptable to the Purchaser (acting reasonably) insofar as such conditions and qualifications affect the Purchaser or the Business, or (ii) the Seller confirms in writing to the Purchaser are acceptable to the Seller (acting reasonably) insofar as such conditions or qualifications affect the Seller; and

3.1.5.2	or before 30 June 2017, the registration by the MPTRO of a Notarial Deed of Variation of Converted Mining Right in respect of the Sale Cssonsolidation;
3.1.6	Consent in terms of section 11 of the MPRDA
3.1.6.1	on or before 30 June 2017:
3.1.6.1.1

the granting of consent in terms of section 11 of the MPRDA in respect of the sale of the Mining Right and the Prospecting Right to the Purchaser pursuant to the Sale Transaction, provided that such consent shall either be:

3.1.6.1.1.1	unconditional and unqualified; or
3.1.6.1.1.2

on conditions or qualifications as (i) the Purchaser confirms in writing to the Seller are acceptable to the Purchaser (acting reasonably) insofar as such conditions and qualifications affect the Purchaser or the Business, or (ii) the Seller confirms in writing to the Purchaser are acceptable to the Seller (acting reasonably) insofar as such conditions or qualifications affect the Seller; and

3.1.6.1.2

in the event that such conditions or qualifications are imposed which constitute pre-conditions to the implementation of the Sale Transaction, then such pre-conditions must be satisfied on or before the date stipulated in clause 3.1.6.1, provided that if, for any reason whatsoever, (i) the Purchaser and all relevant counterparties have not signed definitive and binding transaction and funding agreements for implementing (no later than the Effective Date) HDSA ownership of the Purchaser, compliant with the BEE Requirements; and/or (ii) copies of all such agreements have not been provided to the Seller, in each case on or before 31 January 2016, then the date of 30 June 2017 in this clause 3.1.6.1 will be automatically extended by one day at a time, for each day after 31 January 2016 that the requirements in (i) and (ii) above have not both been met;

3.1.7

on or before 30 June 2017, the Medical Services Agreement has been signed by each of the parties thereto and has become unconditional in accordance with its terms, save in respect of any condition which requires that this Agreement become unconditional;

3.1.8

on or before 30 June 2017, the Hospital Lease Agreement has been signed by each of the parties thereto and has become unconditional in accordance with its terms, save in respect of any condition which requires that this Agreement become unconditional;

3.1.9

on or before 30 June 2017, the Bafokeng Nation has consented in writing to the Seller ceding all of its rights and delegating all of its obligations under each of (i) the Bafokeng Nation Settlement Agreement; and (ii) the Bafokeng Nation Royalty Agreement, to the Purchaser;

3.1.10	on or before 30 June 2017 (i) the PSA Services Agreement has been signed by each of the parties thereto; and (ii) Aquarius Platinum has consented in writing to the Seller (as service provider) ceding all of its rights and delegating all of its obligations under the PSA Services Agreement to the Purchaser;
3.1.11

on or before 30 June 2017 (i) the PSA Rail Services Agreement has been signed by each of the parties thereto; and (ii) Aquarius Platinum has consented in writing to the Seller (as service provider) ceding all of its rights and delegating all of its obligations under the PSA Rail Services Agreement to the Purchaser;

3.1.12	on or before 30 June 2017, the Retained Rail Services Agreement has been signed by each of the parties thereto;
3.1.13

for the period from the 1st day of the month immediately following the month in which the Signature Date falls to and ending on the last day of the month immediately preceding the month in which the last of the Conditions Precedent in clauses 3.1.1 - 3.1.12 is fulfilled or waived (“the Period”):

3.1.13.1	the Seller (with reference to the Business) has, on an aggregated basis measured at the end of the, but over the entire, Period:
3.1.13.1.1	produced at least 85% of the total 4E Oz Production (platinum, palladium, rhodium and gold, in any mix) indicated in the Table; and
3.1.13.1.2	milled at least 85% of the total underground tonnes milled indicated in the Table; and
3.1.13.1.3

overspent not more than 15% of the total on-mine cash costs indicated in the Table, but excluding from such calculation instances where (and the extent to which) a prudent, experienced and reasonable operator in the position of the Seller would also have overspent operational expenditure in order to (i) rectify a material adverse effect on the Business and/or to prevent a material adverse effect on the Business from arising; and (ii) preserve any of the material Sale Assets; and

3.1.13.1.4	spent at least 75% of the total capital (including SIB) expenditure indicated in the Table; or
3.1.13.2

the Seller has, on an aggregated basis measured at the end of the, but over the entire, Period failed to so perform, but such failure, overspending and/or underspending (as the case may be) will not have a material adverse effect on the ability of the Business to so perform ,  by no later than and during the 12th month after the month in which the Effective Date falls (and assuming (i) that the Business will be conducted for that period in the ordinary course thereof as carried on prior to the Signature Date; and (ii) that none of the circumstances referred to in clause 15.3.3.3 occur during that period).

3.2	To the extent that it is within their control to do so, in relation to the Condition/s Precedent in each of clauses:
3.2.1

3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5, 3.1.6, 3.1.9, 3.1.10(ii), 3.1.11(ii) and 3.1.13, the Parties shall (but without being obliged to waive any Condition Precedent or give any consent or confirmation thereunder to the extent it is permitted (acting reasonably) to withhold such consent) use their respective reasonable commercial endeavours; and

3.2.2	3.1.7, 3.1.8, 3.1.10(i), 3.1.11(i) and 3.1.12, the Parties shall negotiate the agreements referred to in good faith,

to procure the fulfilment of each of such Conditions Precedent on or before the date specified for its fulfilment in terms of clause 3.1 (and as may be extended as envisaged in clause 3.1) further in accordance with the provisions of clause 3.8.

3.3	Each of the Condition/s Precedent:
3.3.1

in clauses 3.1.3, 3.1.4, 3.1.5 and 3.1.6 are for the benefit of both the Seller and the Purchaser (but none are for the benefit of SGL), and may not be waived except by written agreement between the Purchaser and the Seller on or before the date/s specified for their fulfilment in terms of clause 3.1 (and as may be extended as envisaged in clause 3.1);

3.3.2

in clauses 3.1.2, 3.1.7, 3.1.8, 3.1.9, 3.1.10, 3.1.11 and 3.1.12 are for the benefit of the Seller only, and may be waived by written notice from the Seller on or before the date/s specified for their fulfilment in terms of clause 3.1 (and as may be extended as envisaged in clause 3.1); and

3.3.3

in clauses 3.1.1 and 3.1.13 are for the benefit of the Purchaser only, and may be waived by written notice from the Purchaser on or before the date/s specified for their fulfilment in terms of clause 3.1 (and as may be extended as envisaged in clause 3.1).

3.4

If any of the Conditions Precedent are not fulfilled or waived on or before the date/s specified for their fulfilment in terms of clause 3.1 (and as may be extended as envisaged in clause 3.1), the Surviving Provisions shall continue to be of force and effect and the Immediately Operative Provisions shall cease to be of any force or effect, but the remaining provisions of this Agreement shall never become effective and the Parties shall restore to one another any performance which they may have rendered or received under this Agreement.

3.5

If any of the Conditions Precedent are not fulfilled or waived in terms of this clause 3, no Party shall have a claim against any other as a result of or in connection with any such non‑fulfilment or non-waiver (other than a claim for a breach by a Party of any of its obligations under clause 3.2).

3.6

Notwithstanding anything to the contrary in this clause 3, but without prejudice to any other rights and/or obligations which the Parties may have under this Agreement or in law, the Conditions Precedent will be read pro non-scripto for all purposes under this Agreement if and prior to the commencement of Closing, the Seller has not delivered to the Purchaser, and the Purchaser has not delivered to the Seller, a written notice asserting that a Condition Precedent has failed and/or was not timeously waived and that accordingly Closing cannot occur.

3.7

Notwithstanding any provisions to the contrary contained in clause 15 or elsewhere in this Agreement, if any of the Conditions Precedent are not fulfilled or waived in terms of this clause 3, the Purchaser (and, for the avoidance of doubt, SGL) will not have any claim against the Seller under or in relation to any of the provisions of clause 15 or any breach thereof.

3.8	Process for obtaining approvals
3.8.1

In relation to the Condition Precedent set out in clause 3.1.3, the Purchaser and SGL will, within 30 days after the Competent Person's Report forming part of the Category 1 Circular referred to below has been approved by the JSE, provide to the Seller a draft of the circular to SGL's shareholders, which will be posted in order to obtain their approval for the Sale Transaction in terms of Section 9 of the JSE Listings Requirements ("the Cat 1 Circular") and shall give the Seller reasonable opportunity to comment on the Cat 1 Circular (and on all subsequent drafts thereof).  The Seller will take reasonable account of all amendments to the Cat 1 Circular which are reasonably requested by the Seller.

3.8.2	The Cat 1 Circular will not stipulate the approval referred to in clause 3.1.3 as being conditional on any other resolution or transaction being approved.
3.8.3

In relation to the Condition Precedent set out in clause 3.1.3, SGL will use its best efforts to secure the approval referred to in clause 3.1.3 from its key shareholders (other than Gold One International Limited) as soon as possible after the Signature Date, which support will be in the form of written, irrevocable support for the Sale Transaction.

3.8.4	In relation to each of the approvals referred to in the Conditions Precedent set out in clauses 3.1.4 and 3.1.6:
3.8.4.1

each Party will do all such things (including signing all relevant documents), provide all information and generally perform all such actions and take all such steps as may be open to them and necessary for or incidental to making the necessary applications for, and obtaining, the approvals, further in accordance with such clauses (as relevant);

3.8.4.2

the Purchaser and the Seller shall provide each other with drafts of all material correspondence, documents or other communications (including drafts of the filings) relating to the Conditions Precedent set out in such clauses (removing any confidential or competitively sensitive information, in the case of the Condition Precedent in clause 3.1.4) and shall give each other reasonable opportunity to comment on such communications prior to their submission to the relevant Governmental Authorities.  Furthermore, each of them shall promptly provide the other with copies of all such material communications received from or sent to the relevant Governmental Authorities and shall also involve the other in any meetings or material discussions with the relevant Governmental Authorities; and

3.8.4.3

without prejudice to clause 3.8.4.2, the Parties agree that all requests and enquiries from the relevant Governmental Authorities relating to the Conditions Precedent set out in such clauses shall be dealt with by the Seller and the Purchaser promptly and in consultation with each other and the Seller and the Purchaser shall promptly co‑operate with and provide all necessary information and assistance reasonably required by the relevant Governmental Authorities in relation thereto upon being requested to do so by the other.

3.8.5	Competition approval
3.8.5.1

As soon as possible after the Signature Date, each of the Seller (on the one hand) and the Purchaser and SGL (on the other hand) will instruct its own attorneys and other advisors in connection with the preparation of the merger filing which will be submitted to the Competition Authority for purposes of the Condition Precedent in clause 3.1.4 (“the Merger Notification”) and the Parties agree that Nortons Inc will lodge and file the Merger Notification on the Parties’ behalf.

3.8.5.2	The filing fees payable in connection with the Merger Notification will be paid by the Seller and the Purchaser in equal shares.
3.8.5.3	The legal costs and fees incurred by each Party in connection with gathering and collecting information required of it for the Merger Notification shall be borne by that Party.
3.8.6	Consent in terms of section 11 of the MPRDA
3.8.6.1

As soon as possible after the date on which the Purchaser complies with the requirements set out in (i) and (ii) of the proviso to clause 3.1.6.1, or at any earlier time as the Seller considers appropriate, the Seller shall apply to the Minister (the form and substance of such application being to the reasonable satisfaction of both the Seller and the Purchaser) for written consent in terms of section 11 of the MPRDA ("Section 11 Consent"), as referred to in clause 3.1.6.  The Purchaser hereby irrevocably and unconditionally undertakes to co-operate with and to assist the Seller in all reasonable and necessary ways to procure the Section 11 Consent, if so requested by the Seller and the Parties agree that the Transferring Attorneys will lodge and file the application for Section 11 Consent.

3.8.6.2	The legal costs and fees incurred by each Party in connection with gathering and collecting information required of it for the application for Section 11 Consent shall be borne by that Party.

4.Sale and purchase

4.1	On and with effect from the Effective Date, the Seller:
4.1.1	sells the Sale Assets to the Purchaser and the Purchaser purchases the Sale Assets from the Seller; and
4.1.2	transfers and delegates the Assumed Liabilities to the Purchaser, and the Purchaser assumes the Assumed Liabilities, in terms of clause 5, such that the Seller sells to the Purchaser, which purchases, the Business as a going concern, as one indivisible transaction.
4.2

Nothing contained in this Agreement will operate (and notwithstanding any provision of this Agreement to the contrary) (i) to transfer to the Purchaser any of the Excluded Assets or any other asset, other than the Sale Assets; or (ii) to result in the transfer or delegation to, or assumption by, the Purchaser of any of the Excluded Liabilities or any other Liability, other than the Assumed Liabilities.

5.Assumption of Assumed Liabilities

The Purchaser, on and with effect from the Effective Date, assumes and shall duly and punctually pay, satisfy, discharge, perform or fulfil (as the case may be) all Liabilities of the Seller in relation to, associated with, arising out of or in respect of the Business or any part thereof (including any Sale Asset) as at the Effective Date (together, the "Assumed Liabilities") including without limitation (and without any liability or class of liabilities identified below limiting the scope of any other liability or class of liabilities so identified):

5.1	all Liabilities under the Transferring Contracts;
5.2	all Liabilities in respect of Creditors;
5.3

all Liabilities under or relating to the Mining Right and the Prospecting Right (for the avoidance of doubt, including their EMPs, mining work programmes or prospecting work programme (as relevant) and social and labour plans);

5.4	all Liabilities under the Permits;
5.5	all Liabilities under the Main IWUL;
5.6	the Rehabilitation Liability;
5.7	Environmental Claims;
5.8	all Liabilities in relation to Health and Safety Claims; and
5.9	all Liabilities in respect of the Transferring Employees,
but excluding the Excluded Liabilities.
6.Risk, benefit and ownership: Sale Assets and Assumed Liabilities
6.1	The risk in and benefit of the Sale Assets and Assumed Liabilities, and accordingly the Business, will pass to the Purchaser on and with effect from the Effective Date.
6.2

Ownership of each of the Sale Assets will pass to the Purchaser, against the later of (i) discharge of the Initial Upfront Purchase Price in terms of paragraph 2 of Annexe J; and (ii) delivery of the Sale Asset as further described in clause 10.

7.Gross Consideration
7.1	The aggregate consideration for the Business is an amount equal to:
7.1.1	the Purchase Price (which will be discharged by the Purchaser in accordance with the provisions of clause 8); plus
7.1.2

an amount equal to the face value of the quantifiable Assumed Liabilities (or as such Assumed Liabilities are otherwise accounted for in accordance with IFRS) (which will be discharged by the Purchaser assuming the Assumed Liabilities in accordance with the provisions of clause 5), for the avoidance of doubt, expressed as a positive amount,

(together, "the Gross Consideration").

7.2

The Parties acknowledge that, given the nature of the Business, the Director General: Mineral and Energy Affairs ("the Director General") will be required, pursuant to the provisions of section 37 of the Income Tax Act, to determine the values for the mining property and capital assets forming part of the Business ("the DG Valuation") and this process will take place after the Effective Date.  The Parties undertake to use their reasonable endeavours to assist the Director General in this regard and shall make appropriate submissions to the effect that the effective value of the mining property and the capital assets (as defined in section 37 of the Income Tax Act) is as set out in Annexe G.  The DG Valuation will, however, be final and binding on the Parties for the purposes of section 37 of the Income Tax Act.

8.Purchase Price
8.1	The aggregate purchase price payable for the Business shall comprise:
8.1.1	the Initial Upfront Purchase Price, as adjusted in accordance with paragraph 4 of Annexe J and paragraph 5 of Annexe K, such adjusted amount being the "Upfront Purchase Price"; and
8.1.2	the Deferred Purchase Price,

(together, "the Unadjusted Purchase Price"), as adjusted downwards in accordance with paragraph 4 of Annexe K, such adjusted amount being the "Purchase Price".  The Purchase Price will at all times be subject to a total cap of R20,000,000,000.00, and all relevant provisions of Annexe J and Annexe K will be interpreted accordingly.

8.2	The Purchase Price will be calculated and discharged in accordance with the provisions of Annexe J and Annexe K.
8.3	General
8.3.1	All payments made under this Agreement must (subject to clauses 21.2.1 and 21.2.2) be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.
8.3.2	Deductions
8.3.2.1	Each Party must make all payments to be made by it under this Agreement without any Deductions, unless such Deduction is required by law.
8.3.2.2

If a Party becomes aware that it must make a Deduction (or, in the case of a Tax Deduction, that there is a change in the rate or the basis of a Tax Deduction), it must notify the other Parties as soon as reasonably possible.

8.3.2.3

If a Party is required by law to make a Deduction, it must make the minimum Deduction allowed by law and must make any payment required in connection with that Deduction within the time allowed by law.

8.3.2.4

Within 30 days of making either a Deduction or a payment required in connection with a Deduction, the Party making such must deliver to the other Parties evidence satisfactory to the other Parties (acting reasonably) that the Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant Governmental Authority.

8.3.3

In respect of any late payment under Annexe J and/or Annexe K, the amount due and payable shall bear interest at the Prime Rate plus 2% from the due date of payment in terms of this Agreement until the date of full payment thereof.

9.Allocation of the Gross Consideration
9.1	The Gross Consideration will be allocated to the Sale Assets in the manner described in Annexe H.
9.2	The quantifiable Assumed Liabilities shall be assumed, and allocated, at their face value.
9.3

No amount will be allocated to the non-quantifiable Assumed Liabilities or for other rights acquired, or obligations assumed, by the Purchaser under this Agreement, it being recorded that the Parties agree that the Assumed Liabilities assumed by the Purchaser in terms of this Agreement shall not be construed as limited to the amount actually allocated to the quantifiable Assumed Liabilities.

10.Closing and Delivery of the Business
10.1	On the Effective Date, subject to the Initial Upfront Purchase Price having been settled in accordance with paragraph 2 of Annexe J:
10.1.1

representatives of the Seller and the Purchaser shall meet at 14h00 at the offices of the Transferring Attorneys at 10 Fricker Road, Illovo, Johannesburg (or at such other time, date and place as the Seller and the Purchaser may agree in writing) ("the Closing Meeting") to, in accordance with and subject to the further provisions of this clause 10 and of clause 11, complete the transfer and delivery of the Business and do all such things as may be necessary in order to fully and effectively place the Purchaser in possession, and constitute it the owner, of the Business (as then constituted).  Delivery shall be effected in any manner permitted by law; and

10.1.2

the Seller shall further deliver or make available to the Purchaser (in each case where these are not located at any of the premises where any part of the Business operates) the following (provided that the Seller will be entitled to retain copies thereof, if required in terms of the Seller's internal policies and practices):

10.1.2.1	the originals (or where these are not in its possession or under its control, copies) of all existing documents of title, if any, to the Sale Assets which are in its possession or under its control;
10.1.2.2	the originals (or where these are not in its possession or under its control, copies) of the Transferring Contracts; and

10.1.2.3

the originals (or where these are not in its possession or under its control, copies) of material documents held by the Seller and relating exclusively to the Business (including those required to be maintained by law), and all other records relating exclusively to the conduct of the Business which are, or have been, maintained by or on behalf of the Seller historically, to the extent still relevant to the Purchaser after the Effective Date ("Business Records"), save for:

10.1.2.3.1	those Business Records resident in electronic form on the Seller's computer systems to the extent that they cannot easily be separated from the records and data of the Seller on such systems;
10.1.2.3.2	any Business Records which are required by law to be kept by the Seller; and
10.1.2.3.3

any Business Records reasonably required to be retained by the Seller in order for it to continue to operate its remaining business and to perform its ongoing obligations (if any) under this Agreement,

in respect of which Business Records the Purchaser shall be granted full access thereto and shall be entitled, to the extent feasible, to copies thereof at all reasonable times until such time as the Seller no longer keeps such Documents and records (based on its internal policies and practices), after which, in relation to clause 10.1.2.3.3, the Seller will make such Documents and records available to the Purchase for collection.

10.2

Prior to the Effective Date, the Parties will reasonably co-operate with each other to schedule a dry-run Closing Meeting, to run through the Effective Date payment obligations under Annexe J and the items to be dealt with at the Closing Meeting.

10.3	The Sale Assets shall be delivered to the Purchaser on the dates specified in and in accordance with the following provisions:
10.3.1	Deposits and Prepayments

On and with effect from the Delivery Date, the Seller hereby cedes to the Purchaser all of its rights, title and interest in and to the Deposits and Prepayments, which cession the Purchaser hereby accepts.

10.3.2	Cash

Delivery of the Cash will take place on the Delivery Date by the Seller transferring the amount of the Cash, by way of an electronic funds transfer of immediately available funds to the Purchaser's Bank Account.

10.3.3	Business Sale Concentrate

Delivery of the Business Sale Concentrate will take place on the Delivery Date, by the Seller continuing to possess the Business Sale Concentrate, on and with effect from the Delivery Date, on behalf of the Purchaser rather than on its own behalf, subject to the further provisions of the Concentrate Agreement.

10.3.4	Plant and Equipment

Delivery of the Plant and Equipment will (subject to the provisions of the Use and Access Agreement and clause 11.8.4) take place on the Delivery Date, by the Seller placing the Purchaser in control and possession of the Plant and Equipment, or in control and possession of the relevant premises in which such assets are stored or located.

10.3.5	Motor Vehicles
Delivery of the Motor Vehicles will take place on the Delivery Date, by the Seller placing the Purchaser in control and possession of the Motor Vehicles.
10.3.6	Mining Right and Prospecting Right

Delivery of the Mining Right and the Prospecting Right will take place on the Delivery Date, by the Transferring Attorneys executing the Deeds of Cession, and the Seller will instruct, and procure that, the Transferring Attorneys execute the Deeds of Cession (in accordance with powers of attorney delivered by each of the Seller and the Purchaser to the Transferring Attorneys on or before the Signature Date).  Certain post-Closing obligations in relation to the Mining Right and the Prospecting Right are contained in clause 11.6.

10.3.7	Mining Information and Prospecting Information
On:
10.3.7.1

and with effect from the Delivery Date, the Seller hereby cedes to the Purchaser all of its rights, title and interest in and to the Mining Information and the Prospecting Information, which cession the Purchaser hereby accepts; and

10.3.7.2

the Delivery Date, the Seller shall deliver or make available to the Purchaser (in each case where these are not located at any of the premises where any part of the Business operates) all material documentation and other materials embodying, depicting or containing Mining Information and the Prospecting Information.

10.3.8	Debtors
On and with effect from the Delivery Date, the Seller hereby cedes to the Purchaser all of its rights, title and interest in and to the Debtors, which cession the Purchaser hereby accepts.
10.3.9	Transferring Contracts and Surface Lease
10.3.9.1

On and with effect from the Consent Date, the Seller hereby (i) cedes all of its rights, title and interest in and to; and (ii) delegates all of its obligations under, the Transferring Contracts to the Purchaser, which cession and delegation the Purchaser hereby accepts.

10.3.9.2

On and with effect from the Consent Date, the Seller hereby (i) cedes all of its rights, title and interest in and to; and (ii) delegates all of its obligations under, the Surface Lease, but only if this has been entered into before the

Effective Date, to the Purchaser, which cession and delegation the Purchaser hereby accepts.
10.3.9.3	Certain post-Closing obligations in relation to the Transferring Contracts are contained in clause 11.8.
10.3.10	Immovable Properties

Delivery of possession of the Immovable Properties will take place on the Delivery Date, by the Seller placing the Purchaser in control and possession of the Immovable Properties. Certain post-Closing obligations in relation to the Immovable Properties are contained in clause 11.3.

10.3.11	Stores and Consumables
Delivery of the Stores and Consumables will take place on the Delivery Date, by the Seller placing the Purchaser in control and possession of such Stores and Consumables.
10.3.12	Tailings Assets
Delivery of the Tailings Assets will take place on the Delivery Date, by the Seller placing the Purchaser in control and possession of such Tailings Assets.
10.3.13	Railway Assets

Delivery of the Railway Assets will (subject to the provisions of the Use and Access Agreement) take place on the Delivery Date, by the Seller placing the Purchaser in control and possession of such Railway Assets.

10.3.14	Transferable Permits and the Main IWUL
10.3.14.1

On and with effect from the Consent Date, the Seller hereby (i) cedes to the Purchaser all of its rights, title and interest in and to; and (ii) delegates all of its obligations under, the Transferable Permits, which cession and delegation the Purchaser hereby accepts.

10.3.14.2

On and with effect from the Consent Date, the Seller hereby, to the extent that it is legally able to do so (i) cedes to the Purchaser all of its rights, title and interest in and to; and (ii) delegates all of its obligations under, the Main IWUL, but only to the extent that it relates to the transferred water uses indicated in Annexe U, which cession and delegation the Purchaser hereby accepts.

10.3.14.3	Certain post-Closing obligations in relation to the Transferable Permits and the Main IWUL are contained in clause 11.4.
10.3.15	other assets referred to in clause 1.1.149.21

Delivery of the other assets referred to in clause 1.1.149.21 will (subject to the provisions of the Use and Access Agreement and clause 11.8.4) take place on the Delivery Date, by the Seller placing the Purchaser in control and possession of such other assets, or shall be effected in any manner permitted by law.

11.Post-Closing obligations in relation to certain Sale Assets and related matters
11.1	Costs, charges and expenses

Subject to clauses 3.8.5.2, 3.8.6.2 and 11.3.6, all costs, charges and expenses (including those incurred by the Seller) associated with (i) the transfer of any Sale Assets; and (ii) registering such transfer (including ensuring that such Sale Assets comply with any legal requirements in order to effect such transfer or registration), shall be for the Purchaser's account.

11.2	Tangible movable Sale Assets
In relation to all tangible movable Sale Assets not otherwise provided for in this clause 11 and which require official registration of transfer to the Purchaser:
11.2.1	the Purchaser shall take the necessary steps to register the transfer of such Sale Assets as soon as reasonably practicable after the Delivery Date; and
11.2.2

the Seller will, on request from the Purchaser within a period of 1 year after the Delivery Date, give reasonable assistance to the Purchaser in order to register the transfer of such Sale Assets (provided that the Purchaser, and not the Seller, will be responsible for initiating and progressing the required steps in order to register the transfer of such Sale Assets).

11.3	Immovable Properties
11.3.1

The Seller and the Purchaser agree that they will for the sake of convenience, no later than 14 days after the Effective Date, enter into one or more short form sale agreements ("Short Form Sale Agreements") in respect of the Immovable Properties. Each Short Form Sale Agreement will be substantially on the terms of this Agreement, insofar as such terms apply to the Immovable Properties and the transfer thereof, and this clause 11.3. Should there be any conflict between the terms of this Agreement and any such Short Form Sale Agreement, the terms of this Agreement shall prevail. Clauses which are customarily contained in agreements of sale of land but are not contained in this Agreement will not be regarded as being in conflict with this Agreement solely because they are not recorded in this clause 11.3.  Without derogating from the foregoing, each Short Form Sale Agreement will reflect the provisions in clauses 11.3.2, 11.3.3, 11.3.4, 11.3.5, 11.3.6 and 11.3.7.  If, for any reason, any Short Form Sale Agreements are not entered into, the provisions of this Agreement will continue to apply, and will govern the sale of the Immovable Properties to the Purchaser.

11.3.2

The Seller shall transfer ownership of the Immovable Properties to the Purchaser by registration of transfer thereof to the Purchaser in the appropriate Deeds Registry Office (at the Purchaser's expense, with the Purchaser agreeing to settle all amounts requested by the Transferring Attorneys in this regard) as soon as possible after the Delivery Date, after the grant of all required consents, clearances and approvals. With effect from the Delivery Date, the Seller and the Purchaser agree that:

11.3.2.1

the Purchaser shall be liable for all rates, Taxes, levies and similar imposts (including any provision made by the relevant local authority for utility consumption accounts) levied in respect of the Immovable Properties;

11.3.2.2

the Purchaser shall be entitled free of charge, to the use and enjoyment of the Immovable Properties (at its own risk) as if it were the owner thereof (but subject to the terms of the Related Transaction Agreements) even if transfer takes place after that date, provided that the Seller shall not be obliged to give vacant occupation of any Immovable Property subject to a lease, use or similar agreement, occupied by a Transferring Employee or occupied by any third party whether or not such third party has a legal right to be in occupation of such Immovable Property;  and

11.3.2.3

written confirmation from the Transferring Attorneys that the registration of transfer of the Immovable Properties has occurred shall be prima facie proof of delivery of the Immovable Properties for purposes of this clause 11.3.

11.3.3

The Purchaser hereby appoints the Seller to be its lawful attorney and agent with the power of substitution and with full power and authority to manage, conduct and transact on its behalf on all matters relating to and for the purposes of securing transfer of the Immovable Properties to the Purchaser and such powers and authorities shall continue to be of full force and effect for all purposes and circumstances in order to register the transfers as contemplated in this clause 11.3.

11.3.4	Such transfers shall be on the basis, inter alia, that:
11.3.4.1	the Purchaser has purchased the Immovable Properties subject to all conditions of title and servitudes to which they may be or become subject;
11.3.4.2

the Immovable Properties will further be subject to any conditions of title and servitudes which may be imposed by any Governmental Authority as a condition of its consent to any subdivision or consolidation; and

11.3.4.3	the Seller shall not be responsible for any error in description or deficiency in the extent of the Immovable Properties nor shall it benefit from any excess in extent.
11.3.5

After the Signature Date, the Seller undertakes to the Purchaser (unless the Purchaser has consented thereto in writing) not to consent to any new conditions of title or servitudes in relation to the Immovable Properties to the extent that such conditions of title or servitudes have a material adverse effect on the operations of the Business.

11.3.6

The Seller shall  obtain at its cost (including the costs of any repairs required before such certificate can be lawfully issued), the following compliance certificates, to the extent applicable to any Immovable Property:

11.3.6.1	electrical certificates of compliance and test reports required in terms of the Electrical Installation Regulations 2009 made under the Occupational Health and Safety Act, 85 of 1993 ("OHSA");
11.3.6.2	electric fence system certificates of compliance as required under by Regulations 12(4) and 13(1) of the Electrical Machinery Regulations 2011; and
11.3.6.3	certificates of conformity in respect of any gas installations existing upon the Immovable Property as required by the pressure equipment regulations made under OHSA.

11.3.7	Clause 11.3.6 shall not apply in regard to land occupied by the Seller (or, for the avoidance of doubt, any Transferring Employees) under any Transferring Contract referred to in clause 1.1.183.
11.3.8	Subdivision
11.3.8.1

Some of the Immovable Properties are un-subdivided portions of larger properties and require to be subdivided in order to create the relevant Immovable Property sold.  To the extent not effected by the Delivery Date, the Seller shall make and continue with the applications to subdivide or consolidate such Immovable Properties after the Delivery Date with a view to the subdivisions or consolidations being completed as soon as possible after the Delivery Date, and such that the subdivisions or consolidations are effected, as far as may be reasonably practicable, to give effect to only Non-Retained Land owned by the Seller being included in the Immovable Properties.

11.3.8.2

The costs of subdivision and consolidation (including compliance with any conditions of subdivision or consolidation, preparation and approval of diagrams, registration of certificates of registered title and all other costs, fees, payments and charges associated with subdivision or consolidation, including the payment of any endowments, local authority contributions and the like) shall be for the account of the Seller.

11.3.8.3

The Seller and the Purchaser shall co-operate with each other and shall sign all documents which may be required by any relevant authority from either of them, including documents creating new conditions of title required by such authority in approving any subdivision or consolidation.

11.3.9	Non Mine Area Leased Properties
11.3.9.1

In relation to the Non Mine Area Leased Properties, the Seller will be entitled, prior to the Effective Date, to update Annexe Q (i) to include further Non Mine Area Leased Properties occupied by any Transferring Employees as at the Effective Date; and (ii) to exclude Non Mine Area Leased Properties occupied by any non-Transferring Employees as at the Effective Date.

11.3.9.2	In relation to master leases concluded between the Seller (as lessee) and lessors:
11.3.9.2.1

if more than 50% of the dwellings leased by the Seller under such master lease are, as at the Effective Date, occupied by Transferring Employees, then the master lease agreement will be a Transferring Contract, and the Purchaser will sub-lease to the Seller such dwellings as are (at the Effective Date) occupied by non-Transferring Employees, on terms and conditions which mirror those of the master lease; and

11.3.9.2.2

if more than 50% of the dwellings leased by the Seller under such master lease are, as at the Effective Date, occupied by non-Transferring Employees, then the master lease agreement will be an Excluded Contract, and the Seller will lease to the Purchaser such dwellings as are (at the Effective Date) occupied by Transferring

Employees, on terms and conditions which mirror those of the master lease.
11.4	Permits and the Main IWUL
11.4.1

In relation to the Permits, the Seller and the Purchaser shall procure that, after the Signature Date, their representatives (and if appropriate, their representatives on the Technical Committee established under the Use and Access Agreement) co-operate with each other to identify:

11.4.1.1	which of the Permits are Transferable Permits and which of the Permits are Non-Transferable Permits; and
11.4.1.2

whether there are any permits, authorisations, exemptions, permissions, licences and/or entitlements (other than the Mining Right, the Prospecting Right, the Surface Rights Permits and the Main IWUL) issued by any Governmental Authority, held by the Seller and used non-exclusively in the conduct of the Business.

11.4.2	In relation to those Transferable Permits where the transfer to the Purchaser (in order to be effective) requires:
11.4.2.1

the consent or permission of any Governmental Authority, the Seller shall, on request from the Purchaser within a period of 1 year after the Delivery Date, render reasonable assistance to the Purchaser in applying for and obtaining such approvals (provided that the Purchaser, and not the Seller, will be responsible for initiating and progressing the required steps in order to apply for and obtain such approvals); and

11.4.2.2

the notification to any Governmental Authority, the Seller shall, on request from the Purchaser within a period of 1 year after the Delivery Date, render reasonable assistance to the Purchaser in making such notification (provided that the Purchaser, and not the Seller, will be responsible for initiating and progressing the required steps in order to make such notification).

11.4.3

In relation to the Non-Transferable Permits and any permits, authorisations, exemptions, permissions, licences and/or entitlements referred to in clause 11.4.1.2, the Purchaser acknowledges that it shall be required to apply to the relevant Governmental Authorities for the issue or grant of the required (new) Permits and permits, authorisations, exemptions, permissions, licences and/or entitlements referred to in clause 11.4.1.2 in the name of the Purchaser.  The Seller will, for a period of 1 year after the Delivery Date, render reasonable assistance to the Purchaser in making such applications.

11.4.4	In relation to the Main IWUL:
11.4.4.1

the Seller shall, as soon as reasonably possible after the Delivery Date, apply to the relevant Governmental Authorities in terms of section 50(1) of the NWA, for the amendment or substitution of the Main IWUL to reflect:

11.4.4.1.1	the Purchaser as a successor-in-title and new licensee in respect of that part of the Main IWUL that relates to the transferred water uses indicated in Annexe U; and

11.4.4.1.2	the Seller as licensee in respect of that part of the Main IWUL that relates to the retained water uses indicated in Annexe U;
11.4.4.2

if the relevant Governmental Authorities require the written consent of any affected person before amending or substituting the Main IWUL or a formal application for the amendment or substitution of the Main IWUL in terms of section 50(2) of the NWA, then the Parties agree that the Seller will be responsible for initiating and progressing the required steps related thereto; and

11.4.4.3

in any event, the Purchaser will give reasonable assistance to the Seller in order to achieve the outcome in clause 11.4.4.1 and will, on request by the Seller, notify the relevant Governmental Authority of the partial succession in terms of section 51(2)(b) of the NWA.

11.5	Rehabilitation trust and guarantees
11.5.1	Platinum Producers Environmental Trust Fund
11.5.1.1

The Purchaser will procure that, as soon as reasonably practicable following the Signature Date, there is established a rehabilitation trust for the purposes contemplated in section 37A(1)(a) of the Income Tax Act, No. 58 of 1962 (the “Purchaser Rehabilitation Vehicle”).

11.5.1.2

As soon as reasonably practicable following the Signature Date the Purchaser shall obtain all relevant approvals and registrations for the establishment of the Purchaser Rehabilitation Vehicle, including:

11.5.1.2.1	the approval of the Commissioner for the South African Revenue Service;
11.5.1.2.2	the approval of the Minister; and
11.5.1.2.3	the registration of such new rehabilitation trust with the Master of the South African High Court, and the Seller shall cooperate with the Purchaser to achieve such approvals and registrations.
11.5.1.3	As soon as reasonably possible following the later of:
11.5.1.3.1	the date on which the Master of the High Court issues letters of authority to the trustees of the Purchaser Rehabilitation Vehicle; and
11.5.1.3.2	the approval of the Commissioner for the South African Revenue Service and the Minister having been granted (to the extent such approvals are required); and
11.5.1.3.3	the Delivery Date,

the Seller will procure that the auditors of the Platinum Producers Environmental Trust Fund provide the Seller and the Purchaser with a schedule (the “Rehabilitation Schedule”) detailing the amount standing to the credit of the Business in the books of account of the Platinum Producers

Environmental Trust Fund (the “Credited Amount”). The Credited Amount shall include any returns on contributions made by the Seller to the Platinum Producers Environmental Trust Fund and allocated to the operations of the Business up until the relevant date of transfer of the Credited Amount to the Purchaser Rehabilitation Vehicle pursuant to clause 11.5.1.4.

11.5.1.4

As soon as reasonably practicable following receipt of the Rehabilitation Schedule the Seller will procure that the trustees of the Platinum Producers Environmental Trust Fund transfer the Credited Amount to the Purchaser Rehabilitation Vehicle.

11.5.2	RPM Rustenburg Section Guarantees
11.5.2.1

The Seller will, as soon as possible after the written Section 11 Consent has been obtained, send a written request to the Minister for, and thereafter procure, the cancellation of all of the RPM Rustenburg Section Guarantees, to be substituted with the Purchaser DMR Guarantee. Such written request shall be informed by the provisions of section 24P of NEMA dealing with financial provisioning for remediation of environmental damage.

11.5.2.2	The Purchaser:
11.5.2.2.1

will, before the Effective Date, upon being required to do so by the Seller in accordance with and as required by the process for obtaining the Section 11 Consent, in a form and substance satisfactory to the Seller, provide the DMR with the Purchaser DMR Guarantee (in terms of regulation 53 of the MPRDA regulations) and/or any other form of financial provisioning permitted in terms of regulation 53 of the MPRDA regulations, required in terms of section 41(1) as read with sections 11(2) and 23 of the MPRDA (or any other relevant provisions of the MPRDA), for the environmental rehabilitation obligations assumed by the Purchaser in relation to the Business with effect from the Effective Date;  and

11.5.2.2.2

hereby irrevocably and unconditionally undertakes to procure the approval of the Minister on the matters as set out in clause 11.5.2.1 (including confirming that the Purchaser has agreed to assume the Rehabilitation Liability and Environmental Claims as set out in the EMP).

11.5.3

The Purchaser acknowledges and agrees that the Seller and the trustees of the Platinum Producers Environmental Trust Fund shall have no liability whatsoever as a result of any payments not being properly made to the Platinum Producers Environmental Trust Fund or in respect of any under-provision of the Purchaser Rehabilitation Vehicle following the transfer of the Credited Amount, and any such under-provision shall be for the account of the Purchaser.

11.5.4

The provisions of clause 11.5.3 shall constitute a stipulation for the benefit of all of the trustees of the Platinum Producers Environmental Trust Fund, and any of such persons may accept such benefits at any time without notice being required to be given to any Party.

11.6	Conveyancing and registration
11.6.1

Conveyancing and registration relating to registration of the executed Deeds of Cession, and registration of transfer of the Mining Right and the Prospecting Right to the Purchaser in the MPTRO, will be attended to by the Transferring Attorneys after the Delivery Date.

11.6.2	The Seller undertakes to instruct the Transferring Attorneys as aforesaid as soon as reasonably possible after the Delivery Date.
11.6.3

Each of the Seller and the Purchaser undertakes, on request by the Transferring Attorneys, to sign all such documents, to make available all such title deeds, diagrams and other documents and information, and to take all such other steps as they may respectively be called upon to do by the Transferring Attorneys and as may be reasonably necessary to give effect to the provisions of this clause 11.6. In particular, the Purchaser agrees to pay to the Transferring Attorneys, prior to registration of cession or transfer of the Mining Right and the Prospecting Right, such amounts as may be reasonably requested by the Transferring Attorneys, against receipt of the appropriate invoice, receipt or other documentation evidencing proof of expenditure, fees or costs incurred or to be incurred.

11.7	Transferable SRPs
11.7.1	The Parties shall, forthwith after the Delivery Date, take the necessary steps to register the transfer of the Transferable SRPs from the Seller to the Purchaser in the MPTRO.
11.7.2	The registration and transfer of ownership of the Transferable SRPs shall be effected by the Transferring Attorneys.
11.7.3	The Seller shall use reasonable commercial endeavours to facilitate and expedite the transfer of the Transferable SRPs to the Purchaser.
11.8	Transferring Contracts
11.8.1

Until the Consent Date, the Purchaser will ensure that all Liabilities of the Seller arising under the Transferring Contracts taken over by or pursuant to clause 10.3.9 will be performed and completed by the Purchaser fully and timeously in accordance with the terms and conditions of the relevant Transferring Contract.

11.8.2

The Purchaser will ensure that all Liabilities of AAP arising under the IsaMill Technology Licence Agreement between Xstrata Queensland Limited and Anglo American Platinum Corporation Limited (now AAP), dated 9 October 2003 (document 2.5.10.2.3 in the VDR) ("the IsaMill Technology Licence Agreement") will be performed and completed by the Purchaser fully and timeously in accordance with the terms and conditions of the IsaMill Technology Licence Agreement.

11.8.3

In so far as the benefit and/or burden of any Transferring Contract cannot effectively be ceded and/or delegated to the Purchaser except with the consent to the cession and/or delegation from the other party or parties to such Transferring Contract:

11.8.3.1	the Seller shall, on the request of the Purchaser within a period of 1 year after the Delivery Date, use its reasonable commercial endeavours to procure the consent to such cession and/or delegation;
11.8.3.2	until such Transferring Contract is ceded and delegated, as the sole remedy of the Purchaser in respect of such events, as between the Purchaser and the Seller:
11.8.3.2.1

the Purchaser shall, as the Seller's sub-contractor (if sub-contracting is permissible and lawful under the Transferring Contract) or otherwise in the Seller's name (or on its behalf or as its agent), perform all of the obligations of the Seller under the Transferring Contract, provided that until such cession and delegation, the Seller shall not (to the extent permissible and lawful under the Transferring Contract) restrict the Purchaser from enforcing the Seller's rights under the Transferring Contract (which performance and exercise the Purchaser will undertake at its sole risk and for its sole benefit);

11.8.3.2.2

the Seller irrevocably and in rem suam appoints the Purchaser as its sub-contractor (if such appointment is permissible and lawful under the Transferring Contract) or otherwise appoints the Purchaser to be its lawful attorney and agent, and to do in its name all things reasonably required in order to perform the Seller's obligations, and exercise its rights, under the Transferring Contract, and the Seller undertakes (to the extent permissible and lawful under the Transferring Contract) not to restrict the Purchaser in any way in the Purchaser’s performance of the Seller's obligations and the exercise of the Seller's rights as the Seller's agent and in the Seller's name;  and

11.8.3.2.3

for the avoidance of doubt, with effect from the Effective Date, the indemnity in clause 24.1 applies in relation to all the Seller's Liabilities under the Transferring Contract, notwithstanding the fact that such Assumed Liabilities may not yet have been delegated to the Purchaser.

11.8.4

In relation to the IsaMill Technology Licence Agreement, Glencore Technology Pty Limited has indicated to the Seller that in order to transfer the isamills which form the subject matter of the IsaMill Technology Licence Agreement, the Purchaser will need agree to its new Technology Licence Agreement (a copy of which is included as document 2.5.10.2.4 in the VDR).  In so far as the burden of the IsaMill Technology Licence Agreement cannot effectively be delegated to the Purchaser except with the consent to the cession and/or delegation from the other party or parties to the IsaMill Technology Licence Agreement, as between the Purchaser and the Seller / AAP:

11.8.4.1

the Purchaser shall, as the Seller's/AAP's sub-contractor (if sub-contracting is permissible and lawful under the the IsaMill Technology Licence Agreement) or otherwise in the Seller's/AAP's name (or on its behalf or as its agent), perform all of the obligations of the Seller/AAP under the IsaMill Technology Licence Agreement;
11.8.4.2

the Seller (also on behalf of AAP) irrevocably and in rem suam appoints the Purchaser as its sub-contractor (if such appointment is permissible and lawful under the IsaMill Technology Licence Agreement) or otherwise appoints the Purchaser to be its/AAP's lawful attorney and agent, and to do in its/AAP's name all things reasonably required in order to perform the Seller's/AAP's obligations, under the IsaMill Technology Licence Agreement;  and

11.8.4.3

for the avoidance of doubt, with effect from the Effective Date, the indemnity in clause 24.1 applies in relation to all the Seller's/AAP's Liabilities under the IsaMill Technology Licence Agreement, notwithstanding the fact that such Assumed Liabilities may not yet have been delegated to the Purchaser.

11.8.5

In relation to the Contracts, the Seller and the Purchaser shall procure that, after the Signature Date, their representatives (and if appropriate, their representatives on the Technical Committee established under the Use and Access Agreement) co-operate with each other to identify which of the Contracts are Transferring Contracts and which of the Contracts are Retained Contracts.

12.Liabilities under the Mining Right EMP relating to the Smelting and Refining Operations
12.1

The Seller has lodged or will, after the Signature Date, lodge an application under section 102 of the MPRDA to exclude, from the ambit of the EMP or EMPs of the Mining Right, the Smelting and Refining Operations (including all environmental Liabilities relating to the Smelting and Refining Operations) (the "s102 Application").  Before the Delivery Date, the Seller will use all reasonable commercial endeavours to procure the grant of the s102 Application.  If the s102 Application has not been granted as at the Delivery Date:

12.1.1

the Purchaser hereby appoints the Seller to be its lawful attorney and agent with the power of substitution and with full power and authority to manage, conduct and transact on its behalf on all matters relating to and for the purposes of securing the grant of the s102 Application; and

12.1.2	on request from the Seller, the Purchaser will use all reasonable commercial endeavours after the Effective Date to assist the Seller to procure the grant of the s102 Application.
12.2

Subject to clauses 12.3 and 12.4, from the Effective Date until such time as the DMR has approved the s102 Application, the Seller hereby indemnifies and shall keep indemnified the Purchaser and its directors, officers, employees and agents (each, a "Clause 12 Indemnified Party"), in each case on a joint and several basis, against all and any Losses of whatsoever nature and howsoever and wheresoever arising and howsoever incurred and/or suffered (including Liabilities for indirect and consequential damages) by a Clause 12 Indemnified Party (each, a "Claim") arising out of or from, as a result of or in connection with any such environmental Liabilities relating to the Smelting and Refining Operations.

12.3	The indemnity in clause 12.2 will not apply in the event that, prior to the Effective Date, the DMR has approved the s102 Application.

12.4

The indemnity in clause 12.2 will not apply or will cease to apply in the event that, before or after the Effective Date (as relevant), the DMR approves, in some other manner (including under section 43(2) of the MPRDA), a transfer (or cessation) of the environmental Liabilities relating to the Smelting and Refining Operations, such that they are no longer the Purchaser's after the Effective Date.  The Purchaser will, on request from the Seller, give all reasonable assistance to the Seller in effecting such a transfer (or cessation) and obtaining DMR approval therefor.

12.5	Conduct of Seller Indemnity Third Party Claims

If the matter or circumstance that may give rise to a claim against the Seller under clause 12.2 is a result of or in connection with a claim by or Liability to a third party (a “Seller Indemnity Third Party Claim”) then:

12.5.1

no admission of the Seller Indemnity Third Party Claim shall be made by or on behalf of the Purchaser, any of its directors, officers, employees or agents or any other member of the Purchaser's Group and the Seller Indemnity Third Party Claim shall not be compromised, disposed of or settled without the prior written consent of the Seller;

12.5.2

the Purchaser shall consult with the Seller in relation to the conduct of the Seller Indemnity Third Party Claim and take reasonable account of the views of the Seller before taking any action in relation to the Seller Indemnity Third Party Claim;

12.5.3

the Seller shall be entitled at its own expense and in its absolute discretion, by notice in writing to the Purchaser, to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise, contest, dispose of or appeal the Seller Indemnity Third Party Claim or Liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or any of its directors, officers, employees or agents and to have the conduct of any related proceedings, negotiations and appeals;

12.5.4

the Purchaser shall take such action as the Seller may reasonably request to (i) avoid, dispute, deny, defend, resist, appeal, compromise, contest dispose of or appeal the Seller Indemnity Third Party Claim; or (ii) to assist the Seller taking such action as it deems necessary under clause 12.5.3, provided all reasonable costs thereof shall be borne by the Seller; and

12.5.5

the Purchaser shall give, subject to its being paid all reasonable costs and expenses by the Seller, all such information and assistance including access to premises and personnel and the right to examine and copy or photograph any assets, accounts, documents and records, as the Seller may reasonably request, including instructing such professional or legal advisers as the Seller may nominate to act on behalf of the Purchaser, but in accordance with the Seller's instructions.

12.6

The provisions of clause 12.2 shall constitute a stipulation for the benefit of all of the Clause 12 Indemnified Parties (excluding the Purchaser), and any such Clause 12 Indemnified Parties may accept such benefits at any time without notice being required to be given to any Party.

13.Employees
The Parties agree that the terms and conditions upon which the Transferring Employees shall be transferred to the Purchaser are set out in Annexe E.
14.The Surface Lease
14.1

The Seller will, at its cost, after the Signature Date and until such time as the Surface Lease is concluded, continue negotiating the terms and conditions of the Surface Lease with the Bafokeng Nation substantially in accordance with the principles contained in document 2.5.4.2.1.1, read with documents 2.5.4.2.1.2 and 2.5.4.6.6.2, in the VDR (provided that the total lease area covered by the Surface Lease may increase or decrease by up to 7% from that stipulated in such document) and will:

14.1.1	keep the Purchaser informed of any material developments; and
14.1.2	take into account any reasonable comments of the Purchaser,
in relation to the Surface Lease.
14.2

On and with effect from the later of (i) the Effective Date; and (ii) the date on which the Surface Lease has been concluded, the Seller hereby (a) cedes all of its rights, title and interest in and to; and (b) delegates all of its obligations under, the Surface Lease to the Purchaser, which cession and delegation the Purchaser hereby accepts.

14.3

In relation to the Seller's existing lease of the Bafokeng Land reflected in document 2.5.4.2.1.1, read with document 2.5.4.2.1.2, in the VDR ("the Existing Bafokeng Lease"), if the Surface Lease has not been concluded as at the Effective Date, the Purchaser agrees, at all times after the Effective Date, to reimburse the Seller within 5 Business Days of receiving an invoice therefor, for all amounts payable by the Seller under the Existing Bafokeng Lease (including rental amounts, other fixed costs and any variable costs).

15.Conduct of the Business pending the Effective Date
15.1	The Seller undertakes to the Purchaser that it shall ensure that during the period:
15.1.1

from the 1st day of the month immediately following the month in which the Signature Date falls to and ending on the last day of the month immediately preceding the month in which the Effective Date falls (both days inclusive) ("the BCP Interim Period"), subject to clause 15.3, the Business will, on an aggregated basis measured at the end of the, but over the entire, BCP Interim Period,:

15.1.1.1	production of the total 4E Oz Production (platinum, palladium, rhodium and gold, in any mix) will not be substantially less than as indicated in the Table;
15.1.1.2	milling of the total underground tonnes milled will not be substantially less than as indicated in the Table;
15.1.1.3	spending of the total on-mine cash costs will not be substantially more than as indicated in the Table; and
15.1.1.4	spending of the total capital (including SIB) expenditure will not be substantially less than as indicated in the Table; and

15.1.2

from the Signature Date to the Effective Date (both days inclusive) ("the Interim Period"), subject to clause 15.3, the Seller shall not do any of the following, in each case save in the ordinary course of the Business as carried on prior to the Signature Date:

15.1.2.1

acquire or dispose of, or agree to acquire or dispose of, any material asset, or enter into or amend any agreement or incur any commitment to do so, in each individual case involving consideration, expenditure or liabilities in excess of R20,000,000.00 exclusive of VAT (if applicable), other than where such expenditure or liabilities are, in the reasonable opinion of the Seller, necessary to ensure the continuance of operations and/or production of the Business or preserve any asset of the Business;

15.1.2.2	create any Encumbrances over the Sale Assets other than rights and retention of title arrangements over any assets (other than the Immovable Properties) arising by operation of law;
15.1.2.3	change the terms of employment of any Senior Employee other than due to the application of relevant law or any applicable collective agreement; or
15.1.2.4

commence, cease or settle any litigation in relation to the Business which is material in the context of the Business (and for this purpose, "material" will mean, in instances which can be quantified, R50,000,000.00), other than for the ordinary recovery of trading debts or in respect of Tax.

15.2

The Seller undertakes to the Purchaser that it shall ensure that, as at the Effective Date, the Transferring Employees include a number of bargaining unit employees (Patterson D1 and below) ("BU Employees") and total package employees (Patterson D2 and above) ("TP Employees") is in line with the BU Employees and TP Employees included in the headcount referred to in line item 253 of the "DCF (real)" tab/sheet in the Base Case Plan, and reflected in further detail in the table in paragraph 5.1 of Annexe K, subject to clause 15.3.

15.3	Clauses 15.1 and 15.2 are subject to the following:
15.3.1

in relation to Stores and Consumables, the undertakings in clause 15.1 shall mean that the Seller shall use its reasonable commercial endeavours to maintain levels of Stores and Consumables commensurate with those disclosed to the Purchaser in the VDR, subject to such changes or movements as required or as occur in the ordinary course of business of the Business;

15.3.2	in relation to the Surface Lease, clause 14 shall apply;
15.3.3	the undertakings in clauses 15.1 and 15.2 shall not apply:
15.3.3.1	to the extent that the Seller has obtained the prior written consent of the Purchaser (which consent shall not be unreasonably withheld and/or delayed) to act contrary to such undertaking;
15.3.3.2	in the event that any statutory or Governmental Authority requirements require the Seller to act contrary to such undertaking; and/or
15.3.3.3	where and for so long as any circumstance occurs that is not within the reasonable control of the Seller, including (i) acts of God, floods, droughts,

earthquakes, seismic movements or other natural disasters; (ii) epidemics or pandemics; (iii) terrorist attacks, civil war, civil commotion or riots, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargoes, or breaking off of diplomatic relations; (iv) nuclear, chemical or biological contamination or sonic boom; (v) any law or any action taken by a Governmental Authority, including imposing an export or import restriction, quota or prohibition; (vi) collapse of buildings, fires, explosions or accidents; (vii) any labour or trade disputes, strikes, industrial action or lockouts; and (viii) failure or interruption of any utility services;

15.3.3.4

the undertakings in clause 15.1.1.3 shall not apply in instances where (and the extent to which) a prudent operator would also have overspent operational expenditure in order to (i) rectify a material adverse effect on the Business and/or prevent a material adverse effect on the Business from arising; and (ii) preserve any of the material Sale Assets; and

15.3.4	the undertakings in clauses 15.1 and 15.2 will not prohibit the Seller (but without any acknowledgement on the part of the Seller that they would otherwise do so) from:
15.3.4.1	conducting any urgent proceedings, the non-conduct of which could prejudice the Business and/or other business operations of the Seller;
15.3.4.2

engaging in discussions or more formal proceedings with the Minister, the DMR and other Governmental Authorities, the non-conduct of which could prejudice the Business and/or other business operations of the Seller and/or the Sale Transaction;

15.3.4.3	conducting any proceedings relating to a dispute with any Governmental Authority; or
15.3.4.4

making or agreeing to any amendment, variation, deletion, addition, renewal or extension to or of, terminating or giving any notice or intimation of termination of any Transferring Contract which is not a Material Contract (or, for the avoidance of doubt, to the terms of any Retained Contract), and the Seller undertakes to inform the Purchaser in writing within a reasonable time of any of the above occurring.
15.4	At any time during the Interim Period, the Seller will be free to approach the Purchaser to discuss making amendments to:
15.4.1	the Base Case Plan; and
15.4.2	the Table,
and the Purchaser undertakes to consider all such proposed amendments with due care, taking into account all prevailing market, operational and other relevant circumstances.
15.5

After the Condition Precedent in clause 3.1.4 has been fulfilled, the Seller will, in order for the Purchaser to prepare for carrying on the Business following Closing and upon the reasonable request of the Purchaser:

15.5.1	provide the Purchaser with copies of the monthly performance reviews of the Business;
15.5.2

allow the Purchaser to meet with (i) the AAP Executive Head of Joint Ventures, Mining and Technology and (ii) the Senior General Manager of the Business to discuss such monthly performance reviews (at which advisors of the Seller may be present);

15.5.3	will provide the Purchaser with the Business budgets and project plans and updates thereto; and
15.5.4	will give due consideration to any reasonable proposed actions suggested by the Purchaser for the conduct of the Business in compliance with clause 15.1.1.
15.6

Any breach by the Seller of any of the provisions of this clause 15 (excluding clause 15.2) shall give rise to a claim by the Purchaser for specific performance and/or damages only, and shall not give rise to (i) any entitlement on the part of the Purchaser (save should the quantum of any resulting claim exceed R4,500,000,000.00) or SGL to cancel, rescind or terminate this Agreement; or (ii) any other claim by SGL, any and all such claims being waived.  (This clause 15.6 does not in any way limit or derogate from the provisions of clause 35.2.2.)

15.7

Any non-compliance by the Seller with the provisions of clause 15.2 shall give rise to a reduction of the Purchase Price, calculated as set out in paragraph 5 of Annexe K, and shall not give rise to (i) any entitlement on the part of the Purchaser (save should the quantum of any resulting claim exceed R4,500,000,000.00) or SGL to cancel, rescind or terminate this Agreement; or (ii) any other claim by the Purchaser or SGL, any and all such claims being waived.  (This clause 15.7 does not in any way limit or derogate from the provisions of clause 35.2.2.)

15.8

The Seller will be entitled, within 90 days after the the Bankable Feasibility Study (to be concluded shortly after the Signature Date) on the UG2 projects at Khuseleka, Thembelani and Siphumelele shafts has been completed by DRA, to amend:

15.8.1	the Base Case Plan; and
15.8.2	the Table,

such that they align with (and with the outcomes and findings of) such Bankable Feasibility Study,  provided that, viewed in aggregate, the net present value (“NPV”) of the Base Case Plan, as amended in line with this clause 15.8, will not be more than 5% lower than the NPV of the Base Case Plan prior to such amendment.  For the purposes of calculating these NPVs, consistent assumptions shall be adopted for the following: (i) discount rate; (ii) metal prices; (iii) foreign exchange rates; (iv) CPI (as defined in Annexe X) (or other price indices used as a basis to calculate cost escalations or de-escalations); (v) royalties (both governmental and contractual); (vi) taxes and levies; and (v) any other general economic assumptions which may vary from time to time and or which are not within the control of the Seller.  The Seller will notify the Purchaser of such amendments in writing, within 30 days of the amendments being finalised.

16.Prospecting Right Applications
16.1	The Seller shall, after the Effective Date, and within a reasonable time after being requested to do so by the Purchaser after each Prospecting Right Application has been granted (and if it is granted), use reasonable endeavours to procure the transfer of the granted prospecting right (together, "the New Prospecting Rights"), together with all environmental liabilities and responsibilities relating thereto, to the Purchaser as soon as reasonably practicable after such grant (subject to obtaining any approvals required for the transfer, including in terms of section 11 of the MPRDA).

16.2

The Seller and the Purchaser shall consult in good faith as to the preparation and lodgement of any application for approval required under clause 16.1. With respect to an application to the Minister, the application shall be made by the Seller and the Purchaser shall co-ordinate the preparation and filing of the application and bear the relevant filing fee. The:

16.2.1

Seller will comply with all reasonable requests by the Purchaser to sign all such documents and to do all such things as may be necessary from time to time to facilitate the compilation and lodgement of the application; and

16.2.2

Purchaser will comply with all reasonable requests by the Seller and sign all such documents and to do all such things as may be necessary to effect the transfer of the environmental liabilities and responsibilities envisaged under clause 16.1 (including the transfer of any relevant rehabilitation provisioning and guarantees given to the DMR, on the same basis as that envisaged in clause 11.5, mutatis mutandis).

16.3

For the avoidance of doubt, there will be no (upwards or downwards) adjustment to the Purchase Price in the event that (i) the Prospecting Right Applications are not granted; or (ii) the New Prospecting Rights are or are not successfully transferred to the Purchaser, as envisaged in clause 16.1.

17.Publication in terms of the Insolvency Act
17.1	The sale of the Business will not be published in terms of section 34(1) of the Insolvency Act.
17.2

The Seller hereby indemnifies and shall keep indemnified the Purchaser against any loss or damage which the Purchaser may suffer as a result of notice of the Sale Transaction not being published in terms of the Insolvency Act.

17.3

The Purchaser shall be obliged to reasonably resist any proceedings to attach or to take possession of any of the Sale Assets by any persons against whom the Sale Transaction is void or alleged to be void in terms of the Insolvency Act as a consequence of notice of any the Sale Transaction not being published as aforesaid.  The Purchaser shall also be obliged to give written notice to the Seller as soon as reasonably possible after it becomes aware of any such proceedings.

17.4

Should the Purchaser give notice to the Seller in terms of clause 17.3, and should the Seller fail within 30 days of receipt of such notice to procure that the Sale Assets concerned are released from attachment or are returned to the Purchaser, as the case may be, then the Purchaser shall be entitled to settle the liability and recover the amount thereof, together with all costs and expenses incurred by the Purchaser in relation thereto, from the Seller.  The Seller shall repay such liability, costs and expenses to the Purchaser within 5 Business Days of being notified in writing to do so.

18.Warranties given by the Seller
18.1	The Seller gives the Purchaser the warranties contained in Annexe M ("the Seller's Warranties").
18.2

The only Seller's Warranties given in respect of (i) land and buildings are those contained in paragraph 3.1 of Part A of Annexe M and each of the other Seller’s Warranties shall be deemed not to be given in respect thereof; (ii) the Sale Assets identified therein are those contained in paragraph 3.2 of Part A of Annexe M and each of the other Seller’s Warranties shall be deemed not to be given in respect thereof; (iii) the Mining Right and the Prospecting Right are those contained in paragraph 10 of Part A of Annexe M and each of the other Seller’s Warranties shall be deemed not to be given in respect thereof; (iv) employees and employee benefits are those contained in paragraph 5 of Part A of Annexe M and each of the other Seller’s Warranties shall be deemed not to be given in respect thereof; (v) Environment (including Environmental Laws and Health and Safety Laws) are those contained in paragraph 8 of Part A of Annexe M and each of the other Seller’s Warranties shall be deemed not to be given in respect thereof; and (vi) without prejudice to clause 18.2(v), in respect of compliance with laws are those contained in paragraph 7 of Part A of Annexe M and each of the other Seller’s Warranties shall be deemed not to be given in respect thereof.

18.3

Any Seller's Warranty qualified by the expression “as far as the Seller is aware” or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of the persons whose names are set out in Annexe M1 and such persons shall have no obligation to make any further enquiries into the accuracy of any Seller's Warranty.

18.4	Subject to clause 18.5, the Seller's Warranties:
18.4.1	in Part B of Annexe M are given as at the Signature Date and on an ongoing basis thereafter until all of the Seller's obligations under this Agreement have been fully discharged;
18.4.2	in Part A of Annexe M are given as at the Signature Date and as at the Effective Date; and
18.4.3

in paragraphs 3.1.1 and 3.1.2 are also given as at the date on which transfer of ownership of each Immovable Property to the Purchaser is effected by registration of transfer thereof to the Purchaser in the appropriate Deeds Registry Office, unless a specific date/s is/are mentioned in any of the Seller's Warranties, in which case the specified date/s will apply.
18.5

The Seller's Warranties are subject to and limited and qualified by each and all of the Disclosed Matters (and accordingly, no claim whatsoever will lie against the Seller in respect of any Disclosed Matter).

18.6	The Purchaser acknowledges and agrees that:
18.6.1

the Seller gives or makes no representations and, except as expressly provided under the Seller's Warranties, the Seller gives or makes no warranty as to the accuracy of any statements of fact, forecasts, estimates, projections, statements of intent or statements of opinion in any of the Disclosed Matters; and

18.6.2

save for the Seller's Warranties,  the Seller gives the Purchaser no warranties of any nature whatsoever, whether express, implied or tacit in relation to the Sale Assets and/or the Business sold to the Purchaser pursuant to this Agreement, which Sale Assets are and the Business is sold voetstoots ("as is, where is"), and the Purchaser acknowledges and agrees that it relies entirely on its own judgment in purchasing the Sale Assets and assuming the Assumed Liabilities.

18.7

SGL acknowledges and agrees that the Seller gives or makes no representations to, and gives, SGL no warranties of any nature whatsoever, whether express, implied or tacit in relation to any matter whatsoever.

18.8	Without derogating from the generality of the provisions of clauses 18.6 or 18.7, the Seller makes no representations and warranties in relation to:
18.8.1

the Tax consequences for the Purchaser of any of the transactions referred to in this Agreement and accordingly the Seller shall not be liable for any adverse Tax consequences suffered by the Purchaser in relation to the implementation of the Sale Transaction; and

18.8.2	the value, content or grade of any resources or reserves at the Rustenburg Section.
19.Warranties given by the Purchaser and SGL
19.1

Each of the Purchaser and SGL warrants to the Seller (such that any liability arising from a breach thereof will be joint and several), as at the Signature Date and on an ongoing basis thereafter until all of each of their obligations under this Agreement have been fully discharged, that:

19.1.1	each of them is able to pay its debts as they fall due;
19.1.2	there are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy, business rescue or other insolvency proceedings concerning either of them;
19.1.3	so far as each of them is aware, no steps have been taken to enforce any security over any of their assets and no event has occurred to give the right to enforce such security;
19.1.4	each of them is validly existing and a company duly incorporated under the laws of South Africa;
19.1.5

each of them has the necessary legal capacity and powers to enter into and perform its obligations under this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement and has taken all necessary corporate and/or internal action to authorise the execution and performance of this Agreement and such documents;

19.1.6	the documents referred to in clause 19.1.5 will, when executed, constitute valid and binding obligations of each of them, in accordance with their respective terms;

19.1.7	the execution of this Agreement and performance by each of them of their obligations hereunder does not:
19.1.7.1	contravene any law or regulation to which either of them is subject, from time to time; or
19.1.7.2	contravene any rule or requirement of the JSE, the New York Stock Exchange or the rules of any other stock exchange to which it may be subject, from time to time;
19.1.7.3	contravene any provision of either of their memorandums of incorporation, from time to time; or
19.1.7.4

conflict with, or result in a breach of any of the terms of, or constitute a default or termination event (in each case, howsoever described) under any agreement or other instrument to which either of them is a party or subject or by which either of them or any of their assets are bound, from time to time;  and

19.1.8

the provisions of this Agreement are legally binding on each of them and the execution and performance of all rights and obligations imposed on each of them pursuant to this Agreement constitute legal, valid, binding and enforceable rights and obligations of each of them.

19.2

Each warranty in this clause 19 shall be a separate warranty and in no way limited or restricted by any reference to or inference from the terms of any other warranty or by any other provision in this Agreement.

20.Further warranties
20.1

Each of the Purchaser and SGL warrants and represents to the Seller (such that any Liability arising from a breach thereof will be joint and several), as at the Signature Date, the Effective Date and on each day on which any Consideration Shares are allotted and issued to the Seller, that:

20.1.1	all of the shares in the capital of SGL are of one class;
20.1.2

SGL is not obliged (whether actually or prospectively, and whether conditionally or unconditionally) nor have any resolutions been passed to alter any of the rights attaching to any of the shares in the capital of SGL or to alter any of its memorandum of incorporation or to create or issue any debentures or other securities (as defined in the Companies Act);

20.1.3	SGL has no present obligation (whether actual or prospective, and whether conditional or unconditional) to purchase or repurchase or cancel SGL Shares;
20.1.4

no person has any right (in each case whether actual or prospective, and whether conditional or unconditional) to participate in the profits (or portion of the profits) or to be paid any sum of money (or its equivalent) based on the earnings or profits (or portion thereof) of SGL other than SGL's shareholders pursuant to the SGL Shares;

20.1.5	no person has any right (in each case whether actual or prospective, and whether conditional or unconditional) to participate in the profits (or portion of the profits) or to be paid any sum of money (or its equivalent) based on the earnings or profits (or portion thereof) of the Purchaser other than (i) the Purchaser's shareholders pursuant to the ordinary shares in the issued share capital of the Purchaser; and (ii) the Seller, pursuant to this Agreement;

20.1.6

neither SGL nor the Purchaser will knowingly do or omit to do anything, and each will take such steps as may be commercially reasonably available to it to procure that no act or omission occurs, which will prejudice the Seller as a holder or future holder of Consideration Shares and which act or omission does not have an equal impact on all other shareholders in SGL proportionate to their shareholdings;

20.1.7	the Consideration Shares shall, upon issue, rank pari passu in every respect with all of the other SGL Shares;
20.1.8	the Consideration Shares shall, upon issue, be duly admitted for listing and trading on the main board operated by the JSE;
20.1.9

the Consideration Shares shall, upon issue, have been duly and validly authorised by SGL and validly allotted and issued and will be fully paid and will not be subject to further calls or contributions on the liquidation of SGL or otherwise;

20.1.10

SGL is entitled to validly and effectively allot and issue the Consideration Shares to the Seller and, upon such issue, the Seller shall be the sole registered and beneficial holder of the Consideration Shares to the exclusion of all others, free from all Encumbrances;

20.1.11	no right or option or right of first refusal to acquire any of the Consideration Shares has been granted or promised to any person;
20.1.12	each of SGL and the Purchaser have the necessary power and authority to deliver the Consideration Shares to the Seller in the manner contemplated by this Agreement; and
20.1.13

the Consideration Shares have not been and will not be registered under the Securities Act and may not be offered or sold in the United States unless registered under the Securities Act or in a transaction exempt from registration thereunder.

20.2

Insofar as the warranties in this clause 20 are promissory or relate to a future event, they shall be deemed to have been given as at the date of fulfilment of the promise or the happening of the event, as the case may be.

20.3

Each warranty in this clause 20 shall be a separate warranty and in no way limited or restricted by any reference to or inference from the terms of any other warranty or by any other provision in this Agreement.

21.Limitation of liability
21.1	The Seller shall not be liable to the Purchaser in respect of any breach or breaches of any of the Seller's Warranties in Annexe M unless:
21.1.1

a written claim (setting out in detail the particular Seller's Warranty breached and full information in relation to the legal and factual basis of the claim and the quantum of losses or other liabilities or potential liabilities which are, or are to be, the subject of the claim (including any losses or other liabilities or potential liabilities (including in relation to Taxation) which are contingent on the occurrence of any future event) is made to the Seller on or before the expiry of:

21.1.1.1	in the case of a Seller's Warranty contained in paragraph 8 of Part A of Annexe M, 24 months from the Effective Date; and
21.1.1.2	in the case of any other Seller's Warranty (not being a Seller's Warranty contained in paragraph 8 of Part A of Annexe M), 18 months from the Effective Date;
21.1.2

in respect of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the liability (disregarding the provisions of this clause 21.1.2) in respect of any such claim or series of claims exceeds [***], in which case the Purchaser shall be entitled to claim the full amount, provided that this clause 21.1.2 shall not apply to any claim in respect of a breach of a Seller's Warranty contained in paragraphs 3.1.1, 3.1.2, 3.2.1.1, 3.2.2, 10.1, 10.2, 10.3, 10.6, 10.7 and 10.8 of Part A of Annexe M; and

21.1.3

the quantum of the damages for which the Seller would otherwise be liable (disregarding the provisions of this clause 21.1.3) for a breach or a number of breaches of the Seller's Warranties, other than any such claim as is referred to in the proviso to clause 21.1.2, in aggregate is more than [***].

21.2	Notwithstanding anything to the contrary in this Agreement, the aggregate liability of the Seller under this Agreement (excluding only clause 12.2):
21.2.1

to the Purchaser in respect of a breach of the Seller's Warranties in paragraphs 3.1.1, 3.1.2, 3.2.1.1, 3.2.2, 10.1, 10.2, 10.3, 10.4, 10.6, 10.7 and 10.8 of Part A of Annexe M ("the Business Title Warranties") shall be limited to an amount not exceeding R4,500,000,000.00 less an amount equal to the aggregate payments made (or which will, subject to clause 21.3, be made) by the Seller to the Purchaser under paragraphs 4 and 5 of Annexe K (together, "the Annexe K Reduction Payments").  In this regard (but subject to clause 21.3), if any payment related to the matters specified in this clause 21.2.1 is required to be made by the Seller to the Purchaser before any of the Annexe K Reduction Payments have been made, the Seller shall pay the full amount due assuming only the limit of R4,500,000,000.00 less the Annexe K Reduction Payments made by the Seller to date, and thereafter the Seller will be entitled to set-off from any Annexe K Reduction Payments due by it to the Purchaser, any overpayment made, in view of the fact that the amount of the aggregate Annexe K Reduction Payments was not known at that stage and the full extent of the limit in this clause 21.2.1 could not be calculated; and

21.2.2

to the Purchaser and SGL in respect of all claims under this Agreement excluding only the Business Title Warranties and claims under clause 12.2 shall be limited to an amount not exceeding [***] of R4,500,000,000.00 [***] less an amount equal to the aggregate Annexe K Reduction Payments.  In this regard (but subject to clause 21.3), if any payment related to the matters specified in this clause 21.2.2 is required to be made by the Seller to the Purchaser before any of the Annexe K Reduction Payments have been made, the Seller shall pay the full amount due assuming only the limit of [***] less the Annexe K Reduction Payments made by the Seller to date, and thereafter the Seller will be entitled to set-off from any Annexe K Reduction Payments due by it to the Purchaser, any overpayment made, in view of the fact that the amount of the aggregate Annexe K Reduction Payments were not known at that stage and the full extent of the limit in this clause 21.2.2 could not be calculated.
21.3

No Liability of the Seller (and no amount in respect of any such Liability) under this Agreement (excluding only clause 12.2) will be due or payable by the Seller until the 10th Business Day after an amount equal to the amount of any such Liability (or part thereof) has been discharged and received by the Seller under the Purchase Price, in accordance with the provisions of Annexe J and/or Annexe K (including, for the avoidance of doubt, as such Purchase Price is discharged under paragraph 2.5 of Annexe J and paragraphs 3.4 and 3.8 of Annexe K, as the case may be).

21.4	The Seller shall not be Liable under this Agreement (including without limitation in respect of a breach of a Seller’s Warranty):
21.4.1

in respect of any claim to the extent that the claim has been included or taken into account in the calculation and the determination of the Purchase Price, and has accordingly resulted in a downwards adjustment of any part of the Purchase Price pursuant to clause 8, Annexe J and/or Annexe K;

21.4.2	in respect of any Liability which is contingent unless and until such contingent liability becomes an actual liability and is due;
21.4.3	in respect of any indirect or consequential Losses;
21.4.4	in respect of any claim if and to the extent that allowance, provision or reserve is made in the Special Purpose Accounts for the matter giving rise to the claim;
21.4.5

in respect of any matter, act, omission or circumstance (or any combination thereof), including the aggravation of a matter or circumstance or any Losses arising therefrom, to the extent that it is a result of:

21.4.5.1

any matter or thing done or omitted to be done pursuant to and in compliance with this Agreement or otherwise at the request in writing or with the approval in writing of the Purchaser and/or SGL (including, for the avoidance of doubt, any action not taken by the Seller as a result of the Purchaser not approving any action which the Seller proposes to take under clause 15.1);

21.4.5.2	any act, omission or transaction of the Purchaser or any member of the Purchaser's Group, or their respective directors, officers, employees or agents or successors in title, after the Effective Date;
21.4.5.3

the passing of, or any change in, after the Signature Date, any law including any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the Signature Date; or

21.4.5.4	any change in accounting or Taxation policy, bases or practice of the Purchaser introduced or having effect after the Signature Date;
21.4.6	in respect of any claim to the extent that the Losses in respect of which such claim is made are indemnified by a policy of insurance.

21.5	If and to the extent that:
21.5.1

the amount of any allowance, provision or reserve (including any allowance, provision or reserve taken into account in calculating the net value of an asset) made in the Special Purpose Accounts or otherwise taken into account or reflected therein (and not released prior to Closing) is found to be in excess of, or unnecessary in respect of, the matter for which such allowance, provision or reserve was made or is established to have been excessive or unnecessary;

21.5.2	any sum is received by the Purchaser in respect of any asset which has previously been written off as irrecoverable in the Special Purpose Accounts; or
21.5.3	the value of any asset in the Special Purpose Accounts is understated or any liability in the Special Purpose Accounts is overstated,

the amount of such excess, unnecessary allowance, provision or reserve, receipt, understatement or overstatement shall be credited against and applied in reducing the amount due and payable by the Seller to the Purchaser in respect of (and relieving the Seller from) any Liability it would otherwise incur in respect of any claim under this Agreement (including without limitation in respect of a breach of any Seller’s Warranty).

21.6

The Purchaser shall procure that all reasonable steps are taken and all reasonable assistance is given by the Purchaser and all members of the Purchaser's Group to avoid or mitigate any Losses which in the absence of mitigation might give rise to a Liability in respect of any claim under this Agreement.

21.7	The Seller shall not be Liable under this Agreement unless and until the Liability in respect of which the claim is made has become due.
21.8

If, before the Seller pays an amount in discharge of any claim under this Agreement, the Purchaser recovers (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchaser (in whole or in part) in respect of the Loss or Liability which is the subject matter of the claim, the actual recovery (less any reasonable costs incurred in obtaining such recovery) shall reduce or satisfy, as the case may be, such claim to the extent of such recovery.

21.9

If the Seller has paid an amount in discharge of any claim under this Agreement and the Purchaser is or becomes entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchaser (in whole or in part) in respect of the Loss or Liability which is the subject matter of the claim, the Seller shall be subrogated to all rights that the Purchaser has or would otherwise have in respect of the claim against the third party or, if subrogation is not possible, the Purchaser shall procure that all steps are taken as the Seller may reasonably require to (or to enable the Seller to) enforce such recovery (the Seller being responsible for all reasonable costs in this regard) and shall pay to the Seller as soon as practicable after receipt an amount equal to (i) any sum recovered from the third party less any costs and expenses incurred in obtaining such recovery or if less (ii) the amount previously paid by the Seller to the Purchaser less any Taxation attributable to it.

21.10	The Purchaser and SGL shall not be entitled to recover from the Seller under this Agreement more than once in respect of the same Losses suffered.

21.11

Any claim notified pursuant to clause 21.1.1 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn 9 months after the notice is given pursuant to clause 21.1.1 or, in the case of:

21.11.1	any contingent liability, 9 months after such contingent liability becomes an actual liability and is due; or
21.11.2

any claim where, in terms of clause 21.8, the Purchaser is required to pursue a claim against a third party, on the earlier of (i) 30 days after such claim has been finalised (including any appeal of such claim, or any right of appeal in respect of such claim has lapsed); and (ii) the date on which the Purchaser ceases to actively pursue the claim against the relevant third party without any unreasonable or unnecessary delay, unless, in any such case, arbitration proceedings in respect of it (i) have been commenced in accordance with clause 36; and (ii) are being and continue to be pursued with reasonable diligence.
21.12

None of the limitations contained in this clause 21 shall apply to any claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, a fraud of the Seller or any of its directors, officers or employees.

22.Claims
22.1	Notification of potential claims

If the Purchaser becomes aware of any fact, matter or circumstance that may give rise to a claim under this Agreement, the Purchaser shall as soon as reasonably practicable, but in any event no later than 10 Business Days after becoming aware of the same, give a notice in writing to the Seller setting out such information as is available to the Purchaser so as to enable the Seller to take such action as it may consider necessary in relation to such fact, matter or circumstance.

22.2	Investigation by the Seller
In connection with any matter or circumstance that may give rise to a claim against the Seller under this Agreement:
22.2.1

the Purchaser shall allow the Seller and its financial, accounting or legal advisers to investigate the matter or circumstance alleged to give rise to a claim and whether and to what extent any amount is payable in respect of such claim;

22.2.2

the Purchaser shall disclose to the Seller all material of which the Purchaser is aware which relates to the claim and shall procure that any other relevant members of the Purchaser's Group shall give, subject to their being paid all reasonable costs and expenses by the Seller, all such information and assistance, including access to premises and personnel and the right to examine and copy or photograph any assets, accounts, documents and records, as the Seller or its financial, accounting or legal advisers may reasonably request, subject to the Seller agreeing in such form as the Purchaser may reasonably require, to use it only for the purpose of investigating and defending the claim in question but otherwise to keep all such information confidential; and

22.2.3

without limiting clause 35, the Purchaser shall allow the Seller to remedy or rectify the matter or circumstance alleged to give rise to such claim, to the extent possible, within 20 Business Days of receipt of either a potential claim notice given pursuant to clause 22.1 or a notice of claim given pursuant to clause 21.1.1.

22.3	Conduct of Third Party Claims

If the matter or circumstance that may give rise to a claim against the Seller under this Agreement is a result of or in connection with a claim by or liability to a third party (a “Third Party Claim”) then:

22.3.1

no admission of the Third Party Claim shall be made by or on behalf of the Purchaser or any other member of the Purchaser's Group and the Third Party Claim shall not be compromised, disposed of or settled without the prior written consent of the Seller;

22.3.2

the Purchaser shall consult with the Seller in relation to the conduct of the Third Party Claim and take reasonable account of the views of the Seller before taking any action in relation to the Third Party Claim;

22.3.3

the Seller shall be entitled at its own expense and in its absolute discretion, by notice in writing to the Purchaser, to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise, contest, dispose of or appeal the Third Party Claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or other member of the Purchaser's Group concerned and to have the conduct of any related proceedings, negotiations and appeals;

22.3.4

the Purchaser shall, and the Purchaser shall procure that any other members of the Purchaser's Group shall, take such action as the Seller may reasonably request to (i) avoid, dispute, deny, defend, resist, appeal, compromise, contest dispose of or appeal the Third Party Claim, or (ii) to assist the Seller taking such action as it deems necessary under clause 22.3.3, provided all reasonable costs thereof shall be borne by the Seller; and

22.3.5

the Purchaser shall give, and the Purchaser shall procure that any other member of the Purchaser's Group shall give, subject to their being paid all reasonable costs and expenses by the Seller, all such information and assistance including access to premises and personnel and the right to examine and copy or photograph any assets, accounts, documents and records, as the Seller may reasonably request, including instructing such professional or legal advisers as the Seller may nominate to act on behalf of the Purchaser or other member of the Purchaser's Group concerned, but in accordance with the Seller’s instructions.

23.Value-added tax
23.1

The Seller warrants to the Purchaser that it is and will at all relevant times be a vendor, as that term is defined in section 1 of the VAT Act, and that it is and will at all relevant times be registered as such in terms of section 23 of the VAT Act.

23.2

The Purchaser warrants to the Seller that it is and will at all relevant times be a vendor, as that term is defined in section 1 of the VAT Act, and that it is and will at all relevant times be registered as such in terms of section 23 of the VAT Act.

23.3	It is recorded without liability to any Party that:
23.3.1

the Seller and the Purchaser intend (insofar as applicable law permits) that the Business will be transferred to the Purchaser on the Effective Date as a going concern and as an income-earning enterprise and activity for the benefit of and at the risk of the Purchaser with effect from the Effective Date;

23.3.2

the Seller and the Purchaser intend that the Business will continue to be conducted as an income earning enterprise and activity for the benefit of and at the risk of the Purchaser from and after the Effective Date, and will continue to be conducted as such on the Effective Date;

23.3.3	the Seller and Purchaser believe that the Business comprises all things necessary to its continued operation, but as a separate enterprise, as contemplated to the VAT Act;
23.3.4	accordingly, the Business will continue to be conducted by the Purchaser as a going concern and will be income earning activity on the Signature Date and on the Effective Date; and
23.3.5

that, in the Parties' opinion, the Business constitutes an enterprise as that term is defined in section 1 of the VAT Act and that the sale of the Business as contemplated herein is the supply of an enterprise as a going concern and shall be chargeable with VAT at the rate of 0% in terms of section 11(1)(e) of the VAT Act.

23.4

In the event that VAT is payable or chargeable at a rate greater than 0% in respect of the Gross Consideration, or any part thereof, the Purchaser shall be liable therefor, and for any interest or penalty levied in connection therewith, and shall promptly on due date discharge such VAT liability against provision by the Seller to the Purchaser of a revised tax invoice reflecting the VAT, interest or penalty liability and against proof of that the relevant VAT, interest or penalty has been levied by the South African Revenue Service.

24.Indemnity
24.1

Without derogating from the generality of any other provision of this Agreement, the Purchaser shall, with effect from the Effective Date, be (i) responsible for all Environmental Matters and Health and Safety Matters in respect of the Business; and (ii) be Liable in respect of all Environmental Claims and Health and Safety Claims, notwithstanding that the obligation in respect thereof may have arisen prior to the Signature Date and/or the Effective Date (including as set out in the EMPs).

24.2

The Purchaser hereby indemnifies and shall keep indemnified, after the Effective Date, the Seller, all members of the Seller's Group and each of their directors, officers, employees and agents (each, an "Indemnified Party"), in each case on a joint and several basis, against all and any Losses of whatsoever nature and howsoever and wheresoever arising and howsoever incurred and/or suffered (including liabilities for indirect and consequential damages) by an Indemnified Party (each, a "Claim") arising out of or from, as a result of or in connection with:

24.2.1	any Assumed Liability (whether or not such Assumed Liability is owed directly by the Indemnified Person);
24.2.2	the conduct of the Business by the Purchaser, including any such Liability which becomes a Liability of the Seller by virtue of any applicable law;

24.2.3

without derogating from the generality of clauses 24.2.1 and 24.2.2 (i) any breach by the Purchaser of its obligations in terms of clauses 11.5 and 24.1, including in respect of the Rehabilitation Costs; (ii) any claim from any third party for the performance or non-performance or improper performance by the Purchaser of any obligation which the Purchaser is obliged to perform in relation to each Rehabilitation Liability as and when such obligation becomes due; (iii) any Environmental Claims and any Health and Safety Claims, in each case whether the cause of action for such claim arose before or arises on or after the Effective Date;

24.2.4	any breach of any of the representations and warranties given to the Seller in clause 20; and/or
24.2.5

without derogating from the generality of clause 24.2.1, any requirement by the Bafokeng Nation that the Seller remains obliged, after the Effective Date, to the Bafokeng Nation in respect of any Assumed Liability (including under the Bafokeng Royalty Agreement, the Bafokeng Settlement Agreement and/or the Surface Lease).

24.3	Conduct of Indemnity Third Party Claims

If the matter or circumstance that may give rise to a claim against the Purchaser under this clause 24.3 is a result of or in connection with a claim by or liability to a third party (an “Indemnity Third Party Claim”) then:

24.3.1

no admission of the Indemnity Third Party Claim shall be made by or on behalf of the Seller or any other member of the Seller's Group and the Indemnity Third Party Claim shall not be compromised, disposed of or settled without the prior written consent of the Purchaser;

24.3.2

the Seller shall consult with the Purchaser in relation to the conduct of the Indemnity Third Party Claim and take reasonable account of the views of the Purchaser before taking any action in relation to the Indemnity Third Party Claim;

24.3.3

the Purchaser shall be entitled at its own expense and in its absolute discretion, by notice in writing to the Seller, to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise, contest, dispose of or appeal the Indemnity Third Party Claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Seller or other member of the Seller's Group concerned and to have the conduct of any related proceedings, negotiations and appeals;

24.3.4

the Seller shall, and the Seller shall procure that any other members of the Seller's Group shall, take such action as the Purchaser may reasonably request to (i) avoid, dispute, deny, defend, resist, appeal, compromise, contest dispose of or appeal the Indemnity Third Party Claim; or (ii) to assist the Purchaser taking such action as it deems necessary under clause 24.3.3, provided all reasonable costs thereof shall be borne by the Purchaser; and

24.3.5

the Seller shall give, and the Seller shall procure that any other member of the Seller's Group shall give, subject to their being paid all reasonable costs and expenses by the Purchaser, all such information and assistance including access to premises and personnel and the right to examine and copy or photograph any assets, accounts, documents and records, as the Purchaser may reasonably request, including instructing such professional or legal advisers as the Purchaser may nominate to act on behalf of the Seller or other member of the Seller's Group concerned, but in accordance with the Purchaser's instructions.
24.4

The provisions of clause 24.2 shall constitute a stipulation for the benefit of all of the Indemnified Parties (excluding the Seller), and any of such Indemnified Parties may accept such benefits at any time without notice being required to be given to any Party.

25.Insurance policies and occurrence of an Insurable Event
25.1

The Seller undertakes to the Purchaser to maintain in force (and to pay all premiums related to its current insurance policies (or similar replacement insurance policies) in respect of the Business ("the Business Insurance Policies") from the Signature Date to the Effective Date.  It is recorded that the Business Insurance Policies are not capable of transfer by the Seller to the Purchaser and therefore will be cancelled with effect from the Effective Date. The Purchaser acknowledges that it shall be required (to the extent the Purchaser deems it necessary, but without derogating from any other provisions of this Agreement) to procure insurance cover in respect of the Business with effect from the Effective Date.

25.2

If, prior to the Effective Date, an event which relates to or impacts upon any Sale Asset takes place which entitles the Seller to claim under the Business Insurance Policies ("Insurable Event"), then the Seller may (but shall not be obliged to) submit a claim in accordance with the Business Insurance Policies and any amount received by the Seller pursuant to such claim (less any deductible or excess paid in respect of such claim by the Seller) shall (at the Seller's election), to the extent not otherwise taken into account in the calculation of any aspect or component of the Purchase Price:

25.2.1

be apportioned, within 10 days after the later of (i) the Delivery Date; and (ii) receipt of such amount, between the Seller and the Purchaser in proportion to the respective loss actually suffered by each of such Parties in its capacity as the bearer of risk in the Sale Asset, in respect of the Seller, prior to the Effective Date, and in respect of the Purchaser, after the Effective Date; or

25.2.2	be applied where relevant towards restoring or replacing the relevant damaged or destroyed parts of the Sale Assets.
26.Release from guarantees and suretyships
26.1

The Purchaser undertakes to procure that the Seller is released from all guarantees, suretyships and indemnities given by the Seller or any member of the Seller's Group in respect of, or partially in respect of, the Transferring Contracts or the Creditors (together, the "Suretyships") as soon as reasonably practicable after the Effective Date.  The Seller undertakes to give the Purchaser all necessary co-operation to assist the Purchaser in procuring the Seller's release by such date.

26.2

If the Purchaser is not able to obtain such release from the Suretyships or has not done so at the time a claim is made against the Seller or any member of the Seller's Group under any such Suretyship, the Purchaser hereby indemnifies and shall keep indemnified the Seller and each member of the Seller's Group (each, a "Suretyship Indemnified Party"), in each case on a joint and several basis, against any claim arising after the Effective Date and made against any Suretyship Indemnified Party under any Suretyship and against all reasonable costs incurred by the Suretyship Indemnified Party in obtaining its release from the Suretyship.

26.3

In the event that such a claim is made, the Seller shall notify the Purchaser as soon as reasonably possible of the fact that the claim has been made and of full particulars thereof and the Purchaser shall immediately place the Suretyship Indemnified Party in funds to enable it to discharge its liability under the Suretyship.

26.4

Provided that the Purchaser complies with the obligation to indemnify the Suretyship Indemnified Party as set out in clause 26.2, a failure by the Purchaser to procure the release of the Suretyship Indemnified Party from a Suretyship within the period referred to in this clause, shall not constitute a breach of this Agreement.

26.5

The provisions of clause 26.2 shall constitute a stipulation for the benefit of all of the Suretyship Indemnified Parties (excluding the Seller), and any of such Suretyship Indemnified Parties may accept such benefits at any time without notice being required to be given to any Party.

27.Transitional Services

After the Signature Date, representatives of the Seller and the Purchaser will meet at mutually convenient times and discuss further any requirements which the Purchaser may have in respect of transitional services after the Effective Date, and the terms and conditions on which the Seller may agree to provide such transitional services.

28.Intra-group payables at the Effective Date

The Purchaser will procure that all outstanding Debtors owed to (i) any members of the Sellers’ Group; or (ii) any other business or operating division of the Seller, in each case as at the Effective Date (including, for the avoidance of doubt, interest accrued in respect thereof in accordance with the terms of such Debtors to the extent not already paid) will be fully settled after the Effective Date, in accordance with past practice (as conducted during the Interim Period, in respect of settling such Debtors).

29.Recordals and general undertaking

The Parties undertake at all times to do all such things, perform all such actions and take steps and to procure the doing of all things, the performance of all such actions and taking of all such steps as may be open to them and necessary for or incidental to putting into effect the provisions of this Agreement.

30.No mandatory offer

SGL undertakes to the Seller that it shall not, unless the Seller (acting reasonably) has confirmed to the Purchaser in writing that any applicable Whitewash Resolution is valid and enforceable in respect thereof, purchase or repurchase or cancel any SGL Shares, or undertake any other action or corporate action, and will procure that none of its subsidiaries purchases any SGL Shares, or distributes or transfers or causes to be delivered any SGL Shares to SGL, or undertakes any other action or corporate action, where the effect of any of the foregoing is to cause the Seller (or any person acting in concert with it) to have to make a mandatory offer to acquire any remaining securities in SGL in terms of the Companies Act (including section 123 thereof) and the Companies Regulations.

31.Employment undertakings
31.1	The Purchaser does not operate any mines in the Rustenburg area, nor does it own any platinum mines. The Purchaser confirms to the Seller that its acquisition of the Business will not give rise to any duplication in employment positions in respect of any of its other mining operations and the Business, save potentially in relation to central and head office functions in relation to which the Purchaser may, after the Effective Date, wish to rationalise certain functions as between these central and head office functions within the Business and its other operations.  Accordingly, the Purchaser undertakes to the Seller that it will not, after the Effective Date, implement any retrenchments of employees employed by the Business in terms of section 189 of the Labour Relations Act where the basis for the retrenchment arises as a result of duplication of functions arising because of the acquisition of the Business, other than in respect of selected employees who fulfil central and head office functions and are classified in no lower than Paterson Grade C.

31.2

The Purchaser also confirms to the Seller that, from an employment perspective, it is the Purchaser’s intention to operate the Business according to the Base Case Plan (notwithstanding clause 1.1.15, in the form it is in as at the Signature Date) ("the SD Base Case Plan") and in accordance with the levels of employment as envisaged in the SD Base Case Plan, save as envisaged in clause 31.1 above.

31.3

To the extent that there are no material changes to the assumptions and economic parameters and PGM markets underpinning the SD Base Case Plan (or other material impacts on, or changes in operations of, the Business), which would result in a reasonable and prudent operator changing the SD Base Case Plan after the Effective Date, the Purchaser undertakes to the Seller that, after the Effective Date, it will not engage in any processes in terms of section 189 of the Labour Relations Act to reduce the number of employees of the Business below the levels of employment envisaged in the SD Base Case Plan.

31.4	The undertakings given in clauses 31.1 and 31.3 will not preclude the Purchaser from:
31.4.1	implementing voluntary retrenchment or voluntary separation arrangements;
31.4.2	offering voluntary early retirement packages;
31.4.3	dismissing employees as a result of unreasonable refusals to be redeployed in accordance with the provisions of the Labour Relations Act;
31.4.4	accepting resignations in the ordinary course of business;
31.4.5

terminations in the ordinary course of business including dismissals as a result of the conduct or capacity of the employees in question (including misconduct, poor performance, ill-health or incapacity); and

31.4.6	not filling positions which become vacant as a result of any of the eventualities specified in this clause 31.4 and including retirement.
31.5

The Purchaser further undertakes that if any retrenchments in terms of section 189 of the Labour Relations Act are envisaged in terms of this undertaking, it will comply with the relevant provisions of the Labour Relations Act.

31.6	The undertakings provided by the Purchaser in this clause will apply for a 24 month period after the Effective Date.

32.SGL Guarantee
Nothing in the SGL Guarantee will derogate in any way from any obligations of, or undertakings, representations or warranties given by, SGL to the Seller under this Agreement.
33.Confidentiality

Any information obtained by any Party to this Agreement in terms of, pursuant to or arising from the negotiation or implementation of, this Agreement which relates to: (i) the existence and the provisions of this Agreement or of any Related Transaction Agreement; (ii) the negotiations relating to this Agreement or any Related Transaction Agreement; (iii) (in the case of the Seller) any information relating to the Business following Closing and any other information relating to the business, financial or other affairs (including future plans and targets) of the Purchaser’s Group; and (iv) (in the case of the Purchaser and SGL) any information relating to the business, financial or other affairs (including future plans and targets) of the Seller’s Group including, prior to Closing (and indefinitely if Closing never takes place for any reason), the Business, shall be treated as confidential by the Parties and shall not be used, disclosed or permitted to be disclosed to any person (other than to members of its Group) without the prior written consent of the disclosing Party (such approval not to be unreasonably withheld or delayed) save:

33.1

that each Party shall be entitled to disclose such information to its employees which shall include any of its directors and/or consultants and/or professional advisors who need to know such information for the purposes of implementing, assessing or evaluating this Agreement or taking (now or in the future) any financial, legal or taxation advice in relation to this Agreement. Before revealing such information to any such employees and/or consultants and/or professional advisors, each Party undertakes to procure that such employees and/or consultants and/or professional advisors are aware of the confidential nature of the information being made available to them;

33.2	that disclosures may take place in accordance with clause 34;
33.3	that each Party shall be entitled to disclose such information as it is required by law to disclose (including pursuant to the provisions of section 197 of the Labour Relations Act);
33.4	that no Party shall be precluded from using or disclosing such information which is necessary to be disclosed in order to pursue any legal remedy available to it in respect of this Agreement; or
33.5

to the extent that the information is in, or comes into, the public domain or the lawful possession of such receiving Party other than as a result of a breach of any undertaking or duty of confidentiality in relation to that confidential information.

34.Public announcements

Each Party undertakes to co-operate with the other Parties in relation to any announcements concerning any transaction contained in this Agreement, and in particular undertake not to make any announcements, statements or disclosures or issue any documentation relating to any such transaction without the prior written approval of the other Parties (which approval will not be delayed or withheld unreasonably), save that any announcements required to be made by law or the rules of any stock exchange by any Party shall not require the prior written approval of the other Parties, provided that the Party required to make such announcement shall (if practicable in the circumstances and lawful to do so) first advise the other Parties of such requirement, provide a copy of a draft announcement to the other Parties and take into account the other Parties' reasonable comments in relation to the scope, form and substance of such announcement.
35.Breach
35.1	Subject to any express provision to the contrary contained in this Agreement, if any Party commits a breach of any provision of this Agreement and:
35.1.1

in relation to any breach by the Purchaser in respect of discharging any part of the Purchase Price, the Purchaser fails to remedy the breach within 24 hours from the time stipulated therefor in this Agreement; and

35.1.2

in relation to any other breach, the breaching Party fails to remedy the breach within 10 Business Days of written notice to do so, provided that if the breach cannot reasonably be remedied within 10 Business Days, the breaching Party shall be entitled to an extension, not exceeding a further 30 days, to remedy the breach, on condition that the breaching Party provides evidence to the reasonable satisfaction of the aggrieved Party within the 10 days that effective steps to remedy the breach have been initiated and continues to provide such evidence on an ongoing basis that the steps are being expeditiously pursued, the Party shall be in default.
35.2	If a Party is in default, the aggrieved Party shall be entitled, in addition and without prejudice to all other remedies at law, to:
35.2.1	sue for immediate specific performance of any of the defaulting Party's obligations under this Agreement; or
35.2.2

if the relevant breach is a material breach of a material term, cancel this Agreement, in which case written notice of the cancellation shall be given by the aggrieved Party to the defaulting Party, and the cancellation shall take effect on the giving of the notice, provided that, notwithstanding any other provision of this Agreement to the contrary:

35.2.2.1	SGL shall not, at any time or for any reason, be entitled to cancel this Agreement;
35.2.2.2

the aggrieved Party (being either the Seller or the Purchaser) shall not be entitled to cancel this Agreement (i) before Closing, unless the remedy of specific performance or damages would not adequately prevent such aggrieved Party from being prejudiced; or (ii) after Closing;  and

35.2.3	in either event the aggrieved Party shall be entitled to claim any damages it has suffered.
35.3	If this Agreement is cancelled in accordance with the provisions of this clause 35, each of the Concentrate Agreement and the Use and Access Agreement will automatically also be cancelled.

36.Arbitration
36.1	separate, divisible agreement
This clause is a separate, divisible agreement from the rest of this Agreement and shall:
36.1.1

not be or become void, voidable or unenforceable by reason only of any alleged misrepresentation, mistake, duress, undue influence, impossibility (initial or supervening), illegality, immorality, absence of consensus, lack of authority or other cause relating in substance to the rest of the Agreement and not to this clause. The Parties intend that any such issue shall be subject to arbitration in terms of this clause;  and

36.1.2	remain in effect even if the agreement set out in this Agreement terminates or is cancelled.
36.2	disputes subject to arbitration

Subject to the provisions of clause 36.9, any dispute arising out of or in connection with this Agreement or the subject matter of this Agreement (other than a dispute which this Agreement expressly provides will be determined by the Independent Accountants) including, without limitation, any dispute concerning:

36.2.1	the existence of the agreement set out in this Agreement apart from this clause;
36.2.2	the interpretation and effect of this Agreement;
36.2.3	the Parties' respective rights or obligations under this Agreement;
36.2.4	the rectification of the agreement set out in this Agreement;
36.2.5	the breach, termination or cancellation of the agreement set out in this Agreement or any matter arising out of the breach, termination or cancellation; or
36.2.6	damages in delict, compensation for unjust enrichment or any other claim, whether or not the rest of the Agreement apart from this clause is valid and enforceable,
(each, "a Dispute") shall be determined, firstly as set out in clause 36.3 and, failing settlement, by arbitration as set out in this clause 36.
36.3	referral of disputes to representatives of the Parties
36.3.1

To the extent that any Dispute should arise between the Parties, the Parties shall seek an amicable resolution to such Dispute by referring such Dispute to the respective Chief Executive Officers of the Parties, for its negotiation and settlement.

36.3.2

To the extent that no settlement is reached in terms of clause 36.3.1 within 30 days of referral, any Party may refer the Dispute to be dealt with in accordance with the arbitration procedures set out in this clause 36.

36.4	appointment of arbitrator
36.4.1

The Parties shall agree on the identity of the arbitrator. If agreement is not reached within 10 days after any Party in writing calls for agreement, the arbitrator shall be a practising attorney or advocate with at least 15 years' experience as such nominated by the Chairman of the Johannesburg Bar Council for the time being.

36.4.2

The request to nominate an arbitrator shall be in writing outlining the claim and any counterclaim of which the Party concerned is aware and, if desired, suggesting suitable nominees for appointment, and a copy shall be furnished to the other Parties who may, within 7 days, submit written comments on the request to the addressor of the request.

36.5	venue and period of completion of arbitration
The arbitration shall be held in Johannesburg and the Parties shall endeavour to ensure that it is completed within 90 days after notice requiring the claim to be referred to arbitration is given.
36.6	binding nature of arbitration
The Parties irrevocably agree that, subject to clause 36.7, the decision of the arbitrator:
36.6.1	shall be binding on them;
36.6.2	shall be carried into effect; and
36.6.3	may be made an order of any court of competent jurisdiction.
36.7	appeal

Any Party to the dispute may appeal the decision of the arbitrator to an appeal panel of three arbitrators appointed in accordance with the Commercial Arbitration Rules of the Arbitration Foundation of Southern Africa in force from time to time.

36.8	Arbitration Act – rules

The arbitration shall be governed by the Arbitration Act, 42 of 1965 and shall take place in accordance with the Commercial Arbitration Rules of the Arbitration Foundation of Southern Africa in force from time to time.

36.9	urgent relief
Nothing in this clause 36 shall preclude any Party from seeking an urgent interdict or urgent relief from a court of competent jurisdiction.
37.Miscellaneous matters
37.1	addresses
37.1.1

The Parties choose the following addresses at which notices in connection with this Agreement and/or documents in legal proceedings in connection with this Agreement may be served (ie their domicilia citandi et executandi):

37.1.1.1	in the case of the Purchaser:

	physical address:	Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria, 1780

	fax number:	+27 (0)11 278 9863

and marked for the attention of Richard Stewart,

37.1.1.2	in the case of SGL:

	physical address:	Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria, 1780

	fax number:	+27 (0)11 278 9863

and marked for the attention of Richard Stewart,

37.1.1.3	in the case of the Seller:

	physical address:	55 Marshall Street
Marshalltown
Johannesburg

	fax number:	+27 (0)11 373 5111

and marked for the attention of: The Company Secretary, with further copies also marked for the attention of the Finance Director and the Financial Controller.
37.1.2	A notice may be delivered by hand or sent by messenger or fax. Without prejudice to the foregoing, any notice shall conclusively be deemed to have been received:
37.1.2.1

on delivery, if delivered to the Party's physical address before 17h00 on a Business Day, or, if delivered on a Business Day but after 17h00, or on any day other than a Business Day, the notice will be deemed to have been given at 08h30 on the first Business Day after it was delivered;

37.1.2.2

on despatch, if sent to the Party's fax number before 17h00 on a Business Day, or, if sent on a Business Day but after 17h00, or on any day other than a Business Day, the notice will be deemed to have been given at 08h30 on the first Business Day after it was sent.

37.1.3

A Party may change that Party's address or fax number for this purpose to another physical address of fax number in South Africa, by notice in writing to the other Parties, such change to be effective only on and with effect from the 7th Business Day after the giving of such notice.

37.1.4

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate service of such written notice or communication to that Party notwithstanding that the notice or communication was not sent to or delivered or served at that Party's chosen domicilium citandi et executandi.

37.2	no representations
No Party may rely on any representation which allegedly induced that Party to be bound by this Agreement, unless the representation is recorded in this Agreement.
37.3	variation, cancellation and waiver

No contract varying, adding to, deleting from or cancelling this Agreement, and no waiver of any right under this Agreement, shall be effective unless reduced to writing and signed by or on behalf of the Parties, and for these purposes, "writing" shall not include e-mail communications.

37.4	indulgences

If a Party at any time breaches any of that Party's obligations under this Agreement, the aggrieved Party shall not be estopped (ie precluded) from exercising the aggrieved Party's rights arising out of that breach, despite the fact that the aggrieved Party may have elected or agreed on one or more previous occasions not to exercise the rights arising out of any similar breach or breaches.

37.5	assignment
37.5.1

Except as specifically provided in this Agreement, no Party may cede any or all of its rights or delegate any or all of its obligations under this Agreement without the prior written consent of the other Parties.  For purposes of this clause 37.5, a cession or delegation shall include any form of transfer of any Party's rights and/or obligations under this Agreement, or the change in either legal entity which has rights and/or obligations under this Agreement, by operation of law by way of or following an amalgamation or merger under section 113 of the Companies Act.

37.5.2

The Seller will be entitled to cede any of its rights and/or delegate any of its obligations under this Agreement to any member of the Seller's Group.  The Seller shall give the Purchaser and SGL written notice of such cession and/or delegation no less than 5 Business Days prior thereto.

37.5.3	Each of the Purchaser and SGL irrevocably consents to any splitting of claims which may arise as a result of the Seller exercising its rights under clause 37.5.2.
37.6	applicable law
This Agreement is to be governed, interpreted and implemented in accordance with the laws of South Africa.
37.7	costs
37.7.1	Subject to clause 11.1, the Parties shall bear their own legal and other costs incurred in the drafting, preparation and implementation of this Agreement.

37.7.2

Any costs, including all legal costs on an attorney-and-own-client basis and VAT, incurred by a Party arising out of or in connection with a breach by any other Party shall be borne by the Party in breach.

37.8	submission to jurisdiction

Subject to clause 36, the Parties consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg, for any proceedings arising out of or in connection with this Agreement.

37.9	counterparts

This Agreement may be executed in a number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall be deemed to constitute one and the same agreement.

37.10	whole agreement

This Agreement contains all the express provisions agreed on by the Parties with regard to the subject matter of this Agreement and the Parties waive the right to rely on any alleged provision not expressly contained in this Agreement. This Agreement supersedes and replaces all prior commitments, undertakings or representations whether oral or written, between the Parties in respect of the subject matter of this Agreement.

37.11	severability

All provisions of this Agreement, whether forming an entire clause or only part of a clause, are, notwithstanding the manner in which they have been grouped together or linked grammatically, divisible and severable from each other.

Signed at Johnannesburg	on	8 September 2015
Witness		for Rustenburg Platinum Mines Limited

1.		/s/ C Griffith
Chris Griffith duly authorised and warranting such authority

2.

Signed at Johannesburg		on	8 September 2015
Witness			for Sibanye Rustenburg Platinum Mines Proprietary Limited

1.	ILLEGIBLE		/s/ RA Stewart
Richard Stewart duly authorised and warranting such authority

2.	ILLEGIBLE		/s/ C Farrel
Cain Farrel duly authorised and warranting such authority

Signed at Johannesburg	on	8 September 2015
Witness		for Sibanye Gold Limited

1.	ILLEGIBLE	/s/ NJ Froneman
duly authorised and warranting such authority

2.	ILLEGIBLE	/s/ C Farrel
Cain Farrel duly authorised and warranting such authority

Annexe A

Material Transferring Contracts

1.	The Bafokeng Nation Royalty Agreement
2.	The Hoedspruit Tailings Lease
3.	The IsaMill Technology Licence Agreement
4.	Chromite Supply Agreement between the Seller, International Ferro Metals (SA) (Proprietary) Limited and international Ferro Metals Limited signed on 16 February 2010 (document 2.5.10.1.2.1 in the VDR)
5.

Chrome Recovery Plant Operation and Maintenance Service Agreement between the Seller, Chromtech Holdings (Pty) Limited and Mafic Exploration (Pty) Ltd, last signed on 19 July 2012 (document 2.5.10.1.3.1 in the VDR)

6.	Memorandum of Agreement between the Seller and Xstrata South Africa (Pty) Ltd, last signed on 8 December 2009 (document 2.5.5.1.12.1 in the VDR)
7.

Contract for the Service and Maintenance of Trackless Mining Equipment between Atlas Copco South Africa (Pty) Limited and the Seller signed on 16 September 2004, as amended (contained in folder 2.6.6.17 of the VDR)

Annexe B1

Transferring Contracts as at the Signature Date (non-exclusive listing)

1.

Notwithstanding anything to the contrary or otherwise contained in the definition of "Transferring Contracts" (and other related defined terms), the following (as they may be amended from time to time) will be Transferring Contracts for purposes of this Agreement:

1.1

all of the contracts listed in the exel file (all tabs / sheets) saved with file name "Annexe B1_Transferring Contracts - Leases, General and Utilities" on the CD / DVD signed by the Parties at the same time as signing this Agreement;

1.2

all of the contracts listed in the exel file (all tabs / sheets) saved with file name "Annexe B1_Transferring Contracts - Supply Chain" on the CD / DVD signed by the Parties at the same time as signing this Agreement;

1.3	once concluded, each of the PSA Rail Services Agreement and the PSA Services Agreement;
1.4	the Bafokeng Nation Settlement Agreement; and
1.5	the Bafokeng Nation Royalty Agreement.

Annexe B2

Excluded Contracts

1.

Notwithstanding anything to the contrary or otherwise contained in the definition of "Transferring Contracts" (and other related defined terms), but without otherwise limiting the definition of "Transferring Contracts" in any way, the following (as they may be amended from time to time) will not be Transferring Contracts (and will be Excluded Contracts) for purposes of this Agreement:

1.1

Sale of Concentrate Agreement between the Seller and Platinum Mile Resources Proprietary Limited (attached as Schedule 2 to the Amendment & Restatement Agreement (in respect of the Sale of Tailings and Concentrate Agreement entered into on or about 27 October 2004, and as amended) between the Seller and Platinum Mile Resources Proprietary Limited last signed on 20 August 2015);

1.2

Confidentiality Agreement between the Seller, Platinum Mile Resources (Proprietary) Limited, Aquarius Platinum (South Africa) Corporate Services (Proprietary) Limited, Aquarius Platinum Limited and Mvelaphanda Holdings (Proprietary) Limited, last signed in or about April 2008;

1.3	Agreement for Management & Maintenance of Explosive Magazines between Sasol Nitro, a division of Sasol Chemical Industries Limited and the Seller, last signed on 16 November 2008, as amended;
1.4

Notarial Exchange Agreement between the Seller, Platinum Prospecting Company (Proprietary) Limited, Impala Platinum Limited, Barplats Mines Limited and Impala Platinum Holdings Limited, signed on 13 December 2002, as amended;

1.5	Memorandum of Agreement between Rand Water Board, the Town Council of Rustenburg, Johannesburg Consolidated Investment Company Limited and the Seller, signed on 26 June 1974;
1.6	Off-Take Agreement between The Rustenburg Water Services Trust and the Seller, last signed on 19 August 2004;
1.7

Agreement for the Operation and Maintenance of a Sewage Treatment Plant between Fraser Alexander Tailings, a division of Fraser Alexander (Pty) Ltd and Potgietersrust Platinums Limited [unsigned], as amended; and

1.8	Electricity Supply Agreement between Eskom Holdings SOC Limited and the Seller, last signed on 6 December 2013.

Annexe C

Excluded Assets

The Excluded Assets comprise:

1.

for the avoidance of doubt, all assets which are exclusively or non-exclusively, but predominantly, used at or which exclusively or non-exclusively, but predominantly, comprise the Smelting and Refining Operations;

2.

for the avoidance of doubt, all assets which are exclusively or non-exclusively, but predominantly, used at or which exclusively or non-exclusively, but predominantly, comprise the Western Limb Distribution Centre;

3.	for the avoidance of doubt, all assets which are exclusively or non-exclusively, but predominantly, used at or which exclusively or non-exclusively, but predominantly, comprise the PSA Business;
4.	the concentrate thickeners and the filtration plant forming part of or related to the Smelter Complex;
5.	for the avoidance of doubt the moveable assets, such as forklifts, cherry pickers, etc. that are on Smelting and Refining Operations sites and the Smelting and Refining Operations asset registers;
6.	the Seller's claim against Rand Mutual Association, detailed under case number 14/07247 (in the South Gauteng High Court (Johannesburg));
7.	the rail loading and off-loading assets at RBMR, Acid Plant and WLDC;
8.	the Seller's rights under all Retained Contracts (but not, for the avoidance of doubt, against Debtors);
9.

all of the intellectual property rights and assets of the Seller (including trademarks, copyrights, patents, invention rights, designs, design rights, trade secrets, trade names, technical drawings, manuals, designs, know-how and domain names, whether registered or unregistered, together with applications for any of these intellectual property rights);

10.	all assets comprising (before being decommissioned) the Frank Concentrator and the DML Pilot Plant at the Frank Concentrator;
11.	all the stores and consumables located at the Seller's Western Limb Distribution Centre;
12.

all of the claims of the Seller (and associated rights) against the persons, and in respect of the matters, listed in the exel file (all tabs / sheets) saved with file name "Annexe C_List of Excluded Litigation " on the CD / DVD signed by the Parties at the same time as signing this Agreement;

13.

all of the moveable assets at the DML offices located at Central Deep Shaft, including office furniture, computers, sample preparation and assay equipment, pilot scale plant and equipment, laboratory equipment, and analysers;

14.	Process water pipelines on Retained Land;

15.	Water pipelines in relation to the Rustenburg Wastewater Treatment Works on Retained and Non-Retained Land;
16.	Potable water pipelines owned by the Seller on Retained and Non-Retained Land;
17.	Eight Ambient stations and one equipment store room

No	Station	Location
rp1	Bergsig High School	Rustenburg town
rp2	Brakspruit	Western Limb Tailings Retreatment Dam
rp3	Hex River	Located at the ADC offices
rp4	Klipfontein	Klipfontein Village
rp5	Mfidikwe	Mfidikwe Village clinic
rp6	Paardekraal	Paardekraal Shaft
rp7	Waterval Village + 1 equipment storeroom	inside Waterval Village near Rugby field
rp8	Wonderkop (previously WLTR)	Aquarius 4 shaft , Marikana

18.	Thirty seven surface water monitoring points

No	Site Name	Site description	Y co-ord	X co-ord
1	K008	Klipfonteinspruit at PMR Bridge	-25.69061	27.35275
2	K009	PMR East rain water dam overflow	-25.68893	27.35098
3	K010	Klipfonteinspruit, downstream of K009	-25.68844	27.35057
4	K011	Discharge at PMR culvert at PMR bridge	-25.69056	27.35177
5	K012	Klipfonteinspruit between PMR and RBMR on old road to magazine	-25.68096	27.34029
6	K013	Culvert ditch going to Klipfonteinspruit halfway between PMR bridge and Waterval bridge parallel to old railway	-25.68152	27.33435
7	K014	Intersection of Klipfonteinspruit and rail line bridge (south side)	-25.6795	27.33434
8	K015	150 metres up from intersection of Klipfonteinspruit and rail line	-25.68036	27.33484
9	K023	Klipfonteinspruit at base of RBMR dump	-25.67855	27.33039
10	K024	Outflow of RBMR Dam 3 stormwater dam	-25.68091	27.32634
11	K025	Intersection between electric pylons & compressor air pipe between RBMR and lab. Storm water canal from ACP.	-25.67806	27.32706
12	K028	Klipfonteinspruit after confluence of RBMR west ditch system at Waterval smelter bridge	-25.67849	27.32638
13	K032	Klipfonteinspruit downstream of Waterval Smelter	-25.67655	27.31709
14	K044	Trench to the west of the RBMR triangular dam	-25.68087	27.32612
15	K059	Culvert at railway entry to RBMR	-25.68543	27.3306
16	K062	Spillway overflow RBMR stormwater dam 3B	-25.68015	27.32625
17	K080	Effluent and stormwater discharge west of PMR	-25.68759	27.34887
18	K098	ACP Pollution Control Dam	-25.67709	27.32555
19	K099	Klipfonteinspruit downstream of PMR	-25.68691	27.34901
20	K158	RBMR Dam1	-25.68188	27.32676
21	K159	RBMR Dam2	-25.68163	27.32644

22	K160	RBMR Dam3A	-25.68157	27.32700
23	K161	RBMR Dam3B	-25.68034	27.32847
24	K162	RBMR Triangular Dam	-25.68511	27.33229
25	K163	RBMR SSSS Dam	-25.68618	27.33532
26	K168	Cut off trench north of Waterval Smelter reverts area	-25.67312	27.32476
27	K169	Trench from PF Retief laboratory towards Klipfonteinspruit	-25.67835	27.32898

No	Site Name	Site description	Y co-ord	X co-ord
28	K183	Waterval sewage works effluent towards Klipfonteinspruit	-25.68144	27.32431
29	K187	Trench upstream of RBMR at culvert on access road to South gate	-25.68735	27.32416
30	K188	Klipgatspruit, downstream of Mfidikoe village, upstream of Khomanani I Shaft (Frank I Shaft), Frank Concentrator and Waterval Complex	-25.66587	27.33577
31	K208	PMR Dam 1	-25.68972	27.350228
32	K209	PMR Dam 2	27.34907	-25.68914
33	K210	PMR Dam 3a	27.35114	-25.6908
34	K211	PMR Dam 3b	-25.69105	27.35198
35	K212	PMR Dam 4/5	-25.6881	27.346858
36	K213	PMR Dam 6E	-25.68926	27.346964
37	K214	PMR Dam 6W	-25.68885	27.345702

19.	Twenty three ground water monitoring points

No	Site Name	Site description	Y co-ord	X co-ord

1	BMRWWTW	Downgradient of Waterval treatment works	27.325227	-25.680378
2	NB04	PMR upgradient borehole	27.348748	-25.699105
3	NB52	BMR upgradient of SSS effluent dams	27.334303	-25.689740
4	NBH07	Downgradient from PMR	27.348928	-25.687347
5	S011	BMR downgradient west towards Klipfonteinspruit	27.325960	-25.681508
6	S051	ACP downgradient south towards Klipfonteinspruit	27.328833	-25.678628
7	S102	BMR downgradient north of north dump towards Klipfonteinspruit	27.331812	-25.679347
8	S104	ACP downgradient south-east borehole	27.332142	-25.679068
9	S120	BMR downgradient north of SSS effluent dams	27.332675	-25.684282
10	S140	Downgradient south of Waterval Tailings - control towards WV Smelter	27.324837	-25.673088
11	S160	BMR downgradient north-east of north dump towards Klipfonteinspruit	27.332518	-25.679735
12	S230	BMR downgradient of SSS effluent dams	27.335377	-25.685518
13	S373	PMR downgradient northwest borehole	27.345885	-25.685472
14	S374	PMR downgradient north borehole	27.347647	-25.686502
15	S386	BMR upgradient east of BMR rainwater dam	27.329112	-25.681567
16	S388	Borehole west of BMR magazines	27.333922	-25.682787

17	S389	BMR upgradient south of north dump	27.332737	-25.682130
18	S400	Waterval Smelter downgradient borehole towards Klipfonteinspruit	27.324082	-25.677258
19	S403	BMR downgradient east of SSS effluent dams	27.336937	-25.685688
20	S405	BMR upgradient south of BMR rainwater dam	27.328167	-25.681318
21	S409	BMR downgradient north towards Klipfonteinspruit	27.328003	-25.679103
22	S410	BMR downgradient north-east towards Klipfonteinspruit	27.330390	-25.679132
23	S418	BMR downgradient northwest of SSS effluent dams	27.331415	-25.685108

20.	Information Technology and Telecommunications equipment currently held within the Hex River and Klipfontein server rooms.
21.	The following are excluded and currently held at the Hex River Server Room and Facility:
21.1	In warranty and contractually bound Cisco video conference units.
21.2	Command centre and War Room equipment and accessories.
21.3	IMDC stock and containers.
21.4	T&A stock, LAB equipment and containers.
21.5	One mobile training unit.
21.6	Contractually bound centralized and network Printers.
21.7	Monitoring units.
21.8	Specific commercial and IIT infrastructure components.
21.9	IIT LAB and stock items including Traka cabinet.
21.10	Contractually bound WAN links.
22.	Within the Klipfontein Server room: Specific commercial and IIT infrastructure components
23.

Applications/systems or services are managed by the Seller's IM department, decentralised and ring-fenced for the business. The relevant hardware and software will be handed over, provided that the licensing and maintenance agreements can be transferred, a retained component is excluded from the sale which includes intellectual property and agreements with licensing for the following:

Application/System/Service	Supplier
Mining Technical Systems	MineRP Holdings Pty Ltd
Cadsmine	MineRP Holdings Pty Ltd
Time and Attendance systems	EOH Security and Building Technology
Gas Detection	Sperosens
Sable	Sable Dataworks Pty Ltd

Microstation	Bentley Systems South Africa
Datatrap	Qmuzik Technologies (Pty) Ltd
Front-end T&A solution	RPM owned
GEMA applications
Desktops and laptops used by non-transferring employees	Dell Computer (Pty) Ltd Hewlett Packard Microsoft
Wide Area Network (WAN); network switches	BT Communication Services South Africa
Network Cabling	Bridging Technologies SA Interconnect Systems
Radio networks	Bridging Technologies SA
CEMMS	Energy Management System

24.	All reclaimed stock and equipment held at the salvage yards at the Khuseleka 2 and Thembelani 2 storage hubs;
25.

all assets (including, without limiting paragraph 9, intellectual property assets and rights) which comprise the Seller's research and development into new mining technologies undertaken at Bathopele Mine including moveable assets (including office furniture, computers (information technology equipment), tools, communication radios, etc) and equipment held at Bathopele mine, which are used to support the Seller's mining technology research and development activities, which will be relocated from this site;

26.	Sasol Nitro Explosive Magazine situated on retained land and Sodium chlorate stock used by the Precious Metals Refinery of the Seller stored at the Sasol Nitro Explosive Magazine;
27.	Two Augusta Westland AW139 helicopters;
28.	Moveable protection services assets including but not exclusive vehicles, base station radios, two way radios, fire arms and dogs;
29.	The following vehicles are included on the asset register or located on one of the sites of the business which form part of the greater vehicle fleet of the Seller are to be excluded:

Reg No	Group	Description
BHK528NW	Rustenburg Central Services	Toyota Corolla 180i GLE
CDF333NW	ESTC James Park	Opel Astra 1.4 Essentia 5 Door
CHD385NW	Protection Services	Generic Trailer
CHG572NW	Khuseleka	Toyota Hilux 1800 (Column Shift)
CHV922NW	Khuseleka	Generic Tractor
DTG801NW	Rustenburg Central Services	Generic Front End Loader
DTP685NW	Rustenburg Central Services	Generic Grader
DTY997NW	Rustenburg Central Services	Hino 25-307
DTZ001NW	Rustenburg Central Services	Hino 25-307
DVL416NW	Rustenburg Central Services	Generic Tractor Loader Backhoe
DVV883NW	Rustenburg Central Services	Mercedes-Benz 1017AK/33 ATEGO 2 Tipper

Reg No	Group	Description
DWD503NW	Rustenburg Central Services	Mercedes-Benz 1735S/35 LC Truck Tractor
DWD524NW	Rustenburg Central Services	Mercedes-Benz 1729/S32 LC Truck Tractor
DWH941NW	Rustenburg Central Services	Mercedes-Benz 1017AK/33 ATEGO 2 Tipper
DYD493NW	Rustenburg Central Services	Nissan Hardbody 2.0i SE LWB
DYG085NW	Rustenburg Central Services	Generic Front End Loader
DYH282NW	Rustenburg Central Services	Generic Mobile Crane
DYV442NW	Rustenburg Central Services	BMW 320i (E46)
DYY845NW	Waterval Concentrator	Generic Mobile Crane
FBN370NW	ESTC James Park	Toyota Hilux 2400 D
FFV687NW	Protection Services	Toyota Hilux 3.0 KZ-TE Raider Raised Body
FHK906NW	ESTC James Park	Mercedes-Benz 1617/48 FC Chassis Cab
FJK046NW	Rustenburg Central Services	Toyota Hilux 2.7 VVT-i Raider Double Cab
FRF951NW	Rustenburg Central Services	Hino 17-257 Chassis Cab
HFT041NW	ESTC James Park	Volkswagen T5 2.0 BiTDI 4Motion SWB
HFV731NW	Rustenburg Central Services	Nissan UD 290 WT Truck Tractor

Reg No	Group	Description
HKC881NW	AGP	Toyota Hilux 2.5 D-4D S
HKC882NW	AGP	Toyota Hilux 2.5 D-4DS
HLL276NW	Protection Services	Toyota Hilux 3.0 D-4D Raider Double Cab 4X4
HPD173NW	Protection Services	Hyundai Tucson 2.0 GLS
HSC498NW	Protection Services	Toyota Hilux 2.5 D-4D Raider D/C Raised Body
HSL705NW	Protection Services	Hyundai i30 1.6
HSL707NW	Protection Services	Hyundai Elantra 1.8 GLS
HSY465NW	Rustenburg Central Services	Toyota Hilux 2.5 D-4D
HSY468NW	Rustenburg Central Services	Toyota Hilux 2.5 D-4D
HXD585NW	Protection Services	Toyota Fortuner 2.5 D-4D Raised Body
HXD597NW	Protection Services	Toyota Fortuner 2.5 D-4D Raised Body
HYT169NW	Protection Services	Tata LPT 1518 Chassis Cab

HYY196NW	Rustenburg Central Services	Tata LPT 1518 Chassis Cab
HZB714NW	Protection Services	AMC Truck Tractor 4X2
HZB733NW	Protection Services	Tata LPT 1518 Chassis Cab
HZB724NW	Protection Services	Tata LPT 1518 Chassis Cab
HZD758NW	Protection Services	Land Rover Defender 130 2.4 TD Crew Cab HCPU
HZF649NW	Protection Services	Toyota RAV4 2.0 VX

Reg No	Group	Description
HZM715NW	Protection Services	Generic Trailer
HZM723NW	Protection Services	Generic Trailer
HZM729NW	Protection Services	Generic Trailer
JBM538NW	Protection Services	Land Rover Defender 130 2.4 TD Crew Cab HCPU
JBW732NW	Protection Services	Land Rover Defender 130 2.4 TD Crew Cab HCPU
JCK984NW	Protection Services	Land Rover Defender 130 2.4 TD Crew Cab HCPU
JDL877NW	Protection Services	Iveco 35S13V8 water cannon
JFF847NW	Protection Services	TOYOTA HILUX SRX 4X4
JJX184NW	Protection Services	VW MIKROBUS
NEW (not registered)	Protection Services	Iveco water cannon
NEW (not registered)	Protection Services	Iveco water cannon

30.	Electrical, mechanical and other spares/assets to be excluded from sale.

Group critical spares

Type	Make	Tech Data	Excluded
Gearbox	Falk	35x1Z1S	1
Barring gearbox	David Brown	H3-280	1
Barring gearbox	Falk	485A4	2
Motor	ABB	5200kw 11kv Frame: CSLGH 800/6-224	1
Motor	ABB	3000kw 11kv Frame: CSLGH630/4-204	1
Pinion	Metso	A1-140382	1

Compressor critical spares

Spares detail	Equipment type	Excluded	Stored at
Main Drive Motor 15MW	DEMAG VK125, SULZER VWS590-50	1	Siphumelele 1 Demag VK125 Compressor House
Main Drive Motor 4.8MW	ABB GEC HITACHI	1	Khuseleka 1 Compressor House
Main Drive Motor 4.3MW	SIEMENS	1	West 10 Compressor House
4.8MW Reactor 11000V	DEMAG, SULZER, CENTAC	2	West 10 and Dishaba
Liquid starter	DEMAG VK125, SULZER VWS590-50	1	Siphumelele 1 GHH Compressor House

Rotating assembly complete with Impellers	SULZER RI565	1	At MMMS for repair. To be delivered to Tumela when complete.
Rotating assembly complete with Impellers	GHH MARK1	1	At MMMS for repair. To be delivered to DC when complete.
BHS RP36x Epicyclic Gearbox	GHH MARK1	1	Normally stored at Union or Rustenburg. At MMM for refurbishment.

Diesel generators and spares

1-off spare 2,8MW diesel generator installed at Khomanani. The component list specific to this generator includes, but is not limited to:

•1-off 2,8MW containerised diesel generator.

•1-off day fuel tank.

•1-off neutral earthing resistor panel.

•1-off 400V Motor Control Centre.

Various smaller diesel generator fleet spares applicable to all 2,8MW units.

Winder spares to be retained

One 500kW DC winder motor located at the GHH Compressor House at Siphumelele 1 Mine.

Mill Motor and Compressor Motor spares

The list of mill and compressor motor spares are to be excluded:

Category	Description	Current Location
Mill Motor Spares (included in group critical spares list)	1 spare 5,2MW 11kV slipring induction motors	1 motor are located at the Rustenburg Concentrators
Mill Motor Spares (included in group critical spares list)	1 spare 3000kW 11kV slipring induction motor	In for repair
Compressor Motor Spares (included in compressor critical spares)	2 15MW main drive motors	Rustenburg
Compressor Motor Spares (included in compressor critical spares)	1 4,8MW main drive motor.	Rustenburg
Compressor Motor Spares	1 4,8MW 6,6kV auto transformer.	Rustenburg
Compressor Motor Spares	1-off 4,8MW 11kV auto transformer.	Rustenburg

Compressor Motor Spares	1-off liquid resistance starter for the 15MW main drive motor	Rustenburg

Electrical equipment/spares

The following redundant or to be redundant electrical equipment is excluded:

Item No.	Description:	Current Location:
1	10MVA 11kV/6,6kV Auto Transformer	Thembelani 2 Mine
2	10MVA 11kV/6,6kV Auto Transformer	Thembelani 2 Mine
3	20MVA 33kV/6,6kV Dyn11 Power Transformer Complete with Neutral Earthing Resistor	Thembelani 2 Mine
4	20MVA 33kV/6,6kV Dyn11 Power Transformer Complete with Neutral Earthing Resistor	Thembelani 2 Mine
5	18-Panel 6,6kV ABB UniGear Metalclad Medium Voltage Switchboard Complete with Battery Tripping Units	Thembelani 2 Mine
6	1500kVA 6,6kV/550V Dyn11 Distribution Transformer Complete with Neutral Earthing Resistor	Waterval Concentrator 240 Area
7	1500kVA 6,6kV/550V Dyn11 Distribution Transformer Complete with Neutral Earthing Resistor	Waterval Concentrator 240 Area
8	1500kVA 6,6kV/550V Dyn11 Distribution Transformer Complete with Neutral Earthing Resistor	Waterval Concentrator 240 Area
9	400kVA 6,6kV/400V Dyn11 Lighting Distribution Transformer Complete with Neutral Earthing Resistor	Waterval Concentrator 240 Area
10	9-Panel 6,6kV Hawker Siddeley VSI Metalclad Medium Voltage Switchboard Complete with Battery Tripping Unit.	Waterval Concentrator 240 Area

31.	All medical or related equipment which is the property of Platmed that is held at the Bleskop hospital, dressing stations and other medical facilities;
32.	The Human Resources Development (HRD) Department of the Seller occupies a number of training facilities in Rustenburg. The listing below includes assets used by HRD that are excluded:

	Item Description	Notes
1	Protection Services Training Centre	Facility and equipment contained in this facility
2	Dog Kennel Area	Facility and equipment contained in this facility
3	ADC motor vehicle fleet and bus
4	All IT equipment in the SAP / E-learning training rooms at the ADC	This is specific IT equipment used for the purpose of training on an e-learning / electronic platform (and related furniture)
5	All HRD related intellectual property	Books (library), Course material (electronic copies), Course material (hard copies)
6	All data projectors in possession of the various departments	Departments have their own data projectors
7	Young Professionals Bursar department – assessment dongles and scanning machine

8	Career exhibition equipment
9	IT / E-learning sound equipment	IT / electronic equipment used for the development of E-learning material (sound related) (Building C2 - ADC)
10	2 x mobile computer training units	1 currently being used at the ESTC 1 currently being used by the IT function at Hex River
11	All office equipment for the offices that form part of the overall rental agreement / and boardrooms – meeting rooms	Desks / chairs / cupboards/ telecon equipment
12	Office equipment (OSD)	Office equipment currently used by OSD personnel will move to ADC as part of the relocation of OSD to ADC
13	Office equipment (OSD)	Office equipment at OSD not transferred to the ADC will be moved to Amandelbult Training Centre
14	Wi - fi functionality equipment (ADC)	To remain the property of AAP
15	Wi -fi functionality equipment (OSD)	To remain AAP property and be transferred to the ADC to expand the capacity at the ADC
16	Winding engine driver simulator equipment	Which will be moved ESTC
17	ADC lecture rooms	Lecture room furniture (chairs / tables) / equipment (proximas /screens / TVs / sound equipment)

Annexe D

Immovable Properties

Immovable Properties located on the Mine Area

	Parent Property	Properties to be Sold	Subdivision required
1	RE Waterval 303	Remaining Extent of the Farm Waterval 303, Registration Division JQ, North West Province In Extent 212,7242 (Two One Two Comma Seven Two Four Two) Hectares Held by Deed of Transfer T99101/1999	No
2	PTN-RE 6 Waterval 303

A Portion of the Remaining Extent of Portion 6 of the Farm Waterval 303, Registration Division JQ, North West Province

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T4809/1998

Yes
3	RE PTN 8 Waterval 303

The Remaining Extent of Portion 8 of the Farm Waterval 303, Registration Division JQ, Province of North-West

In Extent 104,7161 (One Four Comma Seven One Six One) Hectares

Held by Deed of Transfer T27736/1998

No
4	RE-PTN 10 Waterval 303

A Portion of the Remaining Extent of Portion 10 of the Farm Waterval 303, Registration Division JQ, North West Province

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T29237/2000

Yes
5	PTN 14-9 Waterval 303

The Remaining Extent of Portion 14 of the Farm Waterval 303, Registration Division JQ, Province of North-West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T34009/1976

Yes
6	RE-PTN 16 Waterval 303

Portion 79 (a Portion of Portion 16) of the Farm Waterval 303, Registration Division JQ, Province of North-West

In extent 27.6307 (twenty seven comma six three zero seven) hectares, as will appear from SG Diagram 621/2015

Held by Deed of Transfer T65334/1998

Yes
7	RE-PTN 16 Waterval 303

A Portion of the Remaining Extent of Portion 16 of the Farm Waterval 303, Registration Division JQ, Province of North-West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T65334/1998

Yes
8	RE-PTN 19 Waterval 303

Remaining Extent of Portion 19 of the Farm Waterval 303, Registration Division JQ, Province of North-West

In Extent 216,5550 (Two Hundred and Sixteen Comma Five Five Five Nought) Hectares

Held by Deed of Transfer T9544/1980

No
9	PTN 48-8 Waterval 303	The Remaining Extent of Portion 48 (a Portion of Portion 8) of the Farm Waterval 303, Registration Division JQ, Province of North-West	Yes

	Parent Property	Properties to be Sold	Subdivision required
Extent to be determined in the subdivision process and once the SG diagram has been approved Held by Deed of Transfer T47441/1997
10	PTN 49-8 Waterval 303

The Remaining Extent of Portion 49 of the Farm Waterval 303, Registration Division JQ, Province of North-West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer  T47441/1997

Yes
11	PTN 51-6 Waterval 303

Portion 51 (a Portion of Portion 6) of the Farm Waterval 303, Registration Division JQ, North West Province

In Extent 2,9989 (Two Comma Nine Nine Eight Nine) Hectares

Held by Deed of Transfer T 4809/1998

No
12	PTN 122 Kroondal 304

The Remaining Extent of Portion 122 (a Portion of Portion 76) of the Farm Kroondal 304, Registration Division JQ, Province of North-West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T55202/1984.

Yes
13	PTN 132 Kroondal 304

Certain Portion 132 (a Portion of Portion 54) of the Farm Kroondal 304, Registration Division JQ, Province of North-West

In Extent TEN decimal NOUGHT EIGHT SIX SEVEN (10.0867) morgen

Held by Deed of Transfer T3740/1962.

No
14	PTN-PTN 145 Kroondal 304

The Remaining Extent of Portion 145 of the Farm Kroondal 304, Registration Division JQ, Province of North-West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer. T3148/1969

Yes
15	PTN-PTN 167-87 Kroondal 304

The Remaining Extent of Portion 167 of the Farm Kroondal 304, Registration Division JQ, North-West Province

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T145443/1998.

Yes
16	PTN-PTN 170-89 Kroondal 304

The Remaining Extent of Portion 170 of the Farm Kroondal 304, Registration Division JQ, North-West Province

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T147238/1998.

Yes
17	PTN-PTN 172-90 Kroondal 304

Portion 172 (a Portion of Portion 90) of the Farm Kroondal 304, Registration Division JQ, North-West Province

In Extent 11,2649 (Eleven Comma Two Six Four Nine) Hectares

Held by Deed of Transfer T147238/1998.

No
18	RE-PTN 27 Paardekraal 279

Remaining Extent of Portion 27 of the Farm Paardekraal 279, Registration Division JQ, Province of North-West

In Extent 158,1097 (One Five Eight Comma One Nought Nine Seven) Hectares

Held by Deed of Transfer T21390/1987.

No
19	RE-PTN 28 Paardekraal 279	Remaining Extent of Portion 28 of the Farm Paardekraal 279, Registration Division JQ, Province of North-West In Extent 297,3293 (Two Hundred and Ninety Seven Comma Three	No

	Parent Property	Properties to be Sold	Subdivision required
Two Nine Three) Hectares Held by Deed of Transfer T3573/1985
20	PTN 111-27 Paardekraal 279

Portion 111 (Portion of Portion 110) of the Farm Paardekraal 279, Registration Division JQ, North-West Province

In Extent 58,7957 (Fifty Eight Comma Seven Nine Five Seven) Hectares

Held by Deed of Transfer T88352/2006

No
21	PTN 114-27 Paardekraal 279

Portion 114 (a Portion of Portion-27) of the Farm Paardekraal 279, Registration Division JQ, Province of North-West

In Extent 82,6554 (Eighty Two Comma Six Five Five Four) Hectares

Held by Deed of Transfer T50329/1985

No
22	PTN 119-45 Paardekraal 279

Certain Portion 119 (a Portion of Portion-45) of the Farm Paardekraal 279, Registration Division JQ, North-West Province

In Extent 42,8262 (Forty Two Comma Eight Two Six Two) Hectares

Held by Deed of Transfer T27020/1972

No
23	PTN 120-29 Paardekraal 279

Portion 120 (a Portion of Portion-29) of the Farm Paardekraal 279, Registration Division JQ, North-West Province

In Extent 91,0653 (Nine One Comma Nought Six Five Three) Hectares

Held by Deed of Transfer T46927/1984

No
24	PTN 122-42 Paardekraal 279

Portion 122 (Portion of Portion-42) of the Farm Paardekraal 279, Registration Division JQ, North-West Province

In Extent 95,6177 (Nine Five Comma Six One Seven Seven) Hectares

Held by Deed of Transfer T38868/1986

No
25	PTN 123 Paardekraal 279	Portion 123 of the Farm Paardekraal 279, Registration Division JQ, North-West Province In Extent 11,7501 (Eleven Comma Seven Five Nil One) Hectares Held by Deed of Transfer T88352/2006	No
26	PTN 124 Paardekraal 279	Portion 124 of the Farm Paardekraal 279, Registration Division JQ, North West Province In Extent 58,7510 (Fifty Eight Comma Seven Five One Nil) Hectares Held by Deed of Transfer T88352/2006	No
27	PTN 125 Paardekraal 279	Portion 125 of the Farm Paardekraal 279, Registration Division JQ, North West Province In Extent 12,0211 (Twelve Comma Nil Two One One) Hectares Held by Deed of Transfer T88352/2006	No
28	PTN 23-22 Brakspruit 299 (Siphumele 2 and WLTR)

Portion 23 (a Portion of Portion-22) of the Farm Brakspruit 299, Registration Division JQ, North-West Province

In Extent 472,9636 (Four Hundred and Seventy Two Comma Nine Six Three Six) Hectares

Held by Deed of Transfer T4733/2004

No
29	Farm Anglo Tailings 942	The Farm Anglo Tailings 942, Registration Division JQ, North-West Province In Extent 151,4405 (One Hundred and Fifty One Comma Four Four Nought Five) Hectares Held by Deed of Transfer T110164/2003	No
30	PTN 19 Hoedspruit 298 (Hoedspruit	Portion 19 of the Farm Hoedspruit 298, Registration Division JQ, North-West Province	No

	Parent Property	Properties to be Sold	Subdivision required
	Tailings)	In Extent 404,4055 (Four Hundred and Four Comma Four Nought Five Five) Hectares Held by Deed of Transfer T4733/2004
31	RE-PTN 2 Waterval 306 (Hexriver complex)

Remaining Extent of Portion 2 of Farm Waterval 306, Registration Division JQ, North-West Province

In Extent 239,4182 (Two Hundred and Thirty Nine Comma Four One Eight Two) Hectares

Held by Deed of Transfer T24653/1961

No
32	RE-PTN 4 Klipfontein 300

A Portion of the Remaining Extent of Portion 4 of the Farm Klipfontein 300, Registration Division JQ, Province of North-West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T123/1987

Yes
33	PTN 5-4 Klipfontein 300

The Remaining Extent of Portion 5 of the Farm Klipfontein 300, Registration Division JQ, The Province of North West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T9419/2003

Yes
34	PTN 78 Paardekraal 279

Portion 78 (a Portion of Portion 77) of the Farm Paardekraal 279, Registration Division JQ, Province of North-West

In Extent 130,6380 (One Hundred and Thrity Comma Six Three Eight Nought) Hectares

Held by Deed of Transfer T24677/1987

No
35	PTN 7 Waterval 303	Portion 7 of the Farm Waterval 303, Registration Division JQ, North-West Province In Extent 66,5569 (Sixty Six Comma Five Five Six Nine) Hectares Held by Deed of Transfer T8356/2004	No
36	RE PTN 85 Kroondal 304	Remaining Extent of Portion 85 of Farm Kroondal 304, Registration Division JQ, North-West Province In Extent 3,4964 (Three Comma Four Nine Six Four) Hectares Held by Deed of Transfer T22867/2002	No
37	RE-PTN 13 Waterval 303

A Portion of the Remaining Extent of Portion 13 (Portion of Portion 9) of the Farm Waterval 303, Registration Division JQ, Province of North West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T42141/2001

Yes
38	RE-PTN 9 Waterval 303

A Portion of Remaining Extent of Portion 9 of the Farm Waterval 303, Registration Division JQ, Province of North West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T34009/1976

Yes
39	PTN-RE 5 Waterval 303

A Portion of the Remaining Extent Portion 5 of the Farm Waterval 303, Registration Division JQ, Province of North-West

Extent to be determined in the subdivision process and once the SG diagram has been approved

Held by Deed of Transfer T77255/1990

Yes
40	RE PTN 76	A Portion of the Remaining Extent of Portion 76 of the Farm Kroondal	Yes

	Parent Property	Properties to be Sold	Subdivision required
	Kroondal 304	304, Registration Division JQ, North West Province Extent to be determined in the subdivision process and once the SG diagram has been approved Held by Deed of Transfer T82779/2005
41	PTN 3 Waterval 303	Portion 3 of the Farm Waterval 303, Registration Division JQ, North West Province In Extent 60,8281 (Sixty Comma Eight Two Eight One) Hectares Held by Deed of Transfer T10080/1998	No

Immovable Properties located off the Mine Area: all of the immovable properties listed in the exel file (all tabs / sheets) saved with file name "Annexe D_Immovable Properties - Off Mine Area" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe E

Terms and conditions applicable to Transferring Employees

1.Employees

1.1

The Seller and the Purchaser agree that the sale of the Business in terms of the Agreement constitutes a "transfer of a business by one employer to another employer" as contemplated in section 197(1) of the Labour Relations Act, and that the provisions of section 197 of the Labour Relations Act are applicable to the transfer of the Employees from the Seller to the Purchaser.

1.2

It is recorded that the employment of each Transferring Employee with the Seller (as the old employer) will continue in force with the Purchaser (as the new employer) in terms of section 197(2) of the Labour Relations Act and the Purchaser shall on and with effect from the Effective Date continue to employ all of the Transferring Employees.

1.3

The Seller (as the old employer) and the Purchaser (as the new employer) agree for purposes of section 197 of the Labour Relations Act that the "date of transfer" of the Transferring Employees is the Effective Date.

1.4

As between the Purchaser (as the new employer) and the Transferring Employees, and save as otherwise expressly provided to the contrary in terms of this Agreement, also as between the Purchaser and the Seller (as the old employer) whether by agreement or application of statute:

1.4.1	the Purchaser is automatically substituted in the place of the Seller in respect of all contracts of employment of the Transferring Employees in existence immediately prior to the Effective Date;
1.4.2

all the rights and obligations between the Seller (as the old employer) and each Transferring Employee shall continue in force as if they were rights and obligations between the Purchaser (as the new employer) and each Transferring Employee, including, without limitation, the length of service of the Transferring Employees as at the Effective Date, which shall continue without any disruption after the Effective Date;

1.4.3

anything done by or in relation to the Seller as employer of each Transferring Employee (including the dismissal of an employee or the commission of an unfair labour practice or act of unfair discrimination) will be considered to have been done by or in relation to the Purchaser, as the new employer;

1.4.4

the continuity of employment of each Transferring Employee shall not be interrupted, but shall continue with the Purchaser (as the new employer) in the place of, but as if with, the Seller (as the old employer); and

1.4.5

the Purchaser undertakes to employ each of the Transferring Employees on terms and conditions that are on the whole not less favourable to the Transferring Employees than those on which they were employed by the Seller, all as from the Effective Date.

1.5

The names and certain other particulars of the Signature Date Employees are set out in Annexe E1.  The Seller and the Purchaser, in terms of section 197(7)(a) of the Labour Relations Act, have agreed that the valuation as at 31 August 2015, attributable to:

1.5.1	the leave pay accrued to each of the Signature Date Employees is as set forth next to the name of such Signature Date Employee in Annexe E1 under the column headed "Leave Pay Accrued";
1.5.2

the notional severance pay that would have been payable to each of the Signature Date Employees in the event of a dismissal by reason of the Seller's operational requirements is as set forth next to the name of such Signature Date Employee in Annexe E1 under the column headed "Notional Severance Pay"; and

1.5.3

any other payments (if any) that have accrued to each of the Signature Date Employees but have not been paid to them is as set forth next to the name of such Signature Date Employee in Annexe E1 under the column headed "Other Accrued Payments Due".

1.6

The Seller and the Purchaser, in terms of section 197(7)(a) of the Labour Relations Act, have agreed that they shall, before the Effective Date, (i) update the valuations attributable to each of the amounts in each of paragraphs 1.5.1, 1.5.2 and 1.5.3 as at the Effective Date in respect of each Signature Date Employee who remains a Transferring Employee; and (ii) include valuations attributable to each of the amounts in each of paragraphs 1.5.1, 1.5.2 and 1.5.3 as at the Effective Date in respect of each Transferring Employee who was not a Signature Date Employee, applying, in each case, the same calculation methods as applied at the Signature Date.

1.7	As between the Seller and the Purchaser, it is agreed that for purposes of section 197(7)(b) of the Labour Relations Act:
1.7.1	the Purchaser shall be solely liable to pay any Transferring Employee who becomes entitled to receive payment of any amount falling due in terms of paragraphs 1.5.1, 1.5.2 and/or 1.5.3;
1.7.2	the Purchaser shall raise a provision for any payment contemplated under paragraph 1.6 if any Transferring Employee becomes entitled to receive any such payment;
1.7.3

no other measure need to be taken by the Seller which is reasonable in the circumstances to ensure that adequate provision is made for any obligation on the part of the Purchaser that may arise in terms of this Annexe E;

1.7.4	the Seller has complied fully with the provisions of section 197(7) of the Labour Relations Act; and
1.7.5

if any Transferring Employee of the Purchaser is retrenched by or at the instance of the Purchaser after the Effective Date the Purchaser shall be solely liable to pay all of the costs of such retrenchment, and all claims, damages or losses arising out of or in connection with any such retrenchment.

2.Pension fund / provident fund / medical aid arrangements

2.1	The Transferring Employees are members of:
2.1.1	the Old Mutual Superfund Pension Fund or the Amplats Group Provident Fund; and
2.1.2	the Platinum Health Medical Scheme, Bonitas Medical Fund or Sizwe Medical Fund,
(together, "the Funds").
2.2

The Parties agree that on and with effect from the Effective Date, the Purchaser shall become, and replace the Seller as the "participating employer" in respect of each of the Funds and, as a result, the Transferring Employees will continue to be members of the Funds.  The Purchaser shall assume all of the "employer obligations" in relation to the Transferring Employees pursuant to the Funds and will conclude the relevant agreements with each of the Funds, in order to give effect to the foregoing.

3.	Anglo Platinum Share Schemes
3.1	Any obligations to any Transferring Employees under either of the Anglo Platinum Share Schemes will remain a liability of the Seller.
3.2

The Purchaser will, on reasonable request from the Seller, render all reasonable assistance to the Seller in order for the Seller to perform its obligations under paragraph 3.1, including providing the Seller with up-to-date information in relation to relevant Transferring Employees, including their addresses.

Annexe E1

Signature Date Employees

All of the employees listed in the exel file (all tabs / sheets) saved with file name "Annexe E1_Signature Date Employees" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe F

Permits as at the Signature Date

Environmental permits

Permit	Exclusively	VDR document number
Environmental authorisation bearing Ref No. NWP/EIA/241/2007, granted on 4 May 2009 for additional ventilation shafts	x	2.5.6.6.5
Environmental authorisation bearing Ref No. NWP/EIA/103/2012, granted on 1 August 2013 for the decommissioning of the Frank Concentrator	x	2.5.6.6.3
Environmental authorisation bearing Ref No. NWP/EIA/18/2013, granted on 27 November 2013 for warehousing, distribution facilities, including hazardous storage facilities and expansion of railway related thereto	x	2.5.6.6.9
Environmental authorisation bearing Ref No. NWP/EIA/79/2012, granted on 13 August 2013 for the decommissioning of tar pits	x	2.5.6.6.12
Environmental authorisation bearing Ref No. NWP/EIA/12/2014, granted on 11 December 2014 for the decommissioning of Klipfontein Concentrator and associated infrastructure	x	2.5.6.6.14 2.5.6.6.15
Once granted, application for environmental authorisation for prospecting right over portion of portion 170 of Paardekraal 279JQ	x	2.6.6.16.2 2.6.6.25.2.2
Once granted, application for environmental authorisation for prospecting right over portion 53 of Waterval 306JQ	x	2.6.6.25.1.2
Section 20 Environmental Conservation Act, 73 of 1989, permit authorising the closure and rehabilitation of the RPM landfill, bearing reference 12/9/11/P121 and granted on 18 June 2009	x	2.5.6.6.11
Registration Certificate to operate as a hazardous waste generator - "Angloamerican Platinum Rustenburg Concentrators", DEA Ref No. D01324-01, 19 March 2013	x	2.5.6.3.7
Registration Certificate to operate as a hazardous waste generator - "RPM Central Salvage Yard", DEA Ref No. D01668-01, 27 March 2013	x	2.5.6.3.14
Registration Certificate to operate as a hazardous waste generator - "Rustenburg Platinum Mines - Siphumelele 1", DEA Ref No. D01538-01, 26 March 2013	x	2.5.6.3.12
Registration Certificate to operate as a hazardous waste generator - "Rustenburg Platinum Mine - Thembelani 1", DEA Ref No. D01691-01, 27 March 2013	x	2.5.6.3.15
Registration Certificate to operate as a hazardous waste generator - "Hazardous Waste Generator" [Bathopele], DEA Ref No. D01553-01, 26 March 2013	x	2.5.6.3.8
Registration Certificate to operate as a hazardous waste	x	2.5.6.3.10
generator - "Rustenburg Platinum Mines - Khomanani 2", DEA Ref No. D01540-01, 26 March 2013
Registration Certificate to operate as a hazardous waste generator - "Rustenburg Platinum Mines - Khomanani 1", DEA Ref No. D01541-01, 26 March 2013	x	2.5.6.3.9
Registration Certificate to operate as a hazardous waste generator - "Rustenburg Platinum Mines - Khuseleka 2", DEA Ref No. D01539-01, 26 March 2013	x	2.5.6.3.11

Permit	Exclusively	VDR document number
Registration Certificate to operate as a hazardous waste generator - "Rustenburg Platinum Mine - Khuseleka 1 & 2", DEA Ref No. D01689-01, 27 March 2013	x	2.536.3.13
Registration Certificate to operate as a hazardous waste generator - "WLTR Concentrator", DEA Ref No. D00946-01, 6 December 2012	x	2.5.6.3.4
Remediation Order issued under Ref No. 12/9/11/R1161/7 on 28 October 2014 to remediate tar pits	x	2.5.6.4.48
Registration Certificate for the purification, treatment or disposal of effluent at the Waterval Waste-water Treatment Plant subject to the Water Care Works regulations of GN R2834 of 7 February 1986	x	2.5.6.4.49
Registration Certificate for the purification, treatment or disposal of effluent at the Khuseleka 1 Waste-water Treatment Plant subject to the Water Care Works regulations of GN R2834 of 7 February 1986	x	2.5.6.4.58
Confirmation of dam safety registration of Hoedspruit Return Water Dam (DWS Ref No. A215/53), Klipfontein Return Water Dam (DWS Ref No. A223/49) and Klipgat Return Water Dam (DWS Ref No. A223/50)	x	2.5.6.4.57

Mine Health and Safety Permits

Permit	Exclusively	VDR document number
Khomanani mine - Permission in terms of Minerals Act Regulation 2.13.12 relating to the appointment of personnel other than engineering personnel over machinery, granted on 1 September 2011, bearing Ref No RDNW (KL) 11/5/2/R2-15	x	2.5.16.8.5.2
Thembelani Mine - Permission in terms of Minerals Act Regulation 2.13.12 relating to the appointment of personnel other than engineering personnel over machinery, granted on 28 March 2014, bearing Ref No 11/5/2/R9-15	x	2.5.16.8.5.4
Bathopele Mine - Permission held in terms of Minerals Act Regulation 2.13.12 relating to the appointment of personnel other than engineering personnel over machinery granted on 20 June 2011, bearing Ref No RDNW (KL) 11/5/2/R2 - 12	x	2.5.16.8.5.1
Siphumelele 1 - Permission in terms of Minerals Act Regulation 2.13.12 relating to the appointment of personnel	x	2.5.16.8.5.3
other than engineering personnel over machinery, granted on 17 March 2014, bearing Ref No 11/5/2/R9-15
Bathopele Mine - Permission from the Chief Inspector of Explosives for the manufacture of slurry explosives granted on 29 August 2011, bearing reference number 28/1/2/1/21618	x	2.5.16.8.2.1
Thembelani 1 Shaft - Continuous transport permit issued by the Chief Inspector of Explosives on 24 November 2011, bearing permit No CTP 110709	x	2.5.16.8.4.3
Siphumelele Mine - Continuous transport permit issued by the Chief Inspector of Explosives on 11 June 2012, bearing permit No CTP 137258	x	2.5.16.8.4.2

Permit	Exclusively	VDR document number
Bathopele Mine - Continuous transport permit issued by the Chief Inspector of Explosives on 20 April 2012, bearing permit No CTP 137899	x	2.5.16.8.4.1
Bathopele Mine - Sunday labour permission issued on 28 March 2014, bearing Ref No 11/4/2-12 that was valid until 27 March 2015	x	2.5.16.8.3.1
Siphumelele 3 Shaft - Sunday labour permission issued on 16 April 2014 bearing Ref No 11/4/2-15 that was valid until 15 April 2015	x	2.5.16.8.3.8
Khomanani Mine - Sunday labour permission issued on 28 March 2014, bearing Ref No 11/4/2-15 that was valid until 31 March 2015	x	2.5.16.8.3.2
Khuseleka 2 Shaft - Sunday labour permission issued on 16 April 2014, bearing Ref No 11/4/2-15, that was valid until 15 April 2015	x	2.5.16.8.3.3
Siphumelele 1 Shaft - Sunday labour permission issued on 7 October 2014, bearing Ref No 11/4/2-15, valid until 4 November 2015	x	2.5.16.8.3.7
Rustenburg Section (Lease areas)- Sunday labour permission issued on 14 March 2014, bearing Ref No 11/4/2-15, that was valid until 14 March 2015	x	2.5.16.8.3.5
School of mines - Sunday labour permission issued on 14 April 2014, bearing Ref No 11/4/2-15, that was valid until 14 May 2015	x	2.5.16.8.3.6
Rustenburg Concentrators - Sunday labour permission issued on 2 January 2014, bearing Ref No 11/4/2-15, that was valid until 7 March 2015	x	2.5.16.8.3.4
Rustenburg Platinum Mines Limited - Rustenburg Concentrators - Sunday Labour Permission issued for the period 8 March 2015 to 7 March 2016 bearing reference RDNW 11/4/2-15	x
Khomanani 1 Shaft- Winding plant permit, bearing permit No 4569 granted on 22 January 1986	x	2.5.16.8.6.1
Khomanani 1 Shaft - Winding plant permit, bearing permit No 4568 granted on 8 May 2003	x	2.5.16.8.6.1

Permit	Exclusively	VDR document number
Khomanani 2 Shaft - Winding plant permit, bearing permit No 3361 granted on 27 June 2006	x	2.5.16.8.6.2
Siphumelele 1 Shaft - Winding plant permit, bearing permit No 3527 granted on 26 November 1980	x	2.5.16.8.6.3
Siphumelele 1 Shaft - Winding plant permit, bearing permit No 3526 granted on 10 January 2005	x	2.5.16.8.6.3
Siphumelele 1 Shaft - Winding plant permit, bearing permit No 3523 granted on 22 September 2006	x	2.5.16.8.6.3
Siphumelele 1 Shaft - Winding plant permit, bearing permit No E1256 granted on 16 July 2004	x	2.5.16.8.6.3
Thembelani Mine - Winding plant permit, bearing permit No 3506 granted on 22 May 2006	x	2.5.16.8.6.4
Thembelani Mine - Winding plant permit, bearing permit No 3507 granted on 22 May 2006	x	2.5.16.8.6.4
Thembelani Mine - Winding plant permit, bearing permit No 3508 granted on 24 May 2006	x	2.5.16.8.6.4
Khuseleka 1 Shaft - Winding plant permit, bearing permit No 4577 granted on 25 October 2006	x	2.5.16.8.6.5
Khuseleka 1 Shaft - Winding plant permit, bearing permit No 4576 granted on 25 October 2006	x	2.5.16.8.6.5
Khuseleka 1 Shaft - Winding plant permit, bearing permit No 798A granted on 11 October 2011	x	2.5.16.8.6.5
Khuseleka 1 Shaft - Winding plant permit, bearing permit No 798A granted on 25 October 2006	x	2.5.16.8.6.5
Khuseleka 1 Shaft - Elevator permit, bearing permit No E205 granted on 1 July 2010	x	2.5.16.8.6.5
Siphumelele 2 Shaft - Winding plant permit, bearing permit No 1661A granted on 10 April 2006	x	2.5.16.8.6.6
Siphumelele 2 Shaft - Winding plant permit, bearing permit No 6015A granted on 23 October 2006	x	2.5.16.8.6.6
Khomanani 2 Shaft - Chairlift permit for 25 to 30 Level, bearing permit No CH836 granted on 10 January 2001	x	2.5.16.8.7.1
Khomanani 2 Shaft - Chairlift permit for 30 to 35 Level, bearing permit No CH 811 granted on 17 August 2001	x	2.5.16.8.7.1
Khomanani 2 Shaft - Chairlift Permit for 35 to 37 Level, bearing permit No CH 879 granted on 19 July 2007	x	2.5.16.8.7.1
Khuseleka 1 Shaft - Chairlift permit for 15 Level Horizontal, bearing permit No CH1023 granted on 11 July 2013	x	2.5.16.8.7.2
Khuseleka 1 Shaft - Chairlift permit for 15 to 23 Level, bearing permit No CH812 granted on 14 February 2003	x	2.5.16.8.7.2
Khuseleka 1 Shaft - Chairlift permit for 23 to 28 Level, bearing permit No CH 868 granted on 20 April 2010	x	2.5.16.8.7.2
Khuseleka 2 Shaft - Chairlift permit for surface to 7 Level,	x	2.5.16.8.7.3

Permit	Exclusively	VDR document number
bearing permit No 837 granted on 12 June 2001
Khuseleka 2 Shaft - Chairlift permit for 7 to 10 Level, bearing permit No CH 860 granted on 14 February 2003	x	2.5.16.8.7.3
Siphumelele 1 Shaft - Chairlift permit for 29 to 33 Level, bearing permit No CH 831 granted on 26 February 2003	x	2.5.16.8.7.4
Siphumelele 1 Shaft - Chairlift permit 33 to 34 Level, bearing permit No CH 1012 granted on 18 August 2010	x	2.5.16.8.7.4
Thembelane 1 Shaft - Chairlift permit for 19 to 23 Level, bearing permit No CH 810 granted on 19 November 2001	x	2.5.16.8.7.5
Siphumelele 2 Shaft - Chairlift Permit for 14 to 17 Level, bearing permit No CH 808 granted on 16 April 1999	x	2.5.16.8.7.6
Siphumelele 2 Shaft - Chairlift Permit for 17 to 20 Level, bearing permit No CH 809 granted on 16 April 1999	x	2.5.16.8.7.6
Siphumelele 2 Shaft - Chairlift Permit for 20 to 23 Level, bearing permit No CH 807 granted on 22 January 1997	x	2.5.16.8.7.6
Khomanani 1 Service Winder Permit bearing Ref No. 3063A, granted on 29 March 2006	x	2.3.3.2.1.1.3.2.1
Siphumelele 1 Headgear elevator Permit bearing Ref No. E1256, granted on 16 July 2004	x	2.3.3.4.1.7.1
Siphumelele 3 Man Winder Permit, bearing Ref No. 4550, granted on 24 April 1994	x	2.3.3.6.1.1.2.1.1
Siphumelele 3 Rock Winder Permit, bearing Ref No. 6659, granted on 19 May 2000	x	2.3.3.6.1.1.2.2.1

Other Permits

Permit	Exclusively	VDR document number

Permit	Exclusively	VDR document number
Various ICASA licences, with numbers: 1048823 4782857 1042393 4782607 4782703 5175249 5243809 5131842 5315483 1221325 2752473 1902189 4782607 1048831 5315483 2100968 4666261 1221325 2100968 4666261 4762607 4762703 4782857 2752473	x	2.5.10.2.1

Annexe G

Surface Rights Permits

All of the surface rights permits listed in the document saved with file name "Annexe G_Surface Rights Permits" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe H

Allocation of Gross Consideration

Description of the Sale Assets	Allocation
Mining Right and Prospecting Right	An amount equal to 50% of the Gross Consideration
Cash	Face value
Deposits and Prepayments	Face value
Debtors	Face value

For all of the following Sale Assets together, an amount equal to:

50% of the Gross Consideration less (i) the face value of Cash; (ii) the face value of Deposits and Prepayments; and (iii) the face value of Debtors split between such Sale Assets to reflect the same proportions as those represented by the allocations indicated in the right hand column.

Description of the Sale Assets	Allocation (to be used to determine proportional allocation)
Prospecting Right Applications	R1.00
Transferable SRPs	R1.00
Mining Information	R1.00
Prospecting Information	R1.00
Immovable Properties	Fair value (as reasonably determined by the Seller)
Motor Vehicles	Fair value (as reasonably determined by the Seller)
Business Sale Concentrate	Fair value (as reasonably determined by the Seller)
Plant and Equipment	Fair value (as reasonably determined by the Seller)
Stores and Consumables	Fair value (as reasonably determined by the Seller)
Transferable Permits	R1.00
The Main IWUL, but strictly only to the extent indicated in clause 10.3.14.2	R1.00
Tailings Assets	Fair value (as reasonably determined by the Seller)
Railway Assets	Fair value (as reasonably determined by the Seller)
Transferring Contracts	R1.00
The Surface Lease, if this has been entered into before the Effective Date	R1.00
All other movable, corporeal assets owned by the Seller, forming part of and/or used, exclusively or non-exclusively, but predominantly, in the conduct of the Business as at the Effective Date	Fair value (as reasonably determined by the Seller)

Annexe I

Map of the footprint of the Waterval Smelter Complex

The map saved with the file name "Annexe I_Map of the footprint of the Waterval Smelter Complex" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe J

Upfront Purchase Price

1.Definitions

1.1	For purposes of this Annexe J, the following terms will have the following meanings:
1.1.1	"Effective Time" – 23h59 on the final day of the calendar month ended immediately prior to the Effective Date;
1.1.2

"Estimated Rustenburg Cash" - the Seller's good faith estimate of the Rustenburg Cash as at the Effective Date as notified in writing by the Seller to the Purchaser 5 Business Days prior to the Effective Date in accordance with paragraph 2.1;

1.1.3

"Estimated Rustenburg Indebtedness" - the Seller's good faith estimate of the Rustenburg Indebtedness as at the Effective Date as notified in writing by the Seller to the Purchaser 5 Business Days prior to the Effective Date in accordance with paragraph 2.1;

1.1.4

"Pro Forma Effective Date Accounts" - the pro forma accounts attached as Annexe J1, upon which the Effective Date Accounts must be based (in accordance with, and as further stipulated in, paragraph 3.4);

1.1.5	"Reference Financial Information" – the income statement and balance sheet compiled from the SAP Trial Balance as described in Annexe J2 (as at calendar month end, in the Seller's SAP system);
1.1.6	"Rustenburg Cash" – the aggregated value per the Effective Date Accounts of the line items mapped to the column "Cash" within the Pro Forma Effective Date Accounts;
1.1.7	"Rustenburg Indebtedness" – the aggregated value per the Effective Date Accounts of the line items mapped to the column "Indebtedness" within the Pro Forma Effective Date Accounts;
1.1.8	"Rustenburg Working Capital" – the aggregated value per the Effective Date Accounts of the line items mapped to the column "Working Capital" within the Pro Forma Effective Date Accounts;
1.1.9	"Rustenburg Working Capital Target" – with reference to the Reference Financial Information and the Pro Forma Effective Date Accounts, the sum of the following:
1.1.9.1	the sum of ‘Revenue’ in Category IAA51 for each of the 12 months for the 12 month period ending at the Effective Time, multiplied by 120, divided by 365 (expressed as a positive number); plus
1.1.9.2

the sum of 'On-mine costs: Stores' in Category IDA03, 'On-mine costs: Utilities' in Category IDA04, 'On-mine costs: Sundry on-mine costs' in Category IDA05, 'On-mine costs: Contractors' in Category IDA55 for each of the 12 months in the 12 month period ending at the Effective Time, multiplied by 30, divided by 365 (expressed as a negative number); plus
1.1.9.3

the sum of balances in Categories BIC02, BIC04, BIC06, BIC08, BIC12, BIC14, BIC15, BIC16, BIC18, BIC20, BID05, BUD04, BWA04, BWA08, BWA09, BWA10 (less any amount arising from the chromite forward sale arrangement under the Chromite Supply Agreement between the Seller, International Ferro Metals (SA) (Proprietary) Limited and international Ferro Metals Limited signed on 16 February 2010 (document 2.5.10.1.2.1 in the VDR) and such amount shall be treated as excluded), BWA11, BWA12, BWA18, for each of the 12 months in the 12 month period ending at the Effective Time, divided by 12 (expressed as a negative number); plus

1.1.9.4	R82,500,000.00 in respect of Stores and Consumables (expressed as a positive number) corresponding to the balance in Category BIA04; and
1.1.10	"True-up Amount" - the sum of the following:
1.1.10.1

the amount (expressed as a positive number) by which the Rustenburg Cash is greater than the Estimated Rustenburg Cash or the amount (expressed as a negative number) by which the Rustenburg Cash is less than the Estimated Rustenburg Cash; plus

1.1.10.2

the amount (expressed as a negative number) by which the Rustenburg Indebtedness is greater than the Estimated Rustenburg Indebtedness or the amount (expressed as a positive number) by which the Rustenburg Indebtedness is less than the Estimated Rustenburg Indebtedness; plus

1.1.10.3

the amount (expressed as a positive number) by which the Rustenburg Working Capital is greater than the Rustenburg Working Capital Target or the amount (expressed as a negative number) by which the Rustenburg Working Capital is less than the Rustenburg Working Capital Target.

2.Initial Upfront Purchase Price

2.1

Not less than 5 Business Days prior to the Effective Date, the Seller will notify the Purchaser in writing of the Estimated Rustenburg Cash and the Estimated Rustenburg Indebtedness and will provide the Purchaser with a statement setting out the Initial Upfront Purchase Price.

2.2	The amount calculated in accordance with the following formula will be "the Initial Upfront Purchase Price", which comprises part of the Unadjusted Purchase Price:
R1,500,000,000.00
plus the Estimated Rustenburg Cash
less the Estimated Rustenburg Indebtedness
2.3	The Purchaser will use its reasonable commercial endeavours to ensure that as much of the Initial Upfront Purchase Price as possible is discharged in cash.
2.4

Not less than 4 Business Days prior to the Effective Date, the Purchaser will notify the Seller in writing (subject to paragraph 2.3) of (i) the 20-day VWAP for the Calculation Date referred to in clause 1.1.23(i) of the Agreement; and (ii):

2.4.1

subject to the Proviso, how many (whole) Consideration Shares will be allotted and issued to the Seller (in accordance with paragraph 2.5.2) and what amount of the Initial Upfront Purchase Price will be discharged thereby (on the basis that each Consideration Share will be allotted and issued at a subscription price which is equal to the 20-day VWAP, and the Initial Upfront Purchase Price will thereby be discharged in the amount equal to the number of Consideration Shares so allotted and issued multiplied by the 20-day VWAP) ("the Share Amount"); and

2.4.2

what amount of the Initial Upfront Purchase Price will be discharged in cash (in accordance with paragraph 2.5.1) ("the Cash Amount"), which Cash Amount will be an amount equal to the Initial Upfront Purchase Price less the Share Amount,

("the Initial Upfront Purchase Price Notice").
2.5	By no later than 13h00 on the Effective Date:
2.5.1	the Cash Amount will be discharged in cash by the Purchaser paying to the Seller the Cash Amount by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account; and
2.5.2

immediately before any Consideration Shares are issued to the Seller, SGL agrees in favour of the Seller and the Purchaser to assume a portion of, and to discharge through the allotment and issue of Consideration Shares, the Purchaser's obligation to discharge the Initial Upfront Purchase Price in an amount equal to the Share Amount (and the Purchaser delegates such obligation to SGL).  Consideration Shares will be allotted and issued to the Seller (credited as fully paid) at a subscription price per Consideration Share which is equal to the 20-day VWAP, and the Initial Upfront Purchase Price will thereby be discharged in the amount equal to the number of Consideration Shares so allotted and issued multiplied by the 20-day VWAP.  For the avoidance of doubt, each Consideration Share so allotted and issued will at the time of allotment and issue to the Seller (i) be listed on the JSE; and (ii) rank pari passu with all other SGL Shares.  Without derogating from the foregoing, in respect of all Consideration Shares so allotted and issued to the Seller, by no later than 13h00 on the Effective Date:

2.5.2.1

the CSDP electronic settlement instruction notice will be timeously submitted to ensure that such Consideration Shares are delivered to, and registered in the name of, the Seller in dematerialised form in terms of the Applicable Procedures and an appropriate entry will be made in SGL's uncertificated securities register; and

2.5.2.2

the following will be delivered to the Seller (i) written confirmation from SGL's CSDP that such Consideration Shares have been registered in the name of the Seller in dematerialised form in SGL's uncertificated securities register, (ii) such other documents (including as may be advised by the Seller to the Purchaser in writing), as are necessary in order to ensure the registration of the Consideration Shares in the name of the Seller; and (iii) a Legal Opinion in respect of all such Consideration Shares.

2.6

If, for any reason whatsoever, the entire Initial Upfront Purchase Price is not discharged in accordance with paragraph 2.5 (in the case of Consideration Shares, including (for the avoidance of doubt) compliance in full with all the requirements of paragraphs 2.5.2(i) and (ii), 2.5.2.1 and 2.5.2.2), the undischarged Initial Upfront Purchase Price will be settled by the Purchaser paying to the Seller a cash amount by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account by no later than 24 hours after 13h00 on the Effective Date.
3.	Preparation of Effective Date Accounts
3.1

The Seller shall prepare or procure that the Effective Date Accounts are prepared in accordance with this Annexe J and delivered to the Purchaser, together with copies of all associated working papers used for purposes of the preparation and completion of the Effective Date Accounts, as soon as practicable after the Effective Date, but in any event no later than 30 Business Days after the Effective Date.

3.2	The Effective Date Accounts will be prepared in accordance with:
3.2.1	the specific accounting principles, policies, practices, methodologies and treatments set out in paragraph 3.4;
3.2.2

to the extent not inconsistent with paragraph 3.2.1, the accounting principles, policies, practices, methodologies and treatments as were applied in the preparation of the Special Purpose Accounts; and

3.2.3	to the extent not inconsistent with paragraphs 3.2.1 or 3.2.2, IFRS as at the Effective Date.
3.3	For the avoidance of doubt, paragraph 3.2.1 will take precedence over paragraphs 3.2.2 and 3.2.3 and paragraph 3.2.2 will take precedence over paragraph 3.2.3.
3.4	Specific Accounting Policies
3.4.1	The Effective Date Accounts will be drawn up:
3.4.1.1	in the form of and containing the line items set out within the Pro Forma Effective Date Accounts, and consistent with Annexe J2;
3.4.1.2

so as to include the assets and liabilities which are accounted for within the line items set out in the Pro Forma Effective Date Accounts. The assets and liabilities to be included within each line item within the Effective Date Accounts shall be consistent with the categorisations applied in preparing the Special Purpose Accounts.  Subject to paragraph 3.4.1.3, no other categories of assets or liabilities shall be included in the Effective Date Accounts, provided that, in the event of any clear error or omission in the calculation or determination, the Parties shall co-operate in good faith to agree on the appropriate line item which should apply for the purposes of the Effective Date Accounts;

3.4.1.3

subject to paragraph 3.4.1.8, so as to account for inventory using the accounting principles, policies, practices, methodologies and treatments as were applied in the preparation of the Special Purpose Accounts;

3.4.1.4	such that any amounts not expressed in South African Rand are translated into South African Rand using the relevant exchange rate as at the Effective Time as reported on Bloomberg;
3.4.1.5	as at the Effective Time. In preparing and finalising the Effective Date Accounts, no account shall be taken of any event taking place after the

Effective Time and regard shall only be had to information available to the Parties up to the date of delivery of the Effective Date Accounts by the Seller to the Purchaser;
3.4.1.6

on a going concern basis and, except where specified elsewhere in this paragraph 3.4, so as to exclude any new asset or liability, or change in value of any existing asset or liability, in each case arising as a consequence of the change in ownership of the Business;

3.4.1.7

so as to exclude any amounts in respect of Excluded Assets and Excluded Liabilities.  For the avoidance of doubt, in the event of any inconsistency between (i) on the one hand, items included within the Pro Forma Effective Date Accounts and (ii) on the other hand, the definitions of Excluded Assets and Excluded Liabilities, the definitions of Excluded Assets and Excluded Liabilities shall prevail; and

3.4.1.8

so as to include an amount within working capital in respect of amounts which will be receivable by the Purchaser after the Effective Date as a result of the sale of the Business Sale Concentrate by the Purchaser to the Seller on the Effective Date ("the ED Concentrate Sale") in terms of clause 5.1 of the Concentrate Agreement, which amount will be calculated in accordance with clause 5.6 of the Concentrate Agreement and paid to Sibanye in accordance with the provisions of clause 5.1.4 of the Concentrate Agreement.

3.4.2	In preparing the Effective Date Accounts:
3.4.2.1

no account shall be taken of the costs of the Parties in relation to this Agreement or any other document entered into between the Parties in connection with this Agreement including the costs of the preparation, delivery, review and resolution of the Effective Date Accounts;

3.4.2.2

no amounts shall be included in relation to contingent liabilities or for ongoing or potential litigation, but the notes to the Effective Date Accounts will disclose contingent liabilities in accordance with the requirements of IFRS;

3.4.2.3

no provision with respect to any matter which is the subject of an indemnity or reimbursement in favour of the Purchaser under this Agreement or any other document entered into between the Parties in connection with this Agreement will be included; and

3.4.2.4	the provisions of this Annexe J will be interpreted so as to avoid double-counting (whether positive or negative) of any item to be included in the Effective Date Accounts.
3.4.3

After delivering the Effective Date Accounts (and other documents, as provided for above) to the Purchaser, the Seller shall, and shall use its reasonable commercial endeavours to procure that the Seller's Accountants shall:

3.4.3.1	give the Purchaser and the Purchaser's Accountants all assistance with their review of the Effective Date Accounts (and other documents, as provided for above) that they may reasonably require;

3.4.3.2

respond promptly to any requests for information from the Purchaser or the Purchaser's Accountants relating to the Effective Date Accounts (and other documents, as provided for above) and their preparation; and

3.4.3.3

provide to the Purchaser and the Purchaser's Accountants such access to the books and records, employees and premises of the Seller but relating to the Business (to the extent that the Purchaser does not already have copies of these itself), as they may reasonably require.

3.4.4	The Purchaser shall, and shall use its reasonable commercial endeavours to procure that the Purchaser's Accountants shall:
3.4.4.1	give the Seller and the Seller's Accountants all assistance with their preparation of the Effective Date Accounts that they may reasonably require;
3.4.4.2

respond promptly to any requests for information from the Seller or the Seller's Accountants relating to the Effective Date Accounts (and other documents, as provided for above) and their preparation; and

3.4.4.3

provide to the Seller and the Seller's Accountants such access to the books and records, employees and premises of the Business and, where relevant, of the Purchaser, including any analyses prepared by the management of the Business, together with such information, cooperation and explanations as the Seller and the Seller's Accountants may require, in each case as is reasonably required in order to enable the Seller to meet its obligations relating to the Effective Date Accounts and their preparation.

3.5               Process to be followed

3.5.1

Each of the Purchaser and the Seller shall be responsible for their respective costs of preparing, reviewing and responding to any queries in respect of the Effective Date Accounts and any other matters to be dealt with by them under this Annexe J.

3.5.2

The Purchaser shall notify the Seller in writing of any dispute in relation to the Effective Date Accounts within 20 Business Days of receipt thereof ("Response Notice"), providing reasons for the dispute in reasonable detail, any proposed adjustments to the Effective Date Accounts and supporting evidence for each such adjustment.

3.5.3

If no Response Notice is received within the period contemplated in paragraph 3.5.2, then the Effective Date Accounts shall constitute final and binding Effective Date Accounts (on all Parties) for the purposes of this Agreement.

3.5.4

If a Response Notice is received by the Seller within the period contemplated in paragraph 3.5.2, the Seller and the Purchaser shall use their reasonable endeavours to settle the disputed matter, in writing.  The Seller and the Purchaser undertake to use reasonable endeavours to reach agreement upon the adjustments (if any) to be made to the Effective Date Accounts in the light of the reasons for non-acceptance made by the Purchaser in the Response Notice.

3.5.5

If the dispute is not resolved and settled in writing between the Seller and the Purchaser within 15 Business Days after the receipt by the Seller of the Response Notice, the dispute shall be referred, on the application of either Party, to the Independent Accountants for final determination.

3.5.6	In making their determination the Independent Accountants:
3.5.6.1

shall act as experts and not as arbitrators, their decision as to any matter referred to them for determination shall in the absence of manifest error or fraud be final and binding in all respects on the Parties and shall not be subject to question on any ground whatsoever;

3.5.6.2

shall investigate the dispute in such manner as they, in their sole discretion, consider appropriate in the circumstances and may call on any person who has a direct interest in the dispute to make written representations in regard thereto, and the Seller and the Purchaser will be entitled to a copy thereof; and

3.5.6.3	shall be entitled to consult with any person with a direct interest in the dispute matter, and obtain information from such person and to take advice from any person.
3.5.7

The fees and expenses of the Independent Accountants shall be borne and paid as the Independent Accountants shall direct (or in the absence of any such direction, shall be shared equally between the Seller and the Purchaser).

3.5.8

The Effective Date Accounts, adjusted as agreed between the Seller and the Purchaser in writing or as determined by the Independent Accountants, shall constitute final and binding Effective Date Accounts (on all Parties) for the purposes of this Agreement.

3.5.9

If the Purchaser has given a Response Notice to the Seller setting out reasons for non-acceptance and proposed adjustments in accordance with paragraph 3.5.2, the Purchaser shall not be entitled to give any further or additional Response Notice nor to raise any new or additional reasons for nonacceptance nor any further or additional proposed adjustments to the Effective Date Accounts after the expiry of the period referred to in paragraph 3.5.2 and to the extent that the Purchaser has not put forward reasons for non-acceptance and proposed adjustments to the Effective Date Accounts, the Purchaser shall be deemed to have accepted the Effective Date Accounts.

3.5.10

Each of the Seller and the Purchaser undertakes and agrees that it will do or procure the doing of all such acts and things and will sign and execute or procure the signature and execution of all such documents as may be necessary or desirable to give full effect to and comply with the provisions of this Annexe J.

4.        Adjustment to the Initial Upfront Purchase Price

4.1

The Initial Upfront Purchase Price shall be adjusted, after the Effective Date, by the True-up Amount (such adjustment will be upwards if the True-up Amount is positive or downwards if the True-up Amount is negative).

4.2

Within 3 Business Days after the determination of the Effective Date Accounts in accordance with paragraph 3.5.3 or 3.5.8, the Seller shall provide the Purchaser with a statement setting out the True-up Amount, together with copies of the Financial Information for each of the 12 months in the 12 month period ending at the Effective Time.

4.3	If the True-up Amount is:
4.3.1

a positive amount, then within 5 Business Days after the True-up Amount has been provided to the Purchaser in accordance with paragraph 4.2, the Purchaser shall pay such cash amount, plus interest thereon at the Prime Rate from the Effective Date to the date of actual payment (both dates inclusive), to the Seller by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account; or

4.3.2

is a negative amount, then within 5 Business Days after the True-up Amount has been provided to the Purchaser in accordance with paragraph 4.2, the Seller shall pay such cash amount, plus interest thereon at the Prime Rate from the Effective Date to the date of actual payment (both dates inclusive), to the Purchaser by way of an electronic funds transfer of immediately available funds to the Purchaser's Bank Account.

Annexe J1

Pro Forma Effective Date Accounts

Category	Category Description	Cash	Indebtedness	Working Capital	Excluded	Equity
BAA01	Mining PPE Cost: Mining development and infra				x
BAA03	Mining PPE Cost: Land and buildings				x
BAA04	Mining PPE Cost: Vehicles				x
BAA05	Mining PPE Cost: Furniture and fittings				x
BAA06	Mining PPE Cost: Office Equipment				x
BAA55	Property Plant & Equipment - Mining				x
BAA59	Decommissioning assets				x
BAA60	Accumulated Amort - Mining				x
BAA61	Accumulated Amort - Decommissioning				x
BAB01	Mining PPE AccAmrt: Mining development an				x
BAB03	Mining PPE AccAmrt: Land and buildings				x
BAB04	Mining PPE Accamrt: Vehicles				x
BAB05	Mining PPE AccAmrt: Furniture and fittings				x
BAB06	Mining PPE Accamrt: Office equipment				x
BAC01	Non-Mining PPE Cost: Freehold land and buildi				x
BAC03	Non-Mining PPE Cost: Motor vehicles				x
BAC04	Non-Mining PPE Cost: Office equipment				x
BAC05	Non-Mining PPE Cost: Furniture & Fittings				x
BAD01	Non-Mining PPE AccDep: Freehold land and buil				x
BAD03	Non-Mining PPE AccDep: Motor vehicles				x
BAD04	Non-Mining PPE AccDep: Office equipment				x
BAD05	Non-Mining PPE Accdep: Furniture and Fittings				x
BCA01	Capital work-in-progress: Current Year				x
BCA04	Capital work-in-progress: Major				x

Category	Category Description	Cash	Indebtedness	Working Capital	Excluded	Equity
Projects
BIA04	Inventories: Stores and materials at cost			x
BIC01	Acc Receivable: Mine Trade Debtors			x
BIC02	Acc Receivable: Payroll Debtors			x
BIC04	Acc Receivable: Other sundry			x
BIC05	Acc Receivable: AP with debit balances			x
BIC06	Acc Receivable: Rental Debtors			x
BIC07	Acc Receivable: Inter Group					x
BIC08	Acc Receivable: Trade Debtors			x
BIC10	Acc Receivable: I/C Inter Sectional					x
BIC11	Acc Receivable: Receiver of Revenue - Vat				x
BIC14	Acc Receivable: Joint Venture			x
BIC15	Acc Receivable: Inter Group Recharges			x
BIC16	Accounts Receivable - Bars and Canteens			x
BIC18	Acc Receivable: Payments in Advance			x
BIC20	Accounts Receivable - Inter Group MVA			x
BID05	Accounts Receivable - Management Accounts			x
BID55	Accounts Receivable - Inter Company					x
BIE01	Cash and cash equivalents: Current Bank Accou	x
BIE02	Cash and cash equivalents: Loan at Call	x
BIE05	Cash and Cash Equivalents - Petty Cash	x
BIF01	Short Term investments	x
BSA01	Accumulated profits: Opening balance				x
BSA02	Accumulated profits: Net profit attributable				x	x
BSA05	Accumulated profits: Take-on				x
BUC01	Provision for decommissioning costs				x
BUC02	Provision for restoration costs				x
BUC03	Platinum Producers' Environmental Trust Cntrl				x
BUD03	Employees' benefits: Post retirement Medical				x
BUD04	Employees' benefits: Leave pay provision			x
BWA01	Accounts Payable - Trade			x
BWA03	Accs Payable: SAP GR/IR Clearing			x
BWA04	Accs Payable: Payroll Creditors			x
BWA08	Accounts Payable - Other			x
BWA09	Accounts Payable - Sundry			x
BWA10	Accs Payable: Provisions			x
BWA11	Accs Payable: Accruals			x
BWA12	Accs Payable: Other Payables- Clearing			x
BWA18	Accs Payable: Sports & Recreation Club			x
BWB03	Accounts Payable - Metal Lease Liability				x
BGC06	Investments – Associates				x
BUA04	Borrowings: Long term portion				x
BUA06	Borrowings: Long term liabilities				x
BWA05	Short-term Portion of Long-term liability				x
BUB01	Deferred taxation				x
BIC12	Acc Receivable: Insurance			x
	Current year retained earnings					x

Total		x	x	x	x	x

Annexe J2

Reference Financial Information

The following shall be included:

1.Under company code R000, the following segments, categories and the general ledger accounts shall be included:

Segment code	Category	Account	Description
R009	All	All	RTB Central Services
R017	All	All	ADC
R018	All	All	Anglo Group Properties
R019	All	All	WLTR
R028	All	All	Non production services RTB
R052	All	All	RTB Functional Centre
R090	All	All	Thembelani
R091	All	All	Khomanani
R092	All	All	Siphumelele
R093	All	All	Bathopele
R094	All	All	Khuseleka
R095	All	All	RTB School of Mines
R096	All	All	RTB overheads
R098	All	All	RTB Chrome Plant
R099	All	All	RTB Concentrator
R101	All	All	Care and maintenance Boschfontein
R102	All	All	Care and maintenance Bleskop

The General Ledger accounts in the following segments:

R020	IAN03	800070	Local Sales - Chrome Met Grade - IFM
R020	IAN03	800060	Local Sales - Chrome Metallurgical Grade
R020	IAN03	801060	Export Sale Chrm MG
R001	IGG09	443091	Restructuring Retrenchment Costs
R001	IGG09	443099	Portfolio review costs
R001	IGG12	443096	Scrapping of assets
R001	IGG09	448116	Social Impact Mitigation

As a result of allocating the above General Ledger accounts to the Reference Financial Information, the opposite side of the accounting entry will be allocated to the following GL account: The following balance sheet accounts:

R001	BIC10	139121	Intersectional – RPM Head Office

2.Concentrate Sales (Category code: IAA51) – will be included, calculated on a basis consistent with the Special Purpose Accounts

3.Concentrate Receivable – will be included, calculated as indicated in paragraph 3.4.1.8 of Annexe J

4.Stores in segment R025 to the extent that they relate to on-mine store facilities of the Business

Income statements Account Categories

Category	Category Description
IDA01	On-mine costs: "A" Labour
IDA02	On-mine costs: "B" Labour
IDA03	On-mine costs: Stores
IDA04	On-mine costs: Utilities
IDA05	On-mine costs: Sundry on-mine costs
IDA08	On-mine costs: Amortisation of mining PP&E
IDA45	Centralised costs: Amort of mining PP&E
IDA55	On-mine costs: Contractors
IDE19	Other costs: Concept and prefeasibility
IDE20	Other costs: Prospecting
IDE27	Other costs: Transport base metals
IDE29	Other costs: Other costs other
IDE34	Other costs: Share based payments expense
IDE45	Other costs: ADC Recoveries
IDE47	Other costs: Restructuring
IDE48	Other costs: Insurance income
IDF01	Functional Centre costs: GCC
IDF02	Functional Centre costs: Amort
IGD02	Othr net inc: Gain/Loss foreign trns - Mining
IGD03	Othr net inc: Gain/Loss foreign trns - Non-mi
IGF01	Othr net inc: Profit on sale of non-mining pl
IGF02	Othr net inc: Profit on sale of dissimila
IGG03	Othr net inc: Other net income/expenditure
IGG09	Othr net inc: Restructuring costs
IGG12	Other net inc: Scrapping of assets
IKB01	Net inv income: Interest received
IKC01	Net inv income: Interest paid
IKC05	Net inv income: Time value adjustment
IQA01	Gains/losses on Investments
IDE46	Other costs: Ops recovery
IDE43	Other costs: Amortisation
IGC02	Othr net inc: Profit/Losses Hedging
IDC12	Treat & refine: Amortisation charge PGM's
IDC55	Treat & refine: Contractors
IDC02	Treat & refine: Stores
IDC05	Treat & refine: Sundry treatment charges
IDC04	Treat & refine: Utilities
IAA51	Concentrate sales
IDEXX	Credit actual costs
IDEzz	Other costs: Reallocated
IMBxx	Income tax: Deferred - reallocated
IAN03	Chromite Sales
IMA04	Income tax: Current - Foreign and withholding
IGG10	Othr net inc: Project maintenance costs

IAN01	Chromite Sales

Annexe K

Deferred Purchase Price

1.Definitions

1.1	For purposes of this Annexe K, the following terms will have the following meanings:
1.1.1

"Annual Average Change" - the annual average price or index over a given period of 12 calendar months compared with the annual average of the said price or index over the previous corresponding 12 calendar month period, expressed as a percentage;

1.1.2

"Capex" - per the relevant Financial Statements (i) bona fide gross capital expenditures incurred during the relevant Measurement Period, in each case to the extent such expenditures are recorded as capital expenditure, less (unless otherwise expressly agreed by the Seller in writing) (ii):

1.1.2.1

the greater of (i) gross amounts received or receivable (or, if no cash amount is received or receivable, the fair value of any non-cash consideration received or receivable) in respect of the relevant Measurement Period in respect of the sale, lease, disposal or other transfer of any assets of or arising from the Sold Business (including, without limitation, the Sale Assets); and (ii) the gross amounts which would have been received or receivable (or, if no cash amount is received or receivable, the fair value of any non-cash consideration which would have been received or receivable) in respect of the relevant Measurement Period in respect of the sale, lease, disposal or other transfer of any assets of or arising from the Sold Business (including, without limitation, the Sale Assets), had such sale been on arms-length terms and at fair market value.  For purposes of this paragraph 1.1.2.1, a transfer shall include any form of transfer, or any change in legal entity, by operation of law by way of or following an amalgamation or merger under section 113 of the Companies Act;

1.1.2.2	for the first PPR Measurement Period, all capital expenditure exceeding, in aggregate an amount of:
R100,000,000.00 x a/12
where: a is the number of complete calendar months in the first PPR Measurement Period;
in respect of new capital projects that were not included in the Base Case Plan; and
1.1.2.3

for each PPR Measurement Period after the first PPR Measurement Period until (and including) the PPR Measurement Period ending in the financial year of the Purchaser which ends in 2018, all capital expenditure exceeding, in aggregate an amount of R100,000,000.00 in respect of new capital projects that were not included in the Base Case Plan;

1.1.3

"CPI" - in relation to each calendar year, the Annual Average Change in the consumer price index for all urban areas, as published by Statistics South Africa in Statistical Release P0141, Table B1 - CPI headline index numbers, calculated:

1.1.3.1	over a twelve calendar month period to the end of June (inclusive) in the calendar year preceding the calendar year in which the escalation under paragraph 1.1.17.1 is to be applied; and
1.1.3.2	from figures published by Statistics South Africa or its successor;
1.1.4	"Deferred Purchase Price Payment" - has the meaning given to this term in paragraph 3.1;
1.1.5	"DFCF Statement" - a written statement, audited as part of the audit of the related Financial Statements, setting out:
1.1.5.1	the calculation of the Distributable Free Cash Flow in respect of the immediately preceding Measurement Period; and
1.1.5.2	for each:
1.1.5.2.1	DPP Measurement Period, the Deferred Purchase Price Payment (if any) in respect of the preceding DPP Measurement Period; and
1.1.5.2.2	PPR Measurement Period, the Purchase Price Reduction Payment (if any) in respect of the preceding PPR Measurement Period;
1.1.6

"Distributable Free Cash Flow" - per the relevant Financial Statements, for each Measurement Period, EBITDA less Capex less Tax Payments less Royalties, in each case in relation to the Sold Business, and shall exclude the impact of any other assets, operations or investments of (i) the Purchaser and (ii) any other member of the Purchaser's Group;

1.1.7	"Distribution" - any:
1.1.7.1	"distribution" as such term is defined in section 1 of the Companies Act (including dividends on any shares); and
1.1.7.2	any:
1.1.7.2.1	fees, charges and payments howsoever described (including, management and service fees) levied or incurred;
1.1.7.2.2	payments (or re-payments) (cash and non-cash, and including set-off and similar settlements) by way of interest or principal howsoever described incurred or discharged;

1.1.7.2.3

distribution or payment (cash and non-cash, and including set-off and similar settlements) pursuant to a share buy-back, any distribution or payment (cash and non-cash, and including set-off and similar settlements) upon or in connection with a reduction of capital, any issue of shares or other securities credited as fully or partly paid up by way of a capitalisation of profits or reserves, in each case by or on behalf of the Purchaser to or for the account of (i) any registered or beneficial shareholder of the Purchaser; or (ii) any member of the Purchaser's Group;
1.1.8	"DPP End Date" - the day immediately preceding the 6th anniversary of the DPP Start Date;
1.1.9	"DPP Extended End Date" - the earlier of:
1.1.9.1	the day immediately preceding the 8th anniversary of the DPP Start Date; and
1.1.9.2	the date on which the aggregate Deferred Purchase Price Payments received by the Seller since the start of the DPP Extended Period total the Outstanding Minimum DPP Amount;
1.1.10	"DPP Extended Period" - the period beginning on the 6th anniversary of the DPP Start Date and ending on the DPP Extended End Date;
1.1.11	"DPP Initial Period" - the period beginning on the DPP Start Date and ending on the DPP End Date;
1.1.12

"DPP Measurement Period" - each of the following periods falling (i) in the DPP Initial Period; and (ii) if the Purchaser exercises the election in paragraph 3.4.2 to extend the DPP Initial Period, in the DPP Extended Period:

1.1.12.1

the first DPP Measurement Period will be the period beginning at 00h00:00 on the DPP Start Date and ending at 23h59:59 on the last day of the financial year of the Purchaser in which the DPP Start Date falls;

1.1.12.2

thereafter, each DPP Measurement Period (except for the last DPP Measurement Period) will be the period beginning at 00h00:00 on the first day of the immediately following financial year of the Purchaser and ending at 23h59:59 on the last day of that financial year;  and

1.1.12.3	if the Purchaser:
1.1.12.3.1

does not exercise the election in paragraph 3.4.2 to extend the DPP Initial Period, the last DPP Measurement Period will be the period beginning at 00h00:00 on the first day of the financial year of the Purchaser in which the DPP End Date falls and ending at 23h59:59 on the DPP End Date; or

1.1.12.3.2

exercises the election in paragraph 3.4.2 to extend the DPP Initial Period, the last DPP Measurement Period will be the period beginning at 00h00:00 on the first day of the financial year of the Purchaser in which the DPP Extended End Date falls and ending at 23h59:59 on the DPP Extended End Date;
1.1.13

"DPP Period" - the period between the Effective Date and the end of the DPP Initial Period or, if the Purchaser exercises the election in paragraph 3.4.2 to extend the DPP Initial Period, the end of the DPP Extended Period (both days inclusive);

1.1.14	"DPP Start Date" - the later of (i) 1 January 2017; and (ii) the first day of the calendar month in which the Effective Date falls (if such date is not the same as the Effective Date);
1.1.15

"EBITDA" - per the relevant Financial Statements, the consolidated profit (expressed as a positive number) or loss (expressed as a negative number) in respect of the Sold Business during the relevant Measurement Period, calculated so as to exclude any of the following items and without double counting (and so that, to the extent any of the following have been charged, expensed or deducted in computing such earnings they shall be added back and to the extent any of the following have credited therein they shall be deducted):

1.1.15.1	Excess Allocated Overhead and Central Costs;
1.1.15.2	Royalties;
1.1.15.3	any charges paid, due or accrued for corporate income taxes and deferred tax or deducting any credits for corporate income taxes and deferred tax;
1.1.15.4

any charges paid or payable for interest payable and similar charges (including any charges in respect of the incurrence of debt or with respect to the amortisation of capitalised debt issuance costs, factoring and securitisation costs and the fees paid or payable for guarantees, hedges or letters of credit) or any credits for interest receivable and similar income;

1.1.15.5	any charges for depreciation, amortisation or impairment of fixed assets;
1.1.15.6	any charges or interest resulting from finance or capital leases or hire purchase arrangements;
1.1.15.7	any Distributions paid or payable;
1.1.15.8

any extraordinary items and any exceptional items (in each case being extraordinary or exceptional due to their size, nature or type or arising from an operational basis for the Sold Business which is not consistent with that which a prudent, experienced and reasonable operator would implement, in line with the Base Case Plan, and not contemplated in this Agreement or any of the Related Transaction Agreements) within the Purchaser's control and not included in the Base Case Plan, which in aggregate exceed the Extraordinary Cashflows Cap;

1.1.15.9	any profits or income or costs or losses in respect of fair value adjustments recorded in respect of any financial instruments;

1.1.15.10

any profits or gains or costs or losses of a capital nature (including, for the avoidance of doubt, those arising from any sale and leaseback arrangements or from the sale, disposal or scrapping of fixed assets);

1.1.15.11	any profits or gains or costs or losses arising from any activity which is not normally carried on by, or which is outside the ordinary course of business of the Sold Business;
1.1.15.12	any profits or gains or costs or losses on the acquisition or disposal of any company or assets or business;
1.1.15.13

any profits or gains or costs or losses arising from an upward or downward revaluation of any assets including, for the avoidance of doubt, any release of provisions or reversal of impairment of fixed assets;

1.1.15.14	any charge or cost or profit or gain in respect of the accounting for share based payments or other non-cash charges under IFRS; and
1.1.15.15

any profits or gains or costs or losses arising in respect of any acquisition accounting, including for the avoidance of doubt any charges related to fair value adjustments or any other opening balance sheet adjustments as a result of the Sale Transaction;

1.1.16

"Excess Allocated Overhead and Central Costs" – per the relevant Financial Statements, overhead and central costs allocated to the Sold Business and in respect of the relevant Measurement Period, to the extent such amounts exceed the amount as calculated with reference to the relevant corresponding financial statements of the Purchaser’s Group applying the following methodology:

1.1.16.1

Purchaser Group overhead costs multiplied by 0.95, divided by 2 and multiplied by the number of 4E oz produced from the underground mining operations of the Sold Business divided by the total gold and 4E oz production from the underground mining operations of the Purchaser's Group (including the Sold Business); plus

1.1.16.2

Purchaser Group overhead costs multiplied by 0.95, divided by 2 and multiplied by the number of underground tonnes mined from the Sold Business divided by the total underground tonnes mined by Purchaser's Group (including the Sold Business); plus

1.1.16.3

Purchaser Group overhead costs multiplied by 0.05 and multiplied by the number of 4E oz produced from surface operations of the Sold Business divided by the total gold and 4E oz produced by the surface operations of the Purchaser's Group (including the Sold Business); plus

1.1.16.4

information and communications technology related capital expenditure multiplied by the number of desktop computers at the Sold Business divided by the total number of desktop computers of the Purchaser's Group (including the Sold Business); plus

1.1.16.5

high density and low density accommodation related capital expenditure  multiplied by the total labour complement of the Sold Business divided by the total labour compliment of the Purchaser's Group (including the Sold Business); plus

1.1.16.6

capital expenditure on metallurgical plants, at which underground tonnes are treated, multiplied by total underground tonnes processed from the Sold Business divided by the total underground tonnes processed from the Purchaser's Group (including the Sold Business); plus

1.1.16.7

other centralised capital expenditure, to the extent it relates in part to the operations of the Sold Business, multiplied by 0.95, divided by 2 and multiplied by the number of 4E oz produced from the underground mining operations of the Sold Business divided by the total gold and 4E oz production from the underground mining operations of the Purchaser's Group (including the Sold Business); plus

1.1.16.8

other centralised capital expenditure, to the extent it relates in part to the operations of the Sold Business, multiplied by 0.95, divided by 2 and multiplied by the number of underground tonnes mined from the Sold Business divided by the total underground tonnes mined by Purchaser's Group (including the Sold Business); plus

1.1.16.9

other centralised capital expenditure, to the extent it relates in part to the operations of the Sold Business, multiplied by 0.05 and multiplied the number of 4E oz produced from surface operations of the Sold Business divided by the total gold and 4E oz produced by the surface operations of the Purchaser's Group (including the Sold Business); plus

1.1.16.10

sundry costs, to the extent it relates in part to the operations of the Sold Business, multiplied by the number of 4E oz produced from the underground mining operations of Sold Business divided by the total gold and 4E oz produced from the underground mining operations of the Purchaser's Group (including the Sold Business).

For all purposes above, capital expenditure shall not be allocated to the Sold Business to the extent that it relates predominantly to the other operations, excluding the Sold Business, of the Purchaser's Group.

1.1.17	"Extraordinary Cashflows Cap" - an amount of R100,000,000.00 in each relevant Measurement Period, provided that:
1.1.17.1	the amount of R100,000,000.00 will be increased annually by the same percentage as CPI. The increase shall be effective from 1 January of each year, commencing with effect from 1 January 2015;
1.1.17.2	in respect of a Measurement Period which is not a full financial year, the Extraordinary Cashflows Cap will be calculated as follows:
R100,000,000.00 (as increased under paragraph 1.1.17.1) x a/12 where: a is the number of complete calendar months in the relevant Measurement Period;
1.1.18	"Financial Indebtedness" - any indebtedness for or in respect of:
1.1.18.1	moneys borrowed, credit provided and debit balances at banks or other financial institutions;

1.1.18.2	any amount raised by acceptance under any acceptance credit facility (or dematerialised equivalent);
1.1.18.3	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
1.1.18.4	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;
1.1.18.5	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
1.1.18.6	any amount raised under any other transaction (including any sale and sale back, sale and lease back, forward sale or purchase agreement) having the commercial effect of a borrowing;
1.1.18.7

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price ("Treasury Transaction") (and, when calculating the value of that Treasury Transaction, only the mark-to-market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

1.1.18.8	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;
1.1.18.9

any amount raised by the issue of a share which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or may become mandatorily redeemable prior to the end of the DPP Period;

1.1.18.10

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply;

1.1.18.11	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and
1.1.18.12	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs 1.1.18.1 - 1.1.18.11;
1.1.19	"Financial Statements" - for:
1.1.19.1	each Measurement Period, excluding each of:
1.1.19.1.1	the first and last DPP Measurement Periods, to the extent that they do not comprise a full financial year of the Purchaser; and

1.1.19.1.2	the first and last PPR Measurement Periods, to the extent that they do not comprise a full financial year of the Purchaser,

audited annual financial statements in respect of (and ring-fenced to) the Sold Business as at the end of the relevant Measurement Period, including an audited balance sheet, audited profit and loss account and audited cashflow statement; and

1.1.19.2

each of (i) the first and last DPP Measurement Periods and (ii) the first and last PPR Measurement Periods, to the extent that they do not comprise a full financial year of the Purchaser, audited management accounts in respect of (and ring-fenced to) the Sold Business;

1.1.20

"Indebtedness" / "Debts" - includes any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent (including without limitation any Financial Indebtedness);

1.1.21	"Insolvency Event" - in relation to any person referred to in paragraph 6.1.16.1 or 6.1.16.2, any of the following events or circumstances:
1.1.21.1

it (i) is unable or admits inability, or fails within any applicable grace or remedy periods or otherwise within 60 days, to pay its Debts as they fall due, (ii) suspends or threatens to suspend making payments on any of its Debts, or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness;

1.1.21.2	it does not satisfy, for a contunous period of 12 months, the solvency and liquidity test (or, for the avoidance of doubt, any part thereof) stipulated in section 4 of the Companies Act;
1.1.21.3	it makes a general assignment, arrangement or composition with or for the benefit of its creditors;
1.1.21.4	a moratorium is declared in respect of any of its Indebtedness. If a moratorium occurs, the ending of the moratorium will not remedy any Trigger Event caused by that moratorium;
1.1.21.5

any corporate (or creditor) action (including the passing of a resolution), legal proceedings or other procedure or step is taken in relation to (i) the suspension of payments, a moratorium on any Indebtedness, winding-up, liquidation, dissolution, administration, business rescue or arising from other creditor action; or (ii) enforcement of any Security over any of its assets;

1.1.21.6	any analogous procedure or step is taken in any jurisdiction; or
1.1.21.7	it takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing;

1.1.22	"Material Adverse Effect" - any event or circumstance occurs which has or is reasonably likely to have a material adverse effect on:
1.1.22.1	the business, operations, property, condition (financial or otherwise), performance or prospects of any of (i) SGL and/or (ii) SGL's Group taken as a whole; or
1.1.22.2

the ability of SGL to perform (i) any of its obligations under (a) any provision of Annexe J or Annexe K of this Agreement; or (b) any material provision of this Agreement; or (ii) any provision of the SGL Guarantee; and/or

1.1.22.3	the validity or enforceability of, or any of the rights, interests or remedies of the Seller under, the SGL Guarantee;
1.1.23	"Measurement Period" - each DPP Measurement Period and each PPR Measurement Period;
1.1.24	"Minimum DPP Amount" - R3,000,000,000.00;
1.1.25	"Outstanding Minimum DPP Amount" - has the meaning given to this term in paragraph 3.3;
1.1.26

"Potential Trigger Event" - any matter, circumstance or event specified in paragraph 6.1 which (with the expiry of any applicable notice, grace period, the making of any determination under the relevant agreement or any combination of any of the foregoing) precedes a Trigger Event;

1.1.27	"PPR End Date" - 31 December 2018;
1.1.28	"PPR Measurement Period" - each of the following periods falling in the PPR Period:
1.1.28.1

the first PPR Measurement Period will be the period beginning at 00h00:00 on the PPR Start Date and ending at 23h59:59 on the last day of the financial year of the Purchaser in which the PPR Start Date falls;

1.1.28.2

thereafter, each PPR Measurement Period (if any, and except for the last PPR Measurement Period) will be the period beginning at 00h00:00 on the first day of the immediately following financial year of the Purchaser and ending at 23h59:59 on the last day of that financial year;  and

1.1.28.3

the last PPR Measurement Period will be the period beginning at 00h00:00 on the first day of the financial year of the Purchaser in which the PPR End Date falls and ending at 23h59:59 on the PPR End Date;

1.1.29	"PPR Period" - the period beginning on the PPR Start Date and ending on the PPR End Date;
1.1.30	"PPR Start Date" - the first day of the calendar month in which the Effective Date falls (if such date is not the same as the Effective Date);
1.1.31	"Pro Forma Effective Date Accounts" - has the meaning given to such term in Annexe J;

1.1.32	"Purchase Price Reduction Payment" - has the meaning given to such term in paragraph 4.1;
1.1.33	"Reduction Amount" - for:
1.1.33.1	the first PPR Measurement Period will be calculated as follows:
Reduction Amount = (R267,000,000.00 xa/12)
where: a is the number of complete calendar months in the first PPR Measurement Period;
1.1.33.2	all other PPR Measurement Periods will be calculated as follows:
Reduction Amount = (R267,000,000.00 x a/12) + b
where: a is the number of complete calendar months in the relevant PPR Measurement Period; and

b is equal to the aggregate Reduction Amounts of all prior PPR Measurement Period/s, to the extent that such Reduction Amounts have not been fully paid by the Seller to the Purchaser in accordance with paragraph 4;

1.1.34

"Royalties" - per the relevant Financial Statements, the sum of all royalties, export related levies, surcharges or other similar fees, taxes, imposts or other charges levied in terms of the Mineral and Petroleum Resources Royalty Act, 28 of 2008, the MPRDA or related legislation incurred in the relevant Measurement Period in relation to the Sold Business;

1.1.35	"Security" - a mortgage bond, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;
1.1.36

"Sold Business" - the business sold to the Purchaser in terms of this Agreement, comprising the Sale Assets and Assumed Liabilities  and any business conducted after the Effective Date in relation to or arising from any of the Sale Assets (including without limitation (i) any mining operations undertaken in, on or under the Mining Right, the reprocessing of the Tailings Assets and, in due course, from any mining operations undertaken in, on or under any part of the area subject to the Prospecting Right and/or the Prospecting Right Applications (to the extent that mining rights are granted in respect thereof); (ii) the sale of concentrate arising from or attributable to such mining operations; and (iii) the sale of refined product arising from or attributable to such mining operations);

1.1.37

"Tax Payments" - per the relevant Financial Statements, the sum of corporate income tax payments less corporate income tax receipts, made by the Purchaser in relation to the Sale Assets during the relevant Measurement Period; and

1.1.38	"Trigger Events" - each of the matters, circumstances and events set out in paragraph 6.1.

2.      Financial Statements and DFCF Statements

2.1

The Purchaser shall prepare or procure that the Financial Statements are prepared in accordance with this Annexe K and delivered to the Seller, together with copies of all associated working papers and all relevant books and records of the Sold Business, used for purposes of the preparation and completion of the Financial Statements, as soon as practicable after the end of each Measurement Period, but in any event no later than 45 Business Days after the end of each such Measurement Period, relating to such Measurement Period.

2.2	Each of the Financial Statements will be prepared in accordance with:
2.2.1	the specific accounting principles, policies, practices, methodologies and treatments set out in paragraph 2.4;
2.2.2

to the extent not inconsistent with paragraph 2.2.1, the accounting principles, policies, practices, methodologies and treatments as were applied in the preparation of the Special Purpose Accounts; and

2.2.3	to the extent not inconsistent with paragraphs 2.2.1 or 2.2.2, IFRS as at the end of the relevant Measurement Period.
2.3	For the avoidance of doubt, paragraph 2.2.1 will take precedence over paragraphs 2.2.2 and 2.2.3 and paragraph 2.2.2 will take precedence over paragraph 2.2.3.
2.4	Specific Accounting Policies
2.4.1	Each of the Financial Statements will be drawn up:
2.4.1.1	so as to account for inventory using the accounting principles, policies, practices, methodologies and treatments as were applied in the preparation of the Special Purpose Accounts;
2.4.1.2

such that any amounts not expressed in South African Rand are translated into South African Rand using the relevant exchange rate as at 17h00 on the last day of the relevant Measurement Period as reported on Bloomberg;

2.4.1.3

as at the end of the relevant Measurement Period.  In preparing and finalising such Financial Statements, no account shall be taken of any event taking place after the end of the relevant Measurement Period and regard shall only be had to information available to the Parties up to the date of delivery of such Financial Statements by the Purchaser to the Seller;

2.4.1.4

on a going concern basis and, except where specified elsewhere in this paragraph 2.4, so as to exclude any new asset or liability, or change in value of any existing asset or liability, in each case arising as a consequence of the change in ownership of the Business; and

2.4.1.5

so as to exclude any amounts in respect of Excluded Assets and Excluded Liabilities.  For the avoidance of doubt, in the event of any inconsistency between (i) on the one hand, items included within the Pro Forma Effective Date Accounts and (ii) on the other hand, the definitions of Excluded Assets and Excluded Liabilities, the definitions of Excluded Assets and Excluded Liabilities shall prevail.

2.4.2	In preparing each of the Financial Statements:
2.4.2.1

no account shall be taken of the costs of the Parties in relation to this Agreement or any other document entered into between the Parties in connection with this Agreement including the costs of the preparation, delivery, review and resolution of such Financial Statements;

2.4.2.2

no amounts shall be included in relation to contingent liabilities or for ongoing or potential litigation, but the notes to the Financial Statements will disclose contingent liabilities in accordance with the requirements of IFRS;

2.4.2.3

no provision with respect to any matter which is the subject of an indemnity or reimbursement in favour of the Purchaser under this Agreement or any other document entered into between the Parties in connection with this Agreement will be included; and

2.4.2.4	the provisions of this Annexe K will be interpreted so as to avoid double-counting (whether positive or negative) of any item to be included in such Financial Statements.
2.5

The Purchaser shall prepare or procure that DFCF Statements are prepared in accordance with this Annexe K and delivered, together with copies of the relevant underlying Financial Statements and all associated working papers used for purposes of the preparation and completion of the DFCF Statements to the Seller, no later than 45 Business Days after the end of each Measurement Period.

2.6

After delivering each DFCF Statement and underlying Financial Statements (and other documents, as provided for above) to the Seller, the Purchaser shall, and shall use its reasonable commercial endeavours to procure that the Purchaser's Accountants shall:

2.6.1

give the Seller and the Seller's Accountants all assistance with their review of the DFCF Statement and underlying Financial Statements (and other documents, as provided for above) that they may reasonably require, including access to the books and records, employees and premises of the Sold Business and, where relevant, of the Purchaser, including any analyses prepared by the management of the Sold Business, together with such information, cooperation and explanations as the Seller and the Seller's Accountants may reasonably require; and

2.6.2

respond promptly to any requests for information from the Seller or the Seller's Accountants relating to the DFCF Statement and underlying Financial Statements (and other documents, as provided for above) and their preparation.

2.7

Each of the Purchaser and the Seller shall be responsible for their respective costs of preparing, reviewing and responding to any queries in respect of the DFCF Statements and underlying Financial Statements and any other matters to be dealt with by them under this Annexe K.

2.8

The Seller shall notify the Purchaser in writing of any dispute in relation to any DFCF Statement and underlying Financial Statements within 20 Business Days of receipt thereof ("Statement Response Notice"), providing reasons for the dispute in reasonable detail, any proposed adjustments to the DFCF Statement and underlying Financial Statements and supporting evidence for each such adjustment.

2.9

If no Statement Response Notice is received within the period contemplated in paragraph 2.8, then the DFCF Statement and underlying Financial Statements shall constitute a final and binding DFCF Statement and underlying Financial Statements (on all Parties) for the purposes of this Agreement.

2.10

If a Statement Response Notice is received by the Purchaser within the period contemplated in paragraph 2.8, the Seller and the Purchaser shall use their reasonable endeavours to settle the disputed matter, in writing.  The Seller and the Purchaser undertake to use reasonable endeavours to reach agreement upon the adjustments (if any) to be made to the DFCF Statement and underlying Financial Statements in the light of the reasons for non-acceptance made by the Seller in the Statement Response Notice.

2.11

If the dispute is not resolved and settled in writing between the Seller and the Purchaser within 15 Business Days after the receipt by the Purchaser of the Statement Response Notice, the dispute shall be referred, on the application of either the Seller or the Purchaser to the Independent Accountants for final determination.

2.12	In making their determination the Independent Accountants:
2.12.1

shall act as experts and not as arbitrators, their decision as to any matter referred to them for determination shall in the absence of manifest error or fraud be final and binding in all respects on the Parties and shall not be subject to question on any ground whatsoever;

2.12.2

shall investigate the dispute in such manner as they, in their sole discretion, consider appropriate in the circumstances and may call on any person who has a direct interest in the dispute to make written representations in regard thereto, and the Seller and the Purchaser will be entitled to a copy thereof; and

2.12.3	shall be entitled to consult with any person with a direct interest in the dispute matter, and obtain information from such person and to take advice from any person.
2.13

The fees and expenses of the Independent Accountants shall be borne and paid as the Independent Accountants shall direct (or in the absence of any such direction, shall be shared equally between the Seller and the Purchaser).

2.14

The DFCF Statement and underlying Financial Statements, adjusted as agreed between the Seller and the Purchaser in writing or as determined by the Independent Accountants, shall constitute a final and binding DFCF Statement and underlying Financial Statements (on all Parties) for the purposes of this Agreement.

2.15

If the Seller has given a Statement Response Notice to the Purchaser setting out reasons for non-acceptance and proposed adjustments in accordance with paragraph 2.8, the Seller shall not be entitled to give any further or additional Statement Response Notice nor to raise any new or additional reasons for non-acceptance nor any further or additional proposed adjustments to the relevant DFCF Statement and underlying Financial Statements after the expiry of the period referred to in paragraph 2.8 and to the extent that the Seller has not put forward reasons for non-acceptance and proposed adjustments to the DFCF Statement and underlying Financial Statements, the Seller shall be deemed to have accepted the DFCF Statement and underlying Financial Statements.

2.16	Each of the Seller and the Purchaser undertakes and agrees that it will do or procure the doing of all such acts and things and will sign and execute or procure the signature and execution of all such documents as may be necessary or desirable to give full effect to and comply with the provisions of this Annexe K.
2.17

Together with each DFCF Statement which is or should be delivered to the Seller, the Purchaser and SGL will each deliver a written statement, addressed to the Seller and signed by two of its directors, confirming that no Trigger Event has occurred in the last Measurement Period, and that neither the Purchaser nor SGL is, and their directors are not, aware of any Potential Trigger Event.

2.18	Where any Financial Statements are, subsequent to any Deferred Purchase Price Payment, Purchase Price Reduction Payment and/or Further Purchase Price Reduction Payment, restated:
2.18.1

the Purchaser shall inform the Seller thereof in writing within 5 Business Days after such restatement has occurred and provide the Seller with a copy of the restated Financial Statements (which will be required to comply in all respects with the provisions of this paragraph 2) together with copies of all associated working papers and all relevant books and records of the Sold Business, used for purposes of the preparation and completion of the restated Financial Statements;

2.18.2

after delivering the restated Financial Statements (and other documents, as provided for above) to the Seller, the Purchaser shall, and shall use its reasonable commercial endeavours to procure that the Purchaser's Accountants shall:

2.18.2.1

give the Seller and the Seller's Accountants all assistance with their review of the restated Financial Statements (and other documents, as provided for above) that they may reasonably require, including access to the books and records, employees and premises of the Sold Business and, where relevant, of the Purchaser, including any analyses prepared by the management of the Sold Business, together with such information, cooperation and explanations as the Seller and the Seller's Accountants may reasonably require; and

2.18.2.2

respond promptly to any requests for information from the Seller or the Seller's Accountants relating to the restated Financial Statements (and other documents, as provided for above) and their preparation; and

2.18.3

at the Seller's election (to be exercised by written notice to the Purchaser within 10 Business Days after it has received the restated Financial Statements), a revised DFCF Statement will be drawn up by the Purchaser, mutatis mutandis in accordance with this paragraph 2, and within 5 Business Days after the determination of the revised DFCF Statement in accordance with paragraph 2.9 or 2.14, any over-payments or underpayments (measured with reference to the revised DFCF Statement) made by the Seller or the Purchaser in respect of any Deferred Purchase Price Payment, Purchase Price Reduction Payment and/or Further Purchase Price Reduction Payment will be corrected, through an amount equal to the relevant over-payment or underpayment being discharged in cash by the Purchaser or the Seller (as the case may be) paying to the Seller or the Purchaser (as the case may be) by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account or the Purchaser's Bank Account (as the case may be).

3. Deferred Purchase Price
3.1	In respect of each DPP Measurement Period falling:
3.1.1

in the DPP Initial Period, but if the Purchaser has exercised the election in paragraph 3.4 not to extend the DPP Initial Period then excluding only the last DPP Measurement Period falling in the DPP Initial Period; and

3.1.2

if the Purchaser exercises the election in paragraph 3.4 to extend the DPP Initial Period, in the DPP Extended Period, excluding only the last DPP Measurement Period falling in the DPP Extended Period,

if the Distributable Free Cash Flow is a positive number, the Purchaser will pay to the Seller an amount equal to 35% of such Distributable Free Cash Flow (calculated with reference to the Distributable Free Cash Flow reflected in the corresponding DFCF Statement for the DPP Measurement Period), in accordance with the further provisions of this paragraph 3 (each such payment being a "Deferred Purchase Price Payment").

3.2

Within 5 Business Days after the determination of each DFCF Statement in accordance with paragraph 2.9 or 2.14, the Purchaser shall pay the corresponding Deferred Purchase Price Payment, to the Seller by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account.

3.3

If, after the end of the second last DPP Measurement Period falling in the DPP Initial Period, the aggregate Deferred Purchase Price Payments received by the Seller total (for any reason whatsoever) less than the Minimum DPP Amount, then the difference between the Minimum DPP Amount and such aggregate Deferred Purchase Price Payments received and due to be received by the Seller will be "the Outstanding Minimum DPP Amount".

3.4	No less than 30 Business Days before the end of the last DPP Measurement Period falling in the DPP Initial Period, the Purchaser must elect by written notice to the Seller:
3.4.1	to settle the Outstanding Minimum DPP Amount, in which case the provisions of paragraph 3.5 will apply; or
3.4.2	to extend the DPP Initial Period by the DPP Extended Period, in which case paragraphs 3.6, 3.7 and 3.8 will apply.
3.5	If the Purchaser elects to settle the Outstanding Minimum DPP Amount in terms of paragraph 3.4:
3.5.1	the Purchaser will use its reasonable commercial endeavours to ensure that as much of the Outstanding Minimum DPP Amount as possible is discharged in cash; and
3.5.2

within 6 Business Days after the end of the last DPP Measurement Period falling in the DPP Initial Period, the Purchaser will notify the Seller in writing (subject to paragraph 3.5.1) (i) the 20-day VWAP for the Calculation Date referred to in clause 1.1.23(ii); and (ii):

3.5.2.1.1	subject to the Proviso, how many (whole) Consideration Shares will be allotted and issued to the Seller (in accordance with paragraph 3.5.2.2.2) and what amount of the Outstanding Minimum

DPP Amount will be discharged thereby (on the basis that each Consideration Share will be allotted and issued at a subscription price which is equal to the 20-day VWAP, and the Outstanding Minimum DPP Amount will thereby be discharged in the amount equal to the number of Consideration Shares so allotted and issued multiplied by the 20-day VWAP) ("the OMM DPP Share Amount"); and

3.5.2.1.2

what amount of the Outstanding Minimum DPP Amount will be discharged in cash (in accordance with paragraph 3.5.2.2.1) ("the OMM DPP Cash Amount"), which OMM DPP Cash Amount will be an amount equal to the Outstanding Minimum DPP Amount less the OMM DPP Share Amount;

3.5.2.2	by no later than 13h00 on the 10th Business Day after the determination referred to in paragraph 3.4 ("the Settlement Date"):
3.5.2.2.1

the OM DPP Cash Amount will be discharged in cash by the Purchaser paying to the Seller the OM DPP Cash Amount by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account; and

3.5.2.2.2

immediately before any Consideration Shares are issued to the Seller, SGL agrees in favour of the Seller and the Purchaser to assume a portion of, and to discharge through the allotment and issue of Consideration Shares, the Purchaser's obligation to discharge the Outstanding Minimum DPP Amount in an amount equal to the OMM DPP Share Amount (and the Purchaser delegates such obligation to SGL).  Consideration Shares will be allotted and issued to the Seller (credited as fully paid) at a subscription price per Consideration Share which is equal to the 20-day VWAP, and the Outstanding Minimum DPP Amount will thereby be discharged in the amount equal to the number of Consideration Shares so allotted and issued multiplied by the 20-day VWAP.  For the avoidance of doubt, each Consideration Share so allotted and issued will: at the time of allotment and issue to the Seller (i) be listed on the JSE; and (ii) rank pari passu with all other SGL Shares.  Without derogating from the foregoing, in respect of all Consideration Shares so allotted and issued to the Seller, by no later than 13h00 on the Settlement Date:

3.5.2.2.2.1

the CSDP electronic settlement instruction notice will be timeously submitted to ensure that such Consideration Shares are delivered to, and registered in the name of, the Seller in dematerialised form in terms of the Applicable Procedures and an appropriate entry will be made in SGL's uncertificated securities register; and

3.5.2.2.2.2

the following will be delivered to the Seller (i) written confirmation from SGL's CSDP that such Consideration Shares have been registered in the name of the Seller in dematerialised form in SGL's uncertificated securities register, and (ii) such other documents (including as may be advised by the Seller to the Purchaser in writing), as are necessary in order to ensure the registration of the Consideration Shares in the name of the Seller;;

3.5.2.3

if, for any reason whatsoever, the entire Outstanding Minimum DPP Amount is not discharged in accordance with paragraph 3.5.2.2 (in the case of Consideration Shares, including (for the avoidance of doubt) compliance in full with all the requirements of paragraphs 3.5.2.2.2(i) and (ii), 3.5.2.2.2.1 and 3.5.2.2.2.2), the undischarged Outstanding Minimum DPP Amount will be settled by the Purchaser paying to the Seller a cash amount by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account by no later than 24 hours after 13h00 on the Settlement Date.

3.6

If, after the end of the last DPP Measurement Period falling in the DPP Extended Period, the aggregate Deferred Purchase Price Payments received by the Seller still total less than the Minimum DPP Amount, then the difference between the Minimum DPP Amount and such aggregate Deferred Purchase Price Payments received by the Seller will be "the Final Outstanding Minimum DPP Amount".

3.7	The Purchaser will use its reasonable commercial endeavours to ensure that as much of the Final Outstanding Minimum DPP Amount as possible is discharged in cash.
3.8

Within 6 Business Days after the end of the last DPP Measurement Period falling in the DPP Extended Period, the Purchaser will notify the Seller in writing (subject to paragraph 3.7) (i) the 20-day VWAP for the Calculation Date referred to in clause 1.1.23(iii); and (ii):

3.8.1

subject to the Proviso, how many (whole) Consideration Shares will be allotted and issued to the Seller (in accordance with paragraph 3.9.2) and what amount of the Final Outstanding Minimum DPP Amount will be discharged thereby (on the basis that each Consideration Share will be allotted and issued at a subscription price which is equal to the 20-day VWAP, and the Final Outstanding Minimum DPP Amount will thereby be discharged in the amount equal to the number of Consideration Shares so allotted and issued multiplied by the 20-day VWAP) ("the Final OMM DPP Share Amount"); and

3.8.2

what amount of the Final Outstanding Minimum DPP Amount will be discharged in cash (in accordance with paragraph 3.9.1) ("the Final OMM DPP Cash Amount"), which Final OMM DPP Cash Amount will be an amount equal to the Final Outstanding Minimum DPP Amount less the Final OMM DPP Share Amount;

3.9	By no later than 13h00 on the 10th Business Day after the determination referred to at the start of paragraph 3.8 ("the Final Settlement Date"):
3.9.1

the Final OM DPP Cash Amount will be discharged in cash by the Purchaser paying to the Seller the Final OM DPP Cash Amount by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account; and

3.9.2

immediately before any Consideration Shares are issued to the Seller, SGL agrees in favour of the Seller and the Purchaser to assume a portion of, and to discharge through the allotment and issue of Consideration Shares, the Purchaser's obligation to discharge the Final Outstanding Minimum DPP Amount in an amount equal to the Final OMM DPP Share Amount (and the Purchaser delegates such obligation to SGL).  Consideration Shares will be allotted and issued to the Seller (credited as fully paid) at a subscription price per Consideration Share which is equal to the 20-day VWAP, and the Final Outstanding Minimum DPP Amount will thereby be discharged in the amount equal to the number of Consideration Shares so allotted and issued multiplied by the 20-day VWAP.  For the avoidance of doubt, each Consideration Share so allotted and issued will: at the time of allotment and issue to the Seller (i) be listed on the JSE; and (ii) rank pari passu with all other SGL Shares.  Without derogating from the foregoing, in respect of all Consideration Shares so allotted and issued to the Seller, by no later than 13h00 on the Final Settlement Date:

3.9.2.1

the CSDP electronic settlement instruction notice will be timeously submitted to ensure that such Consideration Shares are delivered to, and registered in the name of, the Seller in dematerialised form in terms of the Applicable Procedures and an appropriate entry will be made in SGL's uncertificated securities register; and

3.9.2.2

the following will be delivered to the Seller (i) written confirmation from SGL's CSDP that such Consideration Shares have been registered in the name of the Seller in dematerialised form in SGL's uncertificated securities register, and (ii) such other documents (including as may be advised by the Seller to the Purchaser in writing), as are necessary in order to ensure the registration of the Consideration Shares in the name of the Seller.

3.10

If, for any reason whatsoever, the entire Final Outstanding Minimum DPP Amount is not discharged in accordance with paragraph 3.9.2 (in the case of Consideration Shares, including (for the avoidance of doubt) compliance in full with all the requirements of paragraphs 3.9.2(i) and (ii), 3.9.2.1 and 3.9.2.2), the undischarged Final Outstanding Minimum DPP Amount will be settled by the Purchaser paying to the Seller a cash amount by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account by no later than 24 hours after 13h00 on the Settlement Date.

3.11	Together, the:
3.11.1

aggregated Deferred Purchase Price Payments received by the Seller (for the avoidance of doubt, in respect of the DPP Initial Period and, if the Purchaser exercises the election in paragraph 3.4.2 to extend the DPP Initial Period, in respect of the DPP Extended Period); and

3.11.2	the Outstanding Minimum DPP Amount or, if the Purchaser exercises the election in paragraph 3.4.2 to extend the DPP Initial Period, the Final Outstanding Minimum DPP Amount,
will be the "Deferred Purchase Price" or the "DPP", which comprises part of the Unadjusted Purchase Price.
4. Purchase Price Reductions
4.1

In respect of each PPR Measurement Period falling in the PPR Period, if the Distributable Free Cash Flow is a negative number, the Unadjusted Purchase Price will be adjusted downwards by an amount equal to the lesser of:

4.1.1	the Reduction Amount; and
4.1.2	the amount by which such Distributable Free Cash Flow is less than R0.00,

(calculated with reference to the Distributable Free Cash Flow reflected in the corresponding DFCF Statement for the DPP Measurement Period) (each such payment being a "Purchase Price Reduction Payment").

4.2

Within 5 Business Days after the determination of each DFCF Statement in accordance with paragraph 2.9 or 2.14, the Seller shall pay any Purchase Price Reduction Payment, to the Purchaser by way of an electronic funds transfer of immediately available funds to the Purchaser's Bank Account.

5. Further Purchase Price Reduction
5.1

If the Seller does not comply with the undertaking in clause 15.2 of this Agreement, then  the Initial Upfront Purchase Price will be adjusted downwards, after the Effective Date, by an amount equal to the amount per Transferring BU Employee reflected (for the relevant year in which the Effective Date falls) in the table below multiplied by the number of Transferring BU Employees which are in excess of the corresponding acceptable variance number indicated in the table below; plus (ii) the amount per Transferring TP Employee reflected (for the relevant year in which the Effective Date falls) in the table below multiplied by the number of Transferring TP Employees which are in excess of the corresponding acceptable variance number indicated in the table below (such total amount, being "the Further Purchase Price Reduction Amount"):

	2016 Base Case Plan	Acceptable Variance	Total	Purchase Price Adjustment per person
Fraser Alexander contractors for tailings retreatment	[***]	[***]		[***]
Bargaining unit employees (Patterson D1 and below)	[***]	[***]	[***]	[***]
Total package employees (Patterson D2 and above)	[***]	[***]	[***]	[***]
Total	[***]

	2017 Base Case Plan	Acceptable Variance	Total	Purchase Price Adjustment per person
Fraser Alexander contractors for tailings retreatment	[***]	[***]	[***]	[***]
Bargaining unit employees (Patterson D1 and below)	[***]	[***]	[***]	[***]
Total package employees (Patterson D2 and above)	[***]	[***]	[***]	[***]
Total	[***]

5.2

The Seller shall pay any amount due to the Purchaser in terms of paragraph 5.1 (each such payment being a "Further Purchase Price Reduction Payment"), to the Purchaser by way of an electronic funds transfer of immediately available funds to the Purchaser's Bank Account, within 15 Business Days after the Effective Date.

6. Trigger Events and consequences
6.1

Each of the matters, circumstances and events set out in this paragraph 6.1 is a Trigger Event (whether or not caused by any reason whatsoever outside of the control of the Purchaser, SGL or any other person), if it takes place during the DPP Period, unless otherwise expressly agreed by the Seller in writing:

6.1.1

the Purchaser and/or SGL breaches any of the warranties or representations in clauses 19 or 20 of this Agreement, excluding only the warranties (insofar as they relate to the Purchaser) in each of clauses 19.1.1, 19.1.2 and 19.1.3;

6.1.2

the sale, lease, disposal or other transfer (excluding only to another member of SGL's Group) of all or the greater part of the assets or undertaking (fairly valued) of either of (i) SGL; and/or (ii) SGL's Group taken as a whole, whether in a single transaction or a series of related or unrelated transactions and whether voluntary or involuntary.  For purposes of this paragraph 6.1.2, a transfer shall include any form of transfer, or any change in legal entity, by operation of law by way of or following an amalgamation or merger under section 113 of the Companies Act;

6.1.3

the sale, lease, disposal or other transfer by the Seller of any assets of or arising from the Sold Business (including, without limitation, the Sale Assets) which is not on arms-length terms and/or at fair market value, and which exceed, in any Measurement Period, an aggregate fair market value of R20,000,000.00 (pro-rated to the extent that any relevant Measurement Period is less than 12 months).  For purposes of this paragraph 6.1.3, a transfer shall include any form of transfer, or any change in legal entity, by operation of law by way of or following an amalgamation or merger under section 113 of the Companies Act;

6.1.4	the delisting of SGL from the JSE;
6.1.5	the temporary (for in excess of 5 consecutive Trading Days or 10 non-consecutive Trading Days in any 30 day period) or permanent suspension from trading on the JSE of any of the SGL Shares;
6.1.6

SGL breaches (i) any of its obligations under (a) any provision of Annexe J or Annexe K of this Agreement; or (b) any material provision of this Agreement; or (ii) any provision of the SGL Guarantee and where such breach is capable of remedy, fails to remedy such breach within the original remedy period stipulated in this  Agreement and/or the SGL Guarantee (as relevant);

6.1.7	any of:
6.1.7.1	SGL breaches any provision of its memorandum of incorporation or any shareholders or similar agreement to which it is a party; and/or
6.1.7.2	any other member of SGL's Group breaches any provision of its memorandum of incorporation or any shareholders or similar agreement to which it is a party, if such breach has or is reasonably likely to have a Material Adverse Effect;

6.1.8	any provision of:
6.1.8.1	SGL's memorandum of incorporation or any shareholders or similar agreement to which it is a party is amended, varied or cancelled in any way, if such amendment, variation or cancellation has or is reasonably likely to have a Material Adverse Effect;
6.1.9

SGL rescinds or purports to rescind, or repudiates or purports to repudiate, or cancels or purports to cancel (other than in accordance with its terms) this Agreement and/or the SGL Guarantee and/or any material rights and/or obligations arising from or in connection with this Agreement and/or the SGL Guaranteethis Agreement and/or the SGL Guarantee;

6.1.10

the SGL Guarantee is terminated and/or is or becomes unlawful, illegal, invalid and/or unenforceable and/or it is or becomes unlawful for SGL to exercise any of its rights and/or perform any of its obligations under this Agreement and/or the SGL Guarantee or to comply with this Agreement and/or the SGL Guarantee;

6.1.11	Financial Indebtedness of (i) SGL and (ii) all other members of SGL Group in aggregate in excess of R500,000,000.00, has not been paid when due or within any originally applicable grace period;
6.1.12

commitments for any Financial Indebtedness of (i) SGL and (ii) all other members of SGL Group in aggregate in excess of R500,000,000.00, has been cancelled or suspended by a creditor of SGL and/or other member of SGL Group (as relevant) as a result of an event of default (however described);

6.1.13

Financial Indebtedness of (i) SGL and (ii) all other members of SGL Group in aggregate in excess of R500,000,000.00 has been declared to be or has otherwise become due and payable prior to its specified maturity as a result of an event of default (however described);

6.1.14

creditors of (i) SGL and (ii) all other members of SGL Group in aggregate in excess of R500,000,000.00 become entitled to declare any Financial Indebtedness of SGL and/or other member of SGL Group (as relevant) due and payable prior to its specified maturity as a result of an event of default (however described);

6.1.15	any event or circumstance occurs or is outstanding which has or is reasonably likely to have a Material Adverse Effect;
6.1.16	any Insolvency Event occurs, is taken or is threatened in relation to:
6.1.16.1	SGL; and/or
6.1.16.2	any other member of SGL's Group, if such Insolvency Event has or is reasonably likely to have a Material Adverse Effect;
6.1.17

any attachments, sequestrations, distresses or executions or any analogous processes in any jurisdiction affect any asset or assets of (i) SGL and (ii) all other members of SGL Group having an aggregate value in excess of R500,000,000.00;

6.1.18	any provision of this Agreement and/or the SGL Guarantee is or is purported to be cancelled or suspended (whether entirely, partially or conditionally) by SGL, or any liquidator, business rescue practitioner, receiver, administrative receiver, administrator, compulsory manager or other similar officer, or by any court, in respect of SGL, as a result of an Insolvency Event;

6.1.19	all or a greater part of the undertakings, assets, shares or ownership interests (fairly valued) of:
6.1.19.1	SGL; and/or
6.1.19.2	any other member of SGL's Group, if this has or is reasonably likely to have a Material Adverse Effect, is seized, nationalised, expropriated, restricted, attached under a writ of execution or compulsorily acquired by or on behalf of, or under the authority of, any Governmental Authority;
6.1.20	either of:
6.1.20.1

SGL suspends or ceases to carry on (or threatens to suspend or cease to carry on), for a period in excess of 6 months but excluding by reason of strikes or lock-outs affecting the relevant business, all or the greater part of its business; and/or

6.1.20.2

any other member of SGL's Group suspends or ceases to carry on (or threatens to suspend or cease to carry on), for a period in excess of 6 months but excluding by reason of strikes or lock-outs affecting the relevant business, all or the greater part of its business, if this has or is reasonably likely to have a Material Adverse Effect;

6.1.21	the Purchaser declares and/or pays any Distribution:
6.1.21.1	during the last DPP Measurement Period falling in the DPP Initial Period, before the Purchaser has notified its election to the Seller in terms of paragraph 3.4 and, either:
6.1.21.1.1	if the Purchaser has elected to settled to settle the Outstanding Minimum DPP Amount, the Purchaser has settled the Outstanding Minimum DPP Amount in accordance with paragraph 3.4.1; or
6.1.21.1.2

if the Purchaser has elected to extend the DPP Initial Period by the DPP Extended Period, the Deferred Purchase Price Payment (if any) for the last Measurement Period falling in the DPP Initial Period has been paid to the Seller;

6.1.21.2

during the last DPP Measurement Period falling in the DPP Extended Period, before (as relevant) (i) the Deferred Purchase Price Payment (or relevant part thereof) for the last Measurement Period falling in the DPP Extended Period has been paid to the Seller; or (ii) the Purchaser has settled the Final Outstanding Minimum DPP Amount in accordance with paragraph 3.8;

6.1.22	any judgment of any court or any arbitration award made against (i) SGL and (ii) all other members of SGL Group in aggregate in excess of R500,000,000.00 remains unsatisfied after the due date and has not been the subject to an application for review or appealed against within the period allowed for such review or appeal.
6.2

Upon the occurrence of any one or more Trigger Events (and without prejudice to any other rights the Seller may have under this Agreement or at law) an amount equal to the Minimum DPP Amount less the aggregate Deferred Purchase Price Payments received by the Seller to date, shall become immediately due and payable and the Purchaser will be required to discharge such amount in cash by the Purchaser paying such amount to the Seller by way of an electronic funds transfer of immediately available funds to the Seller's Bank Account within 3 Business Days.

7. Subordination of claims
7.1	At all times during the DPP Period:
7.1.1

all Liabilities payable or owing by the Purchaser to SGL, and all the claims of SGL against the Purchaser, from time to time ("Par 7.1.1 Subordinated Debt") is subordinate in right of payment to all Liabilities payable or owing by the Purchaser to the Seller, and all the claims of the Seller against the Purchaser, from time to time ("Par 7.1.1 Senior Debt"), which (whether secured or unsecured) ranks in priority to the Par 7.1.1 Subordinated Debt in all respects;

7.1.2

except for a payment by the Purchaser to SGL which is expressly pre-approved by the Seller in writing, a payment of any amount of the Par 7.1.1 Subordinated Debt is conditional upon the Par 7.1.1 Senior Debt having been irrevocably and unconditionally discharged in full;

7.1.3

all Liabilities payable or owing by SGL to the Purchaser, and all the claims of the Purchaser against SGL, from time to time ("Par 7.1.3 Subordinated Debt") is subordinate in right of payment to all Liabilities payable or owing by SGL to the Seller, and all the claims of the Seller against SGL, from time to time ("Par 7.1.3 Senior Debt"), which (whether secured or unsecured) ranks in priority to the Par 7.1.3 Subordinated Debt in all respects;

7.1.4

except for a payment by SGL to the Purchaser which is expressly pre-approved by the Seller in writing, a payment of any amount of the Par 7.1.3 Subordinated Debt is conditional upon the Par 7.1.3 Senior Debt having been irrevocably and unconditionally discharged in full.

7.2

If an Insolvency Event occurs in relation to the Purchaser, SGL undertakes in favour of the Seller that it will not, at any time during the Subordination Period, without the express prior written consent of the Seller:

7.2.1	claim, enforce and prove for any Par 7.1.1 Subordinated Debt owed to it by the Purchaser;
7.2.2	exercise any powers of convening meetings, voting and representation in respect of the Par 7.1.1 Subordinated Debt owed to it by the Purchaser;
7.2.3	file claims and proofs, give receipts and take any proceedings in respect of the Par 7.1.1 Subordinated Debt owed to it by the Purchaser;
7.2.4	do anything to recover the Par 7.1.1 Subordinated Debt owed to it by the Purchaser; and

7.2.5	receive any distributions on or in respect of the Par 7.1.1 Subordinated Debt owed to it by the Purchaser.
7.3

If an Insolvency Event occurs in relation to SGL, the Purchaser undertakes in favour of the Seller that it will not, at any time during the Subordination Period, without the express prior written consent of the Seller:

7.3.1	claim, enforce and prove for any Par 7.1.3 Subordinated Debt owed to it by SGL;
7.3.2	exercise any powers of convening meetings, voting and representation in respect of the Par 7.1.3 Subordinated Debt owed to it by SGL;
7.3.3	file claims and proofs, give receipts and take any proceedings in respect of the Par 7.1.3 Subordinated Debt owed to it by SGL;
7.3.4	do anything to recover the Par 7.1.3 Subordinated Debt owed to it by SGL; and
7.3.5	receive any distributions on or in respect of the Par 7.1.3 Subordinated Debt owed to it by SGL.
7.4	During the Subordination Period SGL shall not:
7.4.1	accelerate any of the Par 7.1.1 Subordinated Debt owed to it or otherwise declare any of that Par 7.1.1 Subordinated Debt prematurely due and payable;
7.4.2	obtain or enforce any judgement against the Purchaser in respect of the Par 7.1.1 Subordinated Debt owed to it;
7.4.3	enforce any security created in its favour or for its benefit by any document evidencing or recording the terms of, or any guarantee or security for, any Par 7.1.1 Subordinated Debt;
7.4.4	initiate or support or take any steps with a view to:
7.4.4.1	any insolvency, liquidation, reorganisation, business rescue, administration or dissolution proceedings; or
7.4.4.2	any voluntary arrangement or assignment for the benefit of creditors; or
7.4.4.3	any similar proceedings,
involving the Purchaser, whether by petition or an application to court, convening a meeting, voting for a resolution or otherwise; or
7.4.5	bring or support any legal proceedings against the Purchaser (or any of its subsidiaries); or
7.4.6	otherwise exercise any remedy for the recovery of the Par 7.1.1 Subordinated Debt.
7.5	During the Subordination Period the Purchaser shall not:
7.5.1	accelerate any of the Par 7.1.3 Subordinated Debt owed to it or otherwise declare any of that Par 7.1.3 Subordinated Debt prematurely due and payable;

7.5.2	obtain or enforce any judgement against SGL in respect of the Par 7.1.3 Subordinated Debt owed to it;
7.5.3	enforce any security created in its favour or for its benefit by any document evidencing or recording the terms of, or any guarantee or security for, any Par 7.1.3 Subordinated Debt;
7.5.4	initiate or support or take any steps with a view to:
7.5.4.1	any insolvency, liquidation, reorganisation, business rescue, administration or dissolution proceedings; or
7.5.4.2	any voluntary arrangement or assignment for the benefit of creditors; or
7.5.4.3	any similar proceedings,
involving SGL, whether by petition or an application to court, convening a meeting, voting for a resolution or otherwise; or
7.5.5	bring or support any legal proceedings against SGL (or any of its subsidiaries); or
7.5.6	otherwise exercise any remedy for the recovery of the Par 7.1.3 Subordinated Debt.
7.6

Each of the Purchaser and SGL will procure that (i) each other member of SGL's Group, from time to time, and (ii) all other direct shareholders of the Purchaser, agree to subordinate the Liabilities of the Purchaser to them on the same terms as those recorded in this paragraph 7, mutatis mutandis.

8. Pari passu ranking
8.1

Each of the Purchaser and SGL shall ensure that at all times any claims of the Seller against it under any Trigger Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors.

9. Undertakings
9.1	Each of the Purchaser and SGL (jointly and severally) undertakes to the Seller that during the DPP Period:
9.1.1	none of the Trigger Events will occur;
9.1.2	none of the Purchaser, SGL and/or any other member of SGL's group will change its financial year from ending at 31 December;
9.1.3	it will use all reasonable commercial endeavours to maximise the Distributable Free Cash Flow;
9.1.4	it shall not, directly or indirectly, take any action (or cause or permit anything to be done) with the purpose of avoiding or reducing the amount of any Deferred Purchase Price Payment; and

9.1.5	it will notify the Seller in writing within 2 Business Days after (i) any Trigger Event has occurred or is reasonably likely to occur, and (ii) it becomes aware of any Potential Trigger Event.
9.2

The Purchaser undertakes to the Seller that during the DPP Period it will notify the Seller in writing within 2 Business Days after it sells, leases, disposes of or otherwise transfers (also as envisaged in paragraph 6.1.2), any assets of or arising from the Sold Business (including, without limitation, the Sale Assets).

9.3

SGL undertakes to the Seller that during the DPP Period it will notify the Seller in writing within 2 Business Days after it any member of SGL's Group sells, leases, disposes of or otherwise transfers (also as envisaged in paragraph 6.1.2), in aggregate, any assets exceeding R500,000,000.00 (fairly valued) in any 12 month period.

Annexe L

Tailings dams

The map saved with the file name "Annexe L_Map of Tailings dams" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe M

Seller's Warranties

With the exception of Part B paragraph 1, specific references in this Annexe M to the “Seller” shall be deemed to refer to the Seller only in relation to the Business being sold by it under this Agreement.  For the avoidance of doubt, the reference to "Business" in this Annexe M is reference to the "Business" as constituted at the date the Seller's Warranty is given irrespective of the reference to "Effective Date" in the definition of Business in clause 1.1.19.

The Seller gives the Purchaser the Warranties set out in this Annexe M on the basis, and subject to the provisions, of this Agreement.

Part A - Warranties in respect of the Business

1.	Constitutional documents
1.1

The constitutional documents in folder 2.5.1 of the VDR in respect of the Seller are true and accurate copies and, so far as the Seller is aware, there have not been and are not any breaches by the Seller of its constitutional documents which would have a material negative financial impact on the Business.

1.2

Save to the extent that failure to deliver or make the same would not have a material negative financial impact on the Seller, all filings, publications, registrations and other formalities required by applicable law to be delivered or made by the Seller to the CIPC have been duly delivered or made.

2.	Special Purpose Accounts

The Special Purpose Accounts have been prepared on the basis of Annexure 1 to the Special Purpose Accounts and as extracted from the trial balance of the audited financial statements in respect of the Seller as at the Special Purpose Accounts Date.

3.	Assets
3.1	Land and buildings
3.1.1	Title
The Seller is the owner of and is entitled to occupy the Immovable Properties.
3.1.2	Encumbrances
There are no material Encumbrances, easements and/or third‑party rights registered or otherwise over the Immovable Properties that materially negatively impacts the conduct of the Business.
3.1.3	Use and Occupation
3.1.3.1

Except to the extent that such occupation has no material adverse effect on the operations of the Business, only the Seller and/or Transferring Employees and occupants in respect of (written or unwritten) lease, use or similar agreements and arrangements will be in occupation of the Immovable Properties at the Effective Date.
3.1.3.2

Except to the extent that such use has no material adverse effect on the operations of the Business, the current use of all Immovable Properties complies with the conditions of title of those properties.

3.1.3.3	All written long term leases (enduring for 10 years or more) entered into have been registered in the Deeds Office.
3.2	Ownership of certain Sale Assets
3.2.1

So far as the Seller is aware, all of the Sale Assets (excluding (i) as at the Signature Date, the Business Sale Concentrate; (ii) at all dates on which this Seller’s Warranty is given, the Immovable Properties, the Mining Right, the Prospecting Right, the Prospecting Right Applications; and (iii) to the extent not yet concluded as at any date on which this Seller’s Warranty is given, the Surface Lease), other than any assets disposed of or realised between the Signature Date and the Effective Date in the ordinary course of business, and excepting rights and retention of title arrangements arising by operation of law in the ordinary course of business:

3.2.1.1	are legally and beneficially owned by the Seller; and
3.2.1.2	are, where capable of possession, in the possession or under the control of the Seller.
3.2.2

Save for any Allowed Encumbrance, none of the Sale Assets (subject to the same exclusions as under Part A paragraph 3.2.1) which are material assets is the subject of an Encumbrance (but excluding asset financing and funding arrangements (including finance and operating leases) for any of the movable Sale Assets.

4.	Transferring Contracts
4.1	Transferring Contracts
There are no Material Transferring Contracts which:
4.1.1	are not in the ordinary course of business;
4.1.2	are not on an arm’s length basis;
4.1.3	are of a long term nature that have an unexpired term of 5 years or more and cannot be terminated by the Seller at an earlier date; or
4.1.4	materially restrict the Seller's freedom to carry on the Business.
4.2	Agreements with connected parties

None of the Material Transferring Contracts has been concluded with any current or former employee of the Business or current or former director of the Seller or any related  person (as the term 'related' is defined under the Companies Act) with any of such persons, other than on normal commercial terms in the ordinary course of business.

5.	Employees and Employee Benefits
5.1	Employees and terms of employment
Annexe E1 of the Agreement contains materially accurate details, in relation to the Business, as at 31 August 2015, of:
5.1.1	the total number of Signature Date Employees; and
5.1.2	the names, accrued severance pay, accrued leave and any other accrued benefits in respect of the Signature Date Employees.
5.2	Termination of employment
In the six months prior to the Signature Date, the Seller has not received written notice of the intention of any Senior Employee to terminate his or her employment or provision of services.
5.3	Trade unions
The VDR discloses the names of all trade unions which the Seller recognises in relation to the Business.
5.4	Collective bargaining agreements

The union recognition agreements, collective agreements and other similar and/or related relevant agreements contained in the VDR are all the material collective agreements between the Seller and trade unions in relation to the Business.

5.5	Employee claims against the Seller

The details of material employment related claims and/or investigations against the Seller in relation to the Business are set out in the VDR (and for this purpose, "material" will mean, in instances which can be quantified, R5,000,000.00).

5.6	Contributions and levies

The contributions and levies required to be paid by the employer of the Signature Date Employees in terms of the Unemployment Insurance Contributions Act, 4 of 2002, the Compensation for Occupational Injuries and Diseases Act, 130 of 1993 and the Skills Development Levies Act, 97 of 1998, have been paid by the Seller.

6.	Licences and Consents

All Permits, other than such the absence of which would not have a material negative financial impact on the Business, required for the activities of the Business as at the Signature Date have been obtained, are in force and, so far as the Seller is aware, are being complied with in all material respects. So far as the Seller is aware, no notice to suspend or revoke such Permits has been received by the Seller.

7.	Compliance with Laws
7.1	So far as the Seller is aware, there is no order, decree, decision or judgment of, any court, tribunal or arbitrator which relates to the Business (excluding in relation to Tax matters), in which the Seller is a defendant and which is outstanding and which will have a material negative financial impact upon the Business.
7.2

The Seller has not received any written notice during 12 month period prior to the Signature Date from any court, tribunal, arbitrator or Governmental Authority with respect to a violation and/or failure to comply with any applicable law or regulation in relation to the Business (excluding in relation to Tax matters), or requiring it to take or omit any action which in any case would have a material negative financial impact on the Business.

8.	Environment
8.1

The Seller is conducting the Business in material compliance with those Environmental Laws in respect of which a failure to comply would have a material negative financial impact on the Business and constitute an offence in terms of the Environmental Laws.

8.2

The Environmental Approvals (together with (i) all other all permits, authorisations, exemptions, permissions, licences and/or entitlements issued by any Governmental Authority, as at the Effective Date, held by the Seller and used non-exclusively in the conduct of the Business as at the Effective Date; (ii) the Main IWUL, (iii) the Mining Right, (iv) the Prospecting Right and (v) the Surface Rights Permits) comprise the material environmental permits which are required for the activities of the Business as conducted at the Signature Date and the Environmental Approvals are in force.

8.3

The Seller has not received any written statutory compliance notice from any Environmental Authority during the 12 month period prior to the Signature Date alleging material non‑compliance of the Seller in relation to the Business with Environmental Laws or any Environmental Approvals in relation to the Business and in respect of which regulatory action in respect of the same is outstanding at the Signature Date.  In respect of non-compliance notice received or any other environmental deviation identified prior to this period, an appropriate mitigation plan and/or measures have been put in place to address these.

9.	Litigation
9.1	Current proceedings

The Seller is not a party to any litigation or arbitration (other than as claimant in the collection of debts arising in the ordinary course of its business) in relation to the Business which would be likely to have a material negative financial impact on the Business (and for this purpose, material will mean, in instances which can be quantified, R50,000,000.00).

9.2	Pending or threatened proceedings
So far as the Seller is aware, no such litigation or arbitration that would fall within Part A paragraph 9.1 is pending or threatened by or against the Seller in relation to the Business.

10.	Mining Right and Prospecting Right
Subject to any Allowed Encumbrance:
10.1	as at the Effective Date only, the Seller is the sole holder and beneficial owner of the Mining Right;
10.2

as at the Effective Date only, the Mining Right has not been offered as security to any person nor is it the subject of any Encumbrance which would in any way limit the ability of the Seller to enter into this Agreement;

10.3	as at the Effective Date only, the Mining Right is current, valid and enforceable in accordance with all applicable laws;
10.4	as at the Effective Date only, no person has any right, option, right of pre-emption or right of first refusal to acquire and/or market any minerals mined in, on or under the Mining Right;
10.5

as at the Effective Date only, no notice has been given of any actions, suits or legal, administrative or other proceedings or investigations, pending or threatened, before any court, agency or other tribunal in respect of the Mining Right which might adversely affect such right;

10.6	the Seller is the sole holder and beneficial owner of the Prospecting Right;
10.7	the Prospecting Right has not been offered as security to any person nor is it the subject of any Encumbrance which would in any way limit the ability of the Seller to enter into this Agreement;
10.8	no person has any right, option, right of pre-emption or right of first refusal to acquire the Prospecting Right; and
10.9

no notice has been given of any actions, suits or legal, administrative or other proceedings or investigations, pending or threatened, before any court, agency or other tribunal in respect of the Prospecting Right which might adversely affect such right.

11.	Undisclosed Assumed Liabilities
11.1	As at the Signature Date only, there is no individual Assumed Liability which exceeds [***] or Assumed Liabilities (each not exceeding [***] individually) which in aggregate exceed [***], other than:
11.1.1	Liabilities disclosed or reflected in, provided for, forming the basis or a component of or otherwise taken into account or forming an input into, any aspect of:
11.1.1.1	the Special Purpose Accounts;
11.1.1.2	the Base Case Plan; and/or
11.1.1.3	any items in the Table;
11.1.2	Disclosed Matters (including Liabilities contained, disclosed or referred to in any of the Disclosed Materials);

11.1.3	Liabilities which will (or the class or type of which will) be taken into account in the calculation of any component or aspect of the Purchase Price; and
11.1.4	Liabilities to Employees reflected in Annexe E1, Liabilities to Creditors reflected in Annexe W and Liabilities under Transferring Contracts, which Transferring Contracts are referred to in Annexe B1, provided that the value of (i) any individual Assumed Liability will be reduced by the value of any corresponding Sale Asset which also does not fall under one of the exclusions in paragraphs 11.1.1, 11.1.2, 11.1.3 or 11.1.4; and (ii) the aggregate Assumed Liabilities will be reduced by the aggregate value of any Sale Assets (not already counted under (i)) which also do not fall under one of the exclusions in paragraphs 11.1.1, 11.1.2, 11.1.3 or 11.1.4.

Each of the exclusions in paragraphs 11.1.1, 11.1.2, 11.1.3 and 11.1.4 shall be a separate exclusion and in no way limited or restricted by any reference to or inference from the terms of any other exclusion or by any other provision in this Agreement.

11.2	As at the Effective Date only, there is no individual Assumed Liability which exceeds [***] or Assumed Liabilities (each not exceeding [***] individually) which in aggregate exceed [***], other than:
11.2.1	Liabilities disclosed or reflected in, provided for, forming the basis or a component of or otherwise taken into account or forming an input into, any aspect of:
11.2.1.1	the Special Purpose Accounts;
11.2.1.2	the Base Case Plan; and/or
11.2.1.3	any items in the Table;
11.2.2	Disclosed Matters (including Liabilities contained, disclosed or referred to in any of the Disclosed Materials);
11.2.3	Liabilities which will (or the class or type of which will) be taken into account in the calculation of any aspect of the Purchase Price; and
11.2.4

Liabilities to Employees reflected in Annexe E1 (as updated in terms of paragraph 1.6 of Annexe E), Liabilities to Creditors reflected in Annexe W (which Annexe W may be updated by the Seller and delivered to the Purchaser prior to the Effective Date for all Liabilities to Creditors incurred in the ordinary course of business of the Business in the Interim Period); and Liabilities under Transferring Contracts, which Transferring Contracts are referred to in Annexe B1 (which Annexe B1 may be updated by the Seller and delivered to the Purchaser prior to the Effective Date for all Liabilities under Transferring Contracts incurred in the ordinary course of business of the Business in the Interim Period), provided that the value of (i) any individual Assumed Liability will be reduced by the value of any corresponding Sale Asset which also does not fall under one of the exclusions in paragraphs 11.1.1, 11.1.2, 11.1.3 or 11.1.4; and (ii) the aggregate Assumed Liabilities will be reduced by the aggregate value of any Sale Assets (not already counted under (i)) which also do not fall under one of the exclusions in paragraphs 11.1.1, 11.1.2, 11.1.3 or 11.1.4.

Each of the exclusions in paragraphs 11.2.1, 11.2.2, 11.2.3 and 11.2.4 shall be a separate exclusion and in no way limited or restricted by any reference to or inference from the terms of any other exclusion or by any other provision in this Agreement.

12.	Compliance with Securities Laws
12.1	The Seller is not located in the United States and is not a “U.S. Person” (as defined in Rule 902(k) of Regulation S under the Securities Act).
12.2

The Seller understands that the Consideration Shares are being allotted and issued pursuant to an exemption from registration under the Securities Act and that such securities may not be resold or otherwise transferred except (i) outside the United States pursuant to Rule 903 or Rule 904 of Regulations S under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to another applicable exemption from, or transaction not subject to, the registration requirements under the Securities Act.

12.3

In the event that the Seller is not an affiliate of SGL within the meaning of the U.S. federal securities laws, the Seller agrees that it will not offer or sell the Consideration Shares within the United States or to, or for the account or benefit of, U.S. persons until 40 days after such Consideration Shares have been allotted and issued to it and if the Seller is an affiliate of SGL within the meaning of the U.S. federal securities laws, the Seller acknowledges and understands that the Consideration Shares will be "restricted" within the meaning of Rule 144 under the Securities Act, and subject to the resale and transfer restrictions thereunder.

12.4

The Seller understands that it may not deposit the Consideration Shares into any unrestricted depositary facility established or maintained by any depositary bank, except to the extent that such Consideration Shares are not subject to resale or transfer restrictions under paragraph 12.3or otherwise under the U.S. federal securities laws, and that the Consideration Shares will not be capable of being traded on the New York Stock Exchange or clearing through the facilities of DTCC or any other U.S. clearing system.

Part B - General warranties
1.	Insolvency
1.1	The Seller is able to pay its debts as they fall due.
1.2	There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning the Seller.
1.3	So far as the Seller is aware, no steps have been taken to enforce any security over any of its assets and no event has occurred to give the right to enforce such security.
2.	General - Authority and capacity
2.1	The Seller is validly existing and a company duly incorporated under the laws of South Africa.
2.2

Subject to satisfaction of the Conditions Precedent, the Seller has the necessary legal capacity and powers to enter into and perform each of its obligations under this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement and has taken all necessary corporate and/or internal action to authorise the execution and performance of this Agreement and such documents.
2.3	The documents referred to in Part B paragraph 2.2 will, when executed, constitute valid and binding obligations of the Seller, in accordance with their respective terms.
2.4	The execution of this Agreement and performance by the Seller of its obligations hereunder does not:
2.4.1	contravene any law or regulation to which the Seller is subject, from time to time; or
2.4.2	contravene any rule or requirement of the JSE or the rules of any other stock exchange to which it may be subject, from time to time;
2.4.3	contravene any provision of the Seller's memorandum of incorporation, from time to time; or
2.4.4

conflict with, or result in a breach of any of the terms of, or constitute a default or termination event (in each case, howsoever described) under any agreement or other instrument to which the Seller is a party or subject or by which it or any of its assets are bound, from time to time.

2.5

The provisions of this Agreement are legally binding on the Seller and the execution and performance of all rights and obligations imposed on it pursuant to this Agreement constitute legal, valid, binding and enforceable rights and obligations of the Seller.

Annexe M1

List of persons

1.All members of the Seller's Executive Committee and Board of Directors

2.The Business Senior General Manager and Business Heads of Department (if they attended the Management Presentation)

3.The Concentrator Manager and Concentrator Heads of Department (if they attended the Management Presentation)

4.The Mine Shaft General Managers and Mine Shaft Heads of Department (if they attended the Management Presentation)

Annexe N

Retained and Non-Retained Land

The map saved with the file name "Annexe N_Map of Retained and Non-Retained Land" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe O

Bafokeng Land

The map saved with the file name "Annexe O_Map of Bafokeng Land" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe P

Mine Area

The map saved with the file name "Annexe P_Map of Mine Area" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe Q

Non Mine Area Leased Properties

All of the properties listed in the exel file (all tabs / sheets) saved with file name "Annexe Q_Non mine Area Leased Properties" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe R

Deed of Cession: Prospecting Right

Protocol No

NOTARIAL DEED OF CESSION (PROSPECTING RIGHT)

BE IT HEREBY MADE KNOWN:

THAT on the [●] day of [●], before me,

[NOTARY PUBLIC]

Notary Public, duly admitted and sworn, residing and practising at Johannesburg in the Province of Gauteng, and in the presence of the subscribing witnesses, personally came and appeared -

[APPEARER]

in [his/her] capacity as the attorney and agent of -

1        RUSTENBURG PLATINUM MINES LIMITED

(registration number 1931/003380/06)

(hereinafter referred to as the "Cedent")

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [insert day] day of [insert month] [insert year] by [insert], in [his/her] capacity as the duly authorised representative of the Cedent under and by virtue of a resolution of the directors of the Cedent passed on the [insert day] day of [insert month] [insert year];

and

2        SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED

(registration number 2015/305479/07)

(hereinafter referred to as the "Cessionary")

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [insert day] day of [insert month] [insert year] by [insert], in [his/her] capacity as the duly authorised representative of the Cessionary under and by virtue of a resolution of the directors of the Cessionary passed on the [insert day] day of [insert month] [insert year];

which powers of attorney and certified copies of which resolutions have this day been exhibited to me, the Notary, and now remain filed in my Protocol;

AND THE APPEARERS DECLARED THAT WHEREAS:

Athe Cedent is the holder of prospecting right (with reference NW 1263 PR), converted under Item 6 Schedule II of the MPRDA, held by the Seller in respect of platinum, palladium, rhodium, osmium, iridium, ruthenium, gold, silver, copper and nickel ("Prospecting Right");

Bin terms of a sale and purchase agreement entered into between, inter alia, the Cessionary and the Cedent dated [insert], as amended from time to time ("Sale Agreement"), the Cedent agreed to sell and cede (inter alia) its right, title and interest in and to the Prospecting Right to the Cessionary, which sale and cession the Cessionary is prepared to accept; and

C[the Director-General of the Department of Mineral Resources, by virtue of the powers delegated to him,] [the Minister] consented to the cession on [insert], in terms of section 11 of the Mineral and Petroleum Resources Development Act, 28 of 2002.

NOW THEREFORE THESE PRESENTS WITNESS:

1.CESSION

The Cedent hereby cedes, assigns, transfers and makes over its right, title and interest in the Prospecting Right, to the Cessionary, with effect from the date of signature hereof, subject to such terms and conditions as are mentioned or referred to in the Prospecting Right, and the Cessionary hereby accepts the cession and assignment of the Cedent's right, title, interest in and to the Prospecting Right, with effect from the date of signature hereof.

2CONSIDERATION

Consideration for the cession of the Cedent's right, title and interest in and to the Prospecting Right will be as determined in accordance with, and will be payable by the Cessionary to the Cedent in terms of, the provisions of the Sale Agreement.  Such consideration includes value-added tax at the rate of 0% in terms of the Value Added Tax Act, 89 of 1991 (as the Prospecting Right, in terms of the Sale Agreement, is part of the sale of a business as a going concern).

3COSTS

The Cessionary will bear and pay all legal costs and expenses of and incidental to the preparation and registration of this cession.

THUS DONE AND EXECUTED at [insert] on the day, month and year first aforewritten in the presence of the undersigned witnesses.

AS WITNESSES

1.
q.q. CEDENT

2.
q.q. CESSIONARY

QUOD ATTESTOR
NOTARY PUBLIC

Annexe S

Deed of Cession: Mining Right

Protocol No

NOTARIAL DEED OF CESSION (MINING RIGHT)

BE IT HEREBY MADE KNOWN:

THAT on the [●] day of [●], before me,

[NOTARY PUBLIC]

Notary Public, duly admitted and sworn, residing and practising at Johannesburg in the Province of Gauteng, and in the presence of the subscribing witnesses, personally came and appeared -

[APPEARER]

in [his/her] capacity as the attorney and agent of -

1RUSTENBURG PLATINUM MINES LIMITED

(registration number 1931/003380/06)

(hereinafter referred to as the "Cedent")

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [insert day] day of [insert month] [insert year] by [insert], in [his/her] capacity as the duly authorised representative of the Cedent under and by virtue of a resolution of the directors of the Cedent passed on the [insert day] day of [insert month] [insert year];

and

2SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED

(registration number 2015/305479/07)

(hereinafter referred to as the "Cessionary")

[s/he], the said Appearer, being duly authorised hereto under and by virtue of a power of attorney granted in [his/her] favour on the [insert day] day of [insert month] [insert year] by [insert], in [his/her] capacity as the duly authorised representative of the Cessionary under and by virtue of a resolution of the directors of the Cessionary passed on the [insert day] day of [insert month] [insert year];

which powers of attorney and certified copies of which resolutions have this day been exhibited to me, the Notary, and now remain filed in my Protocol;

AND THE APPEARERS DECLARED THAT WHEREAS:

Athe Cedent is the holder of mining right (with reference NW30/5/1/2/2/82 MR) ("Mining Right");

Bin terms of a sale and purchase agreement entered into between, inter alia, the Cessionary and the Cedent dated [insert], as amended from time to time ("Sale Agreement"), the Cedent agreed to sell and cede (inter alia) its right, title and interest in and to the Mining Right to the Cessionary, which sale and cession the Cessionary is prepared to accept; and

C[the Director-General of the Department of Mineral Resources, by virtue of the powers delegated to him,] [the Minister] consented to the cession on [insert], in terms of section 11 of the Mineral and Petroleum Resources Development Act, 28 of 2002.

NOW THEREFORE THESE PRESENTS WITNESS:

2.CESSION

The Cedent hereby cedes, assigns, transfers and makes over its right, title and interest in the Mining Right, to the Cessionary, with effect from the date of signature hereof, subject to such terms and conditions as are mentioned or referred to in the Mining Right, and the Cessionary hereby accepts the cession and assignment of the Cedent's right, title, interest in and to the Mining Right, with effect from the date of signature hereof.

2CONSIDERATION

Consideration for the cession of the Cedent's right, title and interest in and to the Mining Right will be as determined in accordance with, and will be payable by the Cessionary to the Cedent in terms of, the provisions of the Sale Agreement.  Such consideration includes value-added tax at the rate of 0% in terms of the Value Added Tax Act, 89 of 1991 (as the Mining Right, in terms of the Sale Agreement, is part of the sale of a business as a going concern).

3COSTS

The Cessionary will bear and pay all legal costs and expenses of and incidental to the preparation and registration of this cession.

THUS DONE AND EXECUTED at [insert] on the day, month and year first aforewritten in the presence of the undersigned witnesses.

AS WITNESSES

1.
q.q. CEDENT

2.
q.q. CESSIONARY

QUOD ATTESTOR
NOTARY PUBLIC

Annexe T

Legal Opinion

[Note:  to be transcribed on letterhead of ENSafrica]

Rustenburg Platinum Mines Limited ("RPM")

55 Marshall Street

Marshalltown

Johannesburg

2001

South Africa

[Insert date, being the Effective Date]

Dear Sirs

LEGAL OPINION IN RELATION TO THE ALLOTMENT AND ISSUE, AS WELL AS LISTING, OF CONSIDERATION SHARES ON THE EXCHANGE OPERATED BY THE JSE LIMITED

1.	Introduction
1.1	We, Edward Nathan Sonnenbergs Inc. (trading as ENSafrica), have acted as South African legal advisers to the Issuer in connection with the Transaction envisaged by the Sale Agreement.
1.2	We have taken instructions solely from the Issuer and have been requested to provide the opinions set out in this Opinion Letter in connection with the Transaction and the Sale Agreement.
1.3	The issuance of this Opinion Letter shall not be taken as an implication that we owe a fiduciary duty or a contractual duty of care to any person who is not our client.
1.4	Notwithstanding the foregoing, this Opinion Letter is issued on a reliance basis to, and for the benefit of, RPM.
2.	Definitions
2.1	In this Opinion Letter:
2.1.1	"Assumptions" means the assumptions set out in paragraph 5 below;
2.1.2

"Business" means the going concern exploration, development, mining, Concentrating and tailings re-processing business and activities related thereto conducted by RPM (including at the Mines, the Concentrator Complex, the Tailings Assets and the infrastructure and operations indicated in Annexe V of the Sale Agreement), as part of the Rustenburg Section and as at the Effective Date, in respect of which RPM sells and transfers to the Purchaser (in accordance with the Sale Agreement) the (i) Sale Assets; and (ii) Assumed Liabilities only (and all references to the "Business" will be construed accordingly).  For the avoidance of

7.1

doubt and without limitation, the Business excludes all Smelting and Refining Operations;
2.1.3	"Commission" means the Companies and Intellectual Property Commission established under section 185 of the Companies Act;
2.1.4	"Companies Act" means the Companies Act No 71 of 2008;
2.1.5	"Consideration Shares" means the Consideration Shares (as such term is defined in the Sale Agreement) allotted and issued to RPM on the date hereof;
2.1.6	"Issuer" means Sibanye Gold Limited, registration number 2002/031431/06, a public company incorporated and registered in accordance with the laws of South Africa;
2.1.7	"Issuer Board" means the board of directors of the Issuer from time to time;
2.1.8	"Issuer MOI" means the memorandum of incorporation of the Issuer adopted by the Issuer's shareholders on [insert date] and in force as at the date hereof;
2.1.9

"JSE" means the JSE Limited, registration number 2005/022939/06, a public company incorporated and registered in accordance with the laws of South Africa and licensed as an exchange in terms of the Financial Markets Act No 19 of 2012;

2.1.10	"Listing" means the admission to listing of all of the Consideration Shares on the main board of the exchange operated by the JSE;
2.1.11	"Listings Requirements" means the Listings Requirements of the JSE, from time to time;
2.1.12	"Opinion Letter" means the opinion letter set out in this document;
2.1.13	"Purchaser" means Sibanye Rustenburg Platinum Mines Proprietary Limited, registration number 2015/305479/07, a private company incorporated and registered in accordance with the laws of South Africa;
2.1.14	"Purchaser Board" means the board of directors of the Purchaser from time to time;
2.1.15	"Purchaser MOI" means the memorandum of incorporation of the Purchaser adopted by the Purchaser's shareholders on [insert date] and in force as at the date hereof;
2.1.16	"Qualifications" means the qualifications set out in paragraph 7 below;
2.1.17	"RPM" means Rustenburg Platinum Mines Limited, registration number 1931/003380/06, a public company incorporated and registered in accordance with the laws of South Africa;
2.1.18

"Sale Agreement" / "SPA" means the sale and purchase agreement entered into between the Issuer, the Purchaser and RPM on [insert date of last signature] in relation to the Transaction (as amended from time to time in accordance with the provisions thereof);

2.1.19	"South Africa" means the Republic of South Africa; and
2.1.20	"Transaction" means the acquisition by the Purchaser, from RPM, of the Business, as envisaged in, and subject to the terms and conditions of, the Sale Agreement.
2.2	Capitalised terms not defined in this Opinion Letter shall have the same meanings ascribed thereto in the Sale Agreement.
2.3	Any reference to any statute or regulation in this Opinion Letter constitutes a reference to such statute or regulation as amended or substituted from time to time.
3.	Documents Reviewed
3.1	For purposes of providing the opinions set out in this Opinion Letter, we have examined the following documents:
3.1.1	a copy of the notice of incorporation and registration certificate of the Issuer;
3.1.2	a copy of the Issuer MOI;
3.1.3

a certified extract of the minutes of a general meeting of the Issuer's shareholders dated [insert date] recording, among other things, a special resolution of the Issuer's shareholders passed on [insert date] adopting the Issuer MOI in substitution for the previous memorandum of incorporation of the Issuer;

3.1.4	a Form CoR 15.2 dated [insert date] which was filed at the Commission on [insert date] in respect of the adoption of the Issuer MOI;
3.1.5	a certificate of confirmation issued by the Commission dated [insert date] confirming the registration of the Issuer MOI;
3.1.6	a copy of the notice of incorporation and registration certificate of the Purchaser;
3.1.7	a copy of the Purchaser MOI;
3.1.8

a certified extract of the minutes of a general meeting of the Purchaser's shareholders dated [insert date] recording, among other things, a special resolution of the Purchaser's shareholders passed on [insert date] adopting the Purchaser MOI in substitution for the previous memorandum of incorporation of the Purchaser;

3.1.9	a Form CoR 15.2 dated [insert date] which was filed at the Commission on [insert date] in respect of the adoption of the Purchaser MOI;
3.1.10	a certificate of confirmation issued by the Commission dated [insert date] confirming the registration of the Purchaser MOI;
3.1.11

a certified extract of the minutes of a general meeting of the Issuer's shareholders dated [insert date] specifically approving (in terms of ordinary and/or special resolutions, as required) the issue of the Consideration Shares by the Issuer Board in terms of the Sale Agreement in accordance with the Companies Act, the Listings Requirements and the Issuer MOI;

3.1.12

a certified extract of the minutes of a general meeting of the Issuer's shareholders dated [insert date] approving the Transaction and the Sale Agreement as required in terms of section 9 of the Listings Requirements;

3.1.13

a certified extract of the minutes of a general meeting of the Issuer's shareholders dated [insert date] increasing (in terms of a special resolution) the authorised share capital of the Issuer from [insert initial share capital] to [insert final share capital];

3.1.14

a certified extract of the minutes of a meeting of the Issuer Board dated [insert date] allotting and issuing the Consideration Shares to RPM, for adequate consideration received by the Issuer as required in terms of section 40(1)(a) of the Companies Act;

3.1.15

a certified extract of the minutes of a general meeting of the Issuer's shareholders dated [insert date] resolving (in terms of a special resolution), in terms of sections 44 and 45 of the Companies Act, that the Issuer Board is authorised to provide, in terms of the Companies Act, any direct or indirect financial assistance to the Purchaser or any other person pursuant to, in connection with or related to any aspect of (i) the Issuer's assumption of a portion of, and discharge through the allotment and issue of Consideration Shares, the Purchaser's obligation to discharge in terms of paragraph 2.5.2.2 of Annexe J of the SPA, the Initial Upfront Purchase Price in an amount equal to the Share Amount and (ii) the allotment and issue of the Consideration Shares (collectively, the "Financial Assistance");

3.1.16

a certified extract of the minutes of a meeting of the Issuer Board dated [insert date] resolving that the Issuer is able to give the Financial Assistance, including that the Issuer Board is satisfied that: (i) immediately after providing the Financial Assistance, the Issuer will satisfy the solvency and liquidity test, as contemplated in section 4 of the Companies Act; (ii) the terms under which the Financial Assistance is proposed to be given are fair and reasonable to the Issuer; and (iii) all applicable requirements and restrictions in respect of financial assistance set out in the Issuer MOI have been satisifed;

3.1.17

a certified extract of the minutes of a meeting of the Issuer Board dated [insert date]  in terms of which, among other things, the execution of the Sale Agreement and the entry into and performance of the transactions contemplated by the Sale Agreement by the Issuer specifically including, without limitation, that the Transaction and the issue of the Consideration Shares in terms of the Sale Agreement, was authorised;

3.1.18

a certified extract of the minutes of a meeting of the Purchaser Board dated [insert date]  in terms of which, among other things, the execution of the Sale Agreement and the entry into and performance of the transactions contemplated by the Sale Agreement by the Purchaser specifically including, without limitation, that the Transaction, was authorised;

3.1.19	an electronic search carried out on [insert date] at the Commission which indicated that, according to the records of the Commission, as at that date, the Issuer was registered and still in business;
3.1.20

an electronic search carried out on [insert date] at the Commission which indicated that, according to the records of the Commission, as at that date, the Purchaser was registered and still in business;

3.1.21

the formal application for the Listing (Application for a listing of securities resulting from acquisitions, amalgamations/mergers, take-overs, share incentive schemes and convertible securities (Form A3)) as contemplated in Schedule 2 of the Listings Requirements;  and

3.1.22	a copy of a letter from the JSE addressed to the Issuer dated [insert date] regarding the granting of approval under the Listings Requirements for the Listing (the "Approval").
3.2	We have not conducted, or procured the conduct of, any investigation, other than a review of the documents listed in this paragraph 3 and the Sale Agreement (collectively the "documents").
3.3

We have not reviewed or relied upon any documents other than the documents, nor have we made any other enquiries nor independently established the accuracy of the documents and/or searches referred to above.

4.	Opinion Basis
The opinions given in this Opinion Letter are:
4.1	given on the basis that (i) they are subject to the Assumptions and the Qualifications; and (ii) we have received instructions solely from the Issuer; and
4.2

strictly limited to the matters stated in paragraph 6 below and do not extend by implication or otherwise to any other matters in connection with the documents.  Furthermore, the statements in this Opinion Letter do not purport to be an analysis of all of the rights and obligations of the Issuer and/or the Purchaser under the Sale Agreement under South African law, but are merely opinions regarding the effectiveness of, and the limitations South African law imposes on, the express terms of the Sale Agreement.

5.	Assumptions
5.1	This Opinion Letter is based on the following assumptions, save where stated to the contrary:
5.1.1	the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of such original documents;
5.1.2	the execution of all the documents, as applicable, in substantially the form submitted to us and the genuineness of all signatures on the originals of all such documents;
5.1.3

that all documents have become unconditional in accordance with their respective terms, as applicable, and, save in respect of the Issuer and the Purchaser as to matters of South African law, have been validly and duly authorised, executed and (if necessary) delivered by all of the parties thereto, and that any person purporting to hold a particular office or to sign any document in any particular capacity, does in fact hold that office or fill that capacity;

5.1.4

that the documents to which we have referred in this Opinion Letter (and the factual statements in those documents) are, and remain accurate, up to date and that there have been no variations to any such documents;

5.1.5	that any minutes of meetings held by:
5.1.5.1

the Issuer's shareholders, Issuer Board and/or relevant committees of the Issuer Board (including the minutes of the respective meetings held by the Issuer's shareholders and Issuer Board, as contemplated in paragraphs 3.1.2, 3.1.10, 3.1.11, 3.1.12, 3.1.13, 3.1.14, 3.1.15 and 3.1.16 respectively); and

5.1.5.2

the Purchaser's shareholders, Purchaser Board and/or relevant committees of the Purchaser Board (including the minutes of the meeting held by the Purchaser Board, as contemplated in paragraphs 3.1.7 and 3.1.17 respectively), and any resolutions recorded therein, were duly passed, that all the authorisations constituted by those minutes and resolutions and the delegation of authorities thereunder were validly made, and that those minutes and resolutions have not been amended or rescinded and remain in full force and effect;

5.1.6

the (i) results of the electronic searches carried out at the Commission (as contemplated in paragraphs 3.1.18 and 3.1.19 above) are accurate in all relevant respects and do not fail to disclose any relevant matter; and (ii) directors named in the electronic searches carried out at the Commission (as contemplated in paragraphs 3.1.18 and 3.1.19 above) are the only directors of the Issuer and the Purchaser (as relevant);

5.1.7

that the governmental or regulatory bodies which granted the Approval have been properly constituted in accordance with applicable laws, regulations and rules, were duly authorised to grant the Approval and acted within the bounds of that authority;

5.1.8	that the Approval has not been amended or withdrawn, and is of full force and effect;
5.1.9	signatures, dates, stamps, seals and other markings on all statutory records are authentic, and all signatories to the documents were duly authorised to sign them;
5.1.10

no party to the Sale Agreement has entered into the Sale Agreement in consequence of bad faith or fraud, coercion, duress, misrepresentation or undue influence or on the basis of a mistake of fact or law or believing the Sale Agreement to be fundamentally different in substance or in kind from what it is;

5.1.11

at the time that the Sale Agreement was entered into, no party who can take the benefit of the opinions expressed in this Opinion Letter was on actual notice of any prohibition or restriction on any of the other parties to the Sale Agreement entering into them (nor did any such party deliberately refrain from making enquiries in circumstances where it had any reasonable suspicion of such matters);

5.1.12

save in respect of the Issuer and the Purchaser as to matters of South African law, no step has been taken by any person in any jurisdiction (including, without limitation, the presentation of a petition, the making of an application, the passing of a resolution or the filing or service of a notice) with a view to appointing an administrator, receiver, administrative receiver, liquidator, business rescue practitioner, curator or supervisor (or the equivalent in any jurisdiction) with respect to the parties to the Sale Agreement or their property or assets;

5.1.13

other than in respect of the Issuer and the Purchaser as to matters of South African law, any consent, licence, approval, authorisation of any person or filing with any person which is required in relation to the execution and delivery of the Sale Agreement and the performance and observance of the terms of the Sale Agreement by the parties thereto (including, for the avoidance of doubt, RPM) has been obtained;

5.1.14	save in respect of the Issuer and the Purchaser as to matters of South African law, the terms of the Sale Agreement are binding, and will continue to be observed by each of the parties to them;
5.1.15

the Sale Agreement has not been superseded, amended or repealed in any respect by any subsequent deletion, amendment or substitution of any of the provisions thereof since the original dates of signature thereof;

5.1.16

save in respect of the Issuer and the Purchaser as to matters of South African law, the power, capacity and authority of the parties to the Sale Agreement to execute, and their due execution of the Sale Agreement and that the Sale Agreement constitutes legal, valid and binding obligations, enforceable in accordance with their terms, of the parties to the Sale Agreement, as applicable;

5.1.17

save for the Sale Agreement and except as may be set out in the Sale Agreement, there are no agreements or arrangements between any of the parties to the Sale Agreement and/or third parties which affect, amend or vary the terms of the Sale Agreement;

5.1.18	RPM is duly, legally and validly constituted and established and existing under the laws of South Africa;
5.1.19

RPM has all requisite capacity and/or corporate power under its statutes and/or other relevant constitutional documents to exercise its rights and to perform and comply with its respective obligations under the documents;

5.1.20	RPM has the legal capacity to sue and be sued in its own name under the laws of South Africa;
5.1.21

RPM has not passed a resolution for its voluntary winding-up or deregistration or submitted a request or made an application for its deregistration (or taken any similar act(s)), no petition has been presented or order made by any court or other step taken for the winding up, dissolution or administration of, or a moratorium or voluntary arrangement in relation to RPM, no receiver or administrator or business rescue practitioner has been appointed in relation to RPM’s assets and RPM is not in any form of insolvency or deregistration process under the laws of any other jurisdiction (or anything analogous under the laws of South Africa); and

5.1.22	the execution and performance of the documents by RPM and the transactions and matters contemplated thereby do not and will not violate the constitutional documents of RPM.
5.2	We have made no independent investigation into the accuracy of the Assumptions. However, we are not aware that any of the Assumptions are incorrect or misleading.

6.	Opinions
Subject to the Assumptions and the Qualifications, we are of the opinion that:
6.1	the:
6.1.1

Issuer is a (i) public company duly incorporated and registered under the laws of South Africa; and (ii) legal entity validly existing, capable of suing and being sued and has the power and authority to own assets and to conduct its business; and

6.1.2

Purchaser is a (i) private company duly incorporated and registered under the laws of South Africa; and (ii) legal entity validly existing, capable of suing and being sued and has the power and authority to own assets and to conduct its business;

6.2	so far as we are aware, no steps have been taken for the winding up, administration, bankruptcy, liquidation, business rescue or similar procedures of (i) the Issuer or (ii) the Purchaser;
6.3	the:
6.3.1

Issuer has the requisite legal capacity and corporate power to enter into and perform its obligations under the Sale Agreement and in particular (but without limitation) to (i) assume a portion of, and to discharge through the allotment and issue of Consideration Shares, the Purchaser's obligation to discharge in terms of paragraph 2.5.2.2 of Annexe J of the SPA, the Initial Upfront Purchase Price in an amount equal to the Share Amount; and (ii) allot and issue the Consideration Shares to RPM as envisaged in the Sale Agreement and has taken all necessary corporate and internal action to authorise the execution and performance of the Sale Agreement by it and in particular the foregoing obligations as envisaged in the Sale Agreement; and

6.3.2

Purchaser has the requisite legal capacity and corporate power to enter into and perform its obligations under the Sale Agreement and in particular (but without limitation) to delegate, to the Issuer, a portion of the Purchaser's obligation to discharge in terms of paragraph 2.5.2.2 of Annexe J of the SPA, the Initial Upfront Purchase Price in an amount equal to the Share Amount as envisaged in the Sale Agreement and has taken all necessary corporate and internal action to authorise the execution and performance of the Sale Agreement by it and in particular the foregoing obligations as envisaged in the Sale Agreement;

6.4	the Sale Agreement constitutes a valid and legally binding agreement in respect of each of (i) the Issuer and (ii) the Purchaser;
6.5	the obligations assumed by each of (i) the Issuer and (ii) the Purchaser under the Sale Agreement constitute legal, valid, binding and enforceable obligations in terms of South African law;
6.6

save in respect of the Approvals, no governmental or regulatory authorisations, consents, approvals, registrations or orders of or with any governmental or regulatory agency are required in South Africa (including the JSE) for the performance by either of (i) the Issuer or (ii) the Purchaser of its obligations under the Sale Agreement, specifically including (but without limitation) the issue of the Consideration Shares to RPM;

6.7

the execution of the Sale Agreement and the performance by each of (i) the Issuer and (ii) the Purchaser of its obligations under the Sale Agreement, specifically including the issue of the Consideration Shares to RPM, will not conflict with, contravene or result in a breach or violation of:

6.7.1	any provisions of the Issuer MOI or the Purchaser MOI;
6.7.2	any existing South African law to which either the Issuer or the Purchaser is subject; or
6.7.3	any rule or requirement of the JSE;
6.8	all of the shares in the capital of the Issuer are of one class;
6.9

no resolutions have been passed to alter any of the rights attaching to any of the shares in the capital of the Issuer or to alter the Issuer MOI or to create or issue any debentures or other securities (as defined in the Companies Act);

6.10	the Issuer has no present obligation (whether actual or prospective, and whether conditional or unconditional) to purchase or repurchase or cancel the SGL Shares;
6.11	the Consideration Shares rank pari passu in every respect with all of the other SGL Shares;
6.12	the Consideration Shares are duly admitted for listing and trading on the main board of the exchange operated by the JSE;
6.13

the Consideration Shares have been duly and validly authorised by the Issuer and validly allotted and issued and are paid and are not subject to further calls or contributions on the liquidation of the Issuer or otherwise;

6.14

the Issuer is entitled to validly and effectively allot and issue the Consideration Shares to RPM and RPM was, upon such issue to RPM, the sole registered and beneficial holder of the Consideration Shares to the exclusion of all others, free from all Encumbrances; and

6.15	each of (i) the Issuer and (ii) the Purchaser has the necessary power and authority to deliver the Consideration Shares to RPM in the manner contemplated by the Sale Agreement.
7.	Qualifications
The Qualifications to which the opinions expressed in this Opinion Letter are subject are the following:
7.1

the opinions expressed in this Opinion Letter are confined to matters of South African law in force as at the date of this Opinion Letter and no opinion is expressed as to the laws of any other jurisdiction.  We do not purport to have investigated the laws of any jurisdiction outside of South Africa, nor to express any opinion on any question arising under the laws of any other jurisdiction;

7.2

this Opinion Letter is strictly limited to the matters set out in paragraph 6 above and does not extend, by implication or otherwise, to any other matters in connection with the Transaction and/or the documents and/or the transactions contemplated thereby.  In particular, but without limitation, we express no opinion on matters of fact nor in relation to any factual representations or warranties contained in any of the documents nor upon the commercial terms of the transactions contemplated thereby;
7.3

the term “enforceable” as used in this Opinion Letter means that the obligations of each of (i) the Issuer assumed by the Issuer and (ii) the Purchaser assumed by the Purchaser under the Sale Agreement are of a type which the South African courts enforce.  It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

7.3.1	enforcement may be limited by any laws affecting creditors’ rights generally, including but not limited to insolvency laws;
7.3.2	claims may prescribe or become time-barred under the Prescription Act No 68 of 1968, or may be or become subject to defences of set-off or counterclaim;
7.3.3	enforcement may be limited by the nature of remedies available and in the discretion of the South African courts and/or by general principles of public policy, interpretation, law or equity;
7.3.4

any provisions of the Sale Agreement that involve an indemnity for costs of litigation are and will be subject to the discretion of the relevant South African court to decide whether and to what extent a party to litigation should be awarded the costs incurred by it in connection with such litigation;  and

7.3.5

according to the so-called in duplum rule (a rule of the South African common law), the obligations of a party to pay (at any one time) accrued interest which exceeds the capital sum may be unenforceable to the extent that the amount of the accrued interest exceeds the capital sum.  In other words, the interest stops running when the sum of interest unpaid is equal to the sum of the capital;

7.4	the Conventional Penalties Act No 15 of 1962, provides, among other things, that:
7.4.1

a creditor shall not be entitled to recover, in respect of an act or omission which is subject to a penalty stipulation, both the penalty and damages or, except where the relevant contract expressly so provides, to recover damages in lieu of the penalty;  and

7.4.2

if upon the hearing of a claim for a penalty, it appears to the court that such penalty is out of proportion to the prejudice suffered by the creditor by reason of the act or omission in respect of which the penalty was stipulated, the court may reduce the penalty to such extent as it may consider equitable in the circumstances provided that in determining the extent of such prejudice, the court shall take into consideration not only the creditor’s proprietary interest but every other rightful interest which may be affected by the act or omission in question;

7.5

it is uncertain under South African law whether the parties to a contract can agree in advance the governing law of claims connected with the contract but which are not claims on the contract, such as claims in delict (tort);

7.6	a South African court may determine, in its discretion, that the parties to the Sale Agreement are able to amend it by oral agreement despite any provisions to the contrary;

7.7

the effectiveness of any provisions of the Sale Agreement which allow an invalid provision to be severed in order to save the remainder of the Sale Agreement will be determined by the South African courts in their discretion;

7.8

where a party to the Sale Agreement is vested with a discretion or may determine a matter in its opinion, South African law may require that such discretion is exercised in a justifiable manner or that such opinion is based upon justifiable grounds.  Furthermore, the laws of South Africa may require that the parties act reasonably and in good faith in their dealings with each other;

7.9	any provision in the Sale Agreement that a person shall not exercise a right or obligation conferred or imposed on that person by statute, is subject to considerations of public policy;
7.10

set-off will only apply in respect of liquidated claims (in other words, claims which are ascertainable, due and payable and which therefore cannot be contingent claims or claims which have not yet matured).  Set-off by non-resident creditors of obligations owed to them by South African residents may be subject to approval by the South African Reserve Bank;

7.11	any provision in the documents which confers, purports to confer or waives a right of set-off or similar rights may be ineffective against a liquidator or creditor of the Issuer or the Purchaser;
7.12	proceedings before the courts in South Africa may be stayed if the subject of the proceedings is currently before any other court;
7.13	a South African court will not necessarily grant any remedy, the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular:
7.13.1	orders for specific performance are, in general, discretionary remedies under South African law;
7.13.2	specific performance is not available where damages are considered by the court to be an adequate alternative remedy; and
7.13.3

if an order for specific performance of a payment obligation in a foreign currency is sought, notwithstanding that the contract in question stipulates such obligations payable in such foreign currency, the court in exercising its discretion in regard to specific performance may not give the order in such currency;

7.14

we shall not be liable for any inaccuracies in this Opinion Letter resulting from the actions and/or omissions and/or wilful statements or representations on the part of the Issuer and/or the Purchaser and/or any of their respective shareholders, associates, directors, officers, representatives and/or agents which may take place or which may be made in connection with the preparation and/or rendering of this Opinion Letter;

7.15

electronic searches undertaken at the Commission are dependent on the integrity of the records and information systems of the Commission.  Such records and information systems are often incomplete and outdated and it is not possible to verify the accuracy of search results.  Furthermore, we have not undertaken any searches or investigations at the South African Deeds Office, the South African courts or the South African Master's Office;

7.16	in the absence of anything to the contrary, the usual rules relating to "party and party", "attorney and client" and "attorney and own client" costs, will be applied;
7.17

the rights and obligations of the parties to the Sale Agreement will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.  In particular, in terms of the Insolvency Act No 24 of 1936, and the relevant provisions of the Companies Act:

7.17.1

a creditor in an insolvent estate will enjoy a preferred claim (ranking ahead of concurrent creditors) in relation to claims secured by certain categories of mortgage bonds, notarial bonds, legal hypothecs, pledges or rights of retention;  and

7.17.2	certain categories of creditors have statutory preferences over claims of concurrent creditors for all or part of their claims.
8.	Reliance and Disclosure
8.1

We have no obligation to update or amend this Opinion Letter as a result of any events occurring after the date hereof or any existing or antecedent matter or circumstance being brought to our attention after the date hereof.

8.2	This Opinion Letter:
8.2.1

may not, without our express prior written consent, be disclosed in whole or in part by RPM to anyone other than persons who, in the ordinary course of RPM's business have access to its papers and records and on the basis that such persons will similarly be required to make no further disclosure; provided that this Opinion Letter may be disclosed to RPM's legal advisers in connection with the Transaction and RPM may release a copy of this Opinion Letter (a) to the extent required by any applicable law or regulation binding on it, (b) to the extent or required by order of a court of competent jurisdiction, (c) to any regulatory authority having jurisdiction over it, (d) in connection with any actual or potential dispute or claim to which it is a party relating to the Transaction or the Sale Agreement, or (e) to any member of RPM's Group, in each case on the strict understanding that we assume no duty or liability whatsoever to any such recipient as a result of such release or otherwise;

8.2.2

save as may otherwise be prescribed by applicable law or regulation binding on RPM, may not be filed with any governmental agency or authority or quoted in any public document without, in any such case, our prior express written consent;  and

8.2.3

is addressed to RPM for its own benefit, it being understood that it is given as of the date of this Opinion Letter as to the law in effect on the date of this Opinion Letter.  It may not be relied upon by any other person other than RPM or used for any other purpose.

9.	Miscellaneous
By accepting and relying on the contents of this Opinion Letter, the addressee will be deemed to accept the terms upon which this Opinion Letter has been provided.
10.	Governing law
This Opinion Letter shall be governed by, and construed in accordance with, South African law.

Annexe U

Water uses under the Main IWUL

1.Transferred water uses:

Section 21(a): Taking water from a water resource
Water Use	Transferred water use	Retained water use
Rain water in Paardekraal Tailings dam Complex, Paardekraal 279 JQ ptn 27, 28, 78, 120, S-25.620706 E.27.3000633, 150 350	Yes	No
Rain water in Waterval tailings complex and Klipgat return water dam, Waterval 303 JQ, S-25.656741 E.27.306079, 51 540	Yes	No
Rain water Klipfontein Tailings Dam, Klipfontein 300 JQ Ptn 2, S-25.713987 E.27.375660, 55 919	Yes	No
Rain water from Hoedspruit tailings complex, Anglo tailings 942 JQ, S-25.665087 E.27.400915, 102 900	Yes	No
Brakspruit (Siphumelele 2) Shaft, Brakspruit 299 JQ Ptn 7, S-25.688826 E.27.417188, 180 000	Yes	No
Turfontein (Siphumelele 1) Shaft, Turfontein 302 JQ Ptn 0, S-25.663976 E.27.377951, 60 000	Yes	No
Bleskop (Siphumelele 1) Shaft, Klipfontein 300 JQ Ptn 2, S-25.686827 E.27.375062, 3 000	Yes	No
Paardekraal 2 Shaft (Thembelani 1), Paardekraal 279 JQ Ptn 119, S-25.652044 E.27.299581, 281 208	Yes	No
Paardekraal 2 Shaft (Thembelani 2), Paardekraal 279 JQ Ptn 130, S-25.613507 E.27.306404, 365 000	Yes	No
Boschfontein (Khuseleka 2), Boschfontein 268 JQ Ptn 0, S-25.600149 E.27.214232, 311 040	Yes	No
Townsland (Khuseleka 1), Town and Townlands 272 JQ Re Ptn 1, S-25.624049 E.27.259261, 1 800 000	Yes	No
Frank 1 Shaft (Khomanani 1), Waterval 303 JQ Ptn 0, S-25.660992 E.27.333184, 980 000	Yes	No
Frank 2 Shaft (Khomanani 2), Klipgat 281 JQ Ptn 0, S-25.637233 E.27.338389, 744 000	Yes	No
Waterval (Bathopele) Shaft, Waterval 303 JQ Ptn 6, S-25.687529 E.27.301233, 360 000	Yes	No

Section 21(c): impeding or diverting the flow of water in a watercourse Section 21(i): altering the bed, banks, course of characteristics of a watercourse
Water Use	Transferred water use	Retained water use

All section 21(c) and 21(i) water uses, as set out in table 2(a) and table 2(b) of the Main IWUL, will be transferred water uses.
Section 21(c)	Yes	No
Culvert/Road (Site 1) Klipfonteinspruit	Yes	No
Culvert/Railway (Site 2) Klipfonteinspruit	Yes	No
Pipe (Site 3a1), Klipfonteinspruit	Yes	No
Pipe (Site 3a2), Klipfonteinspruit	Yes	No
Culvert/Road (Site 3), Klipfonteinspruit	Yes	No
Flow gauging weir (Site 4a), Klipfonteinspruit	Yes	No
Bridge/Road (Site 6), Klipfonteinspruit	Yes	No
Culvert/Railway (Site 7), Klipfonteinspruit	Yes	No
Pipe (Site 7a), Klipfonteinspruit	Yes	No
Pipe (Site 7b), Klipfonteinspruit	Yes	No
Pipe (Site . 8a), Klipfonteinspruit	Yes	No
Culvert/Road (Site 8), Klipfonteinspruit	Yes	No
Weir (Site 8c), Klipfonteinspruit	Yes	No
Pipe (Site 8b), Klipfonteinspruit	Yes	No
Culvert/Road/ Overland Conveyor (Site 9), Klipfonteinspruit	Yes	No
Pipe (Site 9a), Klipfonteinspruit	Yes	No
Bridge/Railway {Site 10), Klipfonteinspruit	Yes	No
Culvert/Railway (Site 11), Klipfonteinspruit	Yes	No
Pipe (Site 11a), Klipfonteinspruit	Yes	No
Weir (Site 11b), Klipfonteinspruit	Yes	No
Pipes (Site 12a), Klipgatspruit	Yes	No
Culvert/Road (Site 12), Klipgatspruit	Yes	No
Culvert/Road (Site 12b), Klipgatspruit	Yes	No
Pipe (Site 12c), Klipgatspruit	Yes	No
Pipe (Site 13a), Klipgatspruit	Yes	No
Culvert/Road (Site 13), Klipgatspruit	Yes	No
Weir (Site 14weir), Klipgatspruit	Yes	No
Culvert/Railway (Site 14), Klipgatspruit	Yes	No
Culvert/Road (Site 14b), Klipgatspruit	Yes	No
Pipe (Site 14c), Klipgatspruit	Yes	No
Culvert/Road (Site 15), Paardekraalspruit	Yes	No
Culvert/Road (Site 16), Paardekraalspruit	Yes	No
Culvert/Road (Site 17), Paardekraalspruit	Yes	No
Culvert/Road (Site 18), Paardekraalspruit	Yes	No
Culvert/Road (Site 19), Paardekraalspruit	Yes	No
Culvert/Road (Site 21), Paardekraalspruit	Yes	No

Pipe (Site 21a), Paardekraalspruit	Yes	No
Culvert/Road (Site 21b)	Yes	No
Bridge/Road (Site 22), Hex River	Yes	No
Bridge/Road (Site 23), Hex River	Yes	No
Bridge/Road (Site 24), Hex River	Yes	No
Bridge/Road (Site 24a), Hex River	Yes	No
Bridge/Road (Site 24b), Hex River	Yes	No
Bridge/Road (site 25), Hex River	Yes	No
Bridge/Road (Site 26), Hex River	Yes	No
Weir (Site 26 weir), Hex River	Yes	No
Bridge/Road (Site 27a), Hex River	Yes	No
Bridge/Road (Site 27), Hex River	Yes	No
Bridge/Road (Site 28), Hex River	Yes	No
Pipe (Site 28a), Hex River	Yes	No
Pipe (Site 28b), Hex River	Yes	No
Bridge/Road (Site 29), Dorpspruit	Yes	No
Bridge/Road (Site 30), Dorpspruit	Yes	No
Culvert / Railway (Site 31), Dorpspruit	Yes	No
Bridge/Road (Site 32), Dorpspruit	Yes	No
Pipe (Site 32a), Dorpspruit	Yes	No
Pipe (Site 32b), Dorpspruit	Yes	No
Culvert/Road (Site 32c), Dorpspruit	Yes	No
Pipe (Site 32d), Dorpspruit	Yes	No
Pipe (Site 32f), Dorpspruit	Yes	No
Culvert/Railway (Site 3b), Wildebeesfonteinspruit A	Yes	No
Culvert/Road (Site 33), Wildebeesfonteinspruit A	Yes	No
Culvert/Railway (Site 34), Wildebeesfonteinspruit A	Yes	No
Pulvert/Road (Site 34a), Wildebeesfonteinspruit A	Yes	No
Pipe (Site 34b), Wildebeesfonteinspruit A	Yes	No
Culvert/Road (Site 34c), Wildebeesfonteinspruit A	Yes	No
Culvert/Railway (Site 34d), Wildebeesfonteinspruit A	Yes	No
Pipe (Site 34e), Wildebeesfonteinspruit A	Yes	No
Culvert/Road (Site 34f), Wildebeesfonteinspruit A	Yes	No
Culvert/Road (Site 34g), Wildebeesfonteinspruit A	Yes	No
Culvert/Road (Site 34h), Wildebeesfonteinspruit A (34h)	Yes	No
Culvert/Road (Site 35a), Wildebeesfonteinspruit A	Yes	No
Culvert/Road (Site 35b), Wildebeesfonteinspruit A	Yes	No
Culvert/Railway (Site 35), Wildebeesfonteinspruit A	Yes	No
Culvert/Road (Site 36), Wildebeesfonteinspruit A	Yes	No

Culvert/Road (Site 36a), Wildebeesfonteinspruit A	Yes	No
Culvert/Road (Site 37), Brakspruit	Yes	No
Culvert/Road (Site 38), Brakspruit	Yes	No
Culvert/Road (Site 39), Brakspruit	Yes	No
Culvert/Railway (Site 40a), Hoedspruit	Yes	No
Culvert/Railway (Site 40b), Hoedspruit	Yes	No
Culvert/Railway (Site - 40c), Hoedspruit	Yes	No
Culvert/Road (Site 40e), Hoedspruit	Yes	No
Culvert/ road crossing (Site 9)	Yes	No
Road crossing (Site 8), Klipfonteinspruit	Yes	No
Road crossing (Site 3c), Klipfonteinspruit	Yes	No
Road crossing (Site 4), Klipfonteinspruit	Yes	No
Road crossing (Site 5), Klipfonteinspruit	Yes	No
Section 21(i)	Yes	No
Brakspruit diversion (Site 38a,b)	Yes	No
Diversion of Klipgatspruit tributary (Site 12-14)	Yes	No
Diversion of Paardekraalspruit (Site 20a- 20)	Yes	No
Diversion of Klipfonteinspruit (Site 8a-c)	Yes	No
Diversion of Hoedspruit (Site 40d-h)	Yes	No

Section 21(g): Disposing of waste in a manner which may detrimentally impact on a water resource
Water Use	Transferred water use	Retained water use
Paardekraal Phase 5 tailings dam	Yes	No
Klipgat return water dam	Yes	No
Waterval East tailings dam	Yes	No
Waterval West tailings dam	Yes	No
Waterval tailings dam - irrigation	Yes	No
UG 2 Concentrator pollution control dam	Yes	No
Waterval concentrator west pollution control dam	Yes	No
Waterval concentrator east pollution control dam	Yes	No
Waterval concentrator 250 process Water Tank 1	Yes	No
Waterval concentrator 250 process Water Tank 2	Yes	No
Waterval concentrator 250 Process Water Tank 3	Yes	No
Waterval DMS waste rock dump	Yes	No
Paardekraal Phase 1 return water dam	Yes	No
Paardekraal Phase 1,2,3 tailings dam	Yes	No
Paardekraal Phase 4 tailings dam	Yes	No

Paardekraal Phase 3 return water dam	Yes	No
Paardekraal Phase 4 return water dam	Yes	No
Paardekraal tailings dam-irrigation	Yes	No
Turffontein (Siphumelele 1) Excess Water Dam 1	Yes	No
Turffontein (Siphumelele 1) Excess Water Dam 2	Yes	No
Turffontein (Siphumelele 1) Excess Water Dam 3	Yes	No
Turffontein new stormwater dam	Yes	No
Turffontein emergency stormwater dam	Yes	No
Turffontein (Siphumelele 1) Shaft waste rock dump	Yes	No
Turffontein (Siphumelele 1) Settling Dam 1	Yes	No
Turffontein (Siphumelele 1) Settling Dam 2	Yes	No
Turffontein (Siphumelele 1) Settling Dam 3	Yes	No
Turffontein (Siphumelele 1) Settling Dam 4	Yes	No
Brakspruit sewage pumping station emergency holding dam	Yes	No
Brakspruit (Siphumelele 2) new stormwater dam	Yes	No
Brakspruit (Siphumelele 2) Settling Dam 1	Yes	No
Brakspruit (Siphumelele 2) Settling Dam 2	Yes	No
Brakspruit (Siphumelele 2) Settling Dam 3	Yes	No
Brakspruit (Siphumelele 2) Shaft waste rock dump	Yes	No
Bleskop (Siphumelele 3) excess water dam	Yes	No
Bleskop (Siphumelele 3) new stormwater dam	Yes	No
Bleskop (Siphumelele 3) Settling Dam 1	Yes	No
Bleskop (Siphumelele 3) Settling Dam 2	Yes	No
Bleskop (Siphumelele 3) waste rock dump	Yes	No
Paardekraal waste rock dump	Yes	No
Paardekraal Settling Dam 1	Yes	No
Paardekraal Settling Dam 2	Yes	No
Paardekraal Settling Dam 3	Yes	No
Paardekraal Settling Dam 4	Yes	No
Paardekraal process water (stormwater) dam	Yes	No
Paardekraal Excess Water	Yes	No
Dam 1	Yes	No
Paardekraal Excess Water	Yes	No
Dam 2	Yes	No
Paardekraal Excess Water	Yes	No
Dam 3	Yes	No
Paardekraal 2 Settling Dam 1	Yes	No
Paardekraal 2 Settling Dam 2	Yes	No
Townlands (Khuseleka 1) Settling Dam 1	Yes	No

Townlands (Khuseleka 1) Settling Dam 2	Yes	No
Townlands (Khuseleka1) stormwater dam	Yes	No
Townlands (Khuseleka 1) Excess Water Dam 1	Yes	No
Townlands (Khuseleka 1) Excess Water Dam 2	Yes	No
Townlands (Khuseleka 1) Excess Water Dam 3	Yes	No
Townlands (Khuseleka 1) Excess Water Dam 4	Yes	No
Townlands (Khuseleka 1) Excess Water Dam 5	Yes	No
Townlands (Khuseleka 1)	Yes	No
sewage pumping station emergency holding dam	Yes	No
Townlands (Khuseleka 1) waste rock dump	Yes	No
Boschfontein (Khuseleka 2) waste rock dump	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 1	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 2	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 3	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 4	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 5	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 6	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 7	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 8	Yes	No
Boschfontein (Khuseleka 2) Settling Dam 9	Yes	No
Boschfontein (Khuseleka 2) new stormwater dam	Yes	No
Boschfontein (Khuseleka 2) Excess Water Dam 1	Yes	No
Boschfontein (Khuseleka 2) Excess Water Dam 2	Yes	No
Boschfontein (Khuseleka 2) Excess Water Dam 3	Yes	No
Frank 1 Excess Water Dam 1	Yes	No
Frank 1 Excess Water Dam 2	Yes	No
Frank 1 waste rock dump	Yes	No
Frank 1 Settling Dam 1	Yes	No
Frank 1 Settling Dam 2	Yes	No
Frank 1 Settling Dam 3	Yes	No
Frank 1 Settling Dam 4	Yes	No
Frank 2 Settling Dam 1	Yes	No
Frank 2 Settling Dam 2	Yes	No
Frank 2 Settling Dam 3	Yes	No
Frank 2 Settling Dam 4	Yes	No
Frank 2 Settling Dam 5	Yes	No
Frank 2 Settling Dam 6	Yes	No
Frank2 new HPDE lined stormwater dam	Yes	No
Frank 2 Excess Water Dam 1	Yes	No

Frank 2 Excess Water Dam 2	Yes	No
Waterval (Bathopele) East Excess Water Dam 1	Yes	No
Waterval (Bathopele) East Excess Water Dam 2	Yes	No
Waterval (Bathopele) East process water dam	Yes	No
Waterval (Bathopele) East Settling Dam 1	Yes	No
Waterval (Bathopele) East Settling Dam 2	Yes	No
Waterval (Bathopele) East Settling Dam 3	Yes	No
Waterval (Bathopele) Central Settling Dam 1	Yes	No
Waterval (Bathopele) Central Settling Dam 2	Yes	No
Waterval (Bathopele) Central Settling Dam 3	Yes	No
Waterval (Bathopele) Central Settling Dam 4	Yes	No
Waterval (Bathopele) Central Excess Water Dam 1	Yes	No
Waterval (Bathopele) Central Excess Water Dam 2	Yes	No
Waterval (Bathopele) Central process water dam	Yes	No
Klipfontein Sewage Pumping Station Emergency Holding Dam 1	Yes	No
Klipfontein Sewage Pumping Station Emergency Holding Dam 2	Yes	No
Waterval WWTW Sewage Sludge 1	Yes	No
Waterval WWTW Sewage Sludge 2	Yes	No
Waterval WWTW Sewage Sludge 3	Yes	No
Frank 2 (Khomanani 2) sewage pumping station emergency holding dam	Yes	No
Frank 2 (Khomanani 2) sewage sludge	Yes	No
Naude Dam	Yes	No
Klipfontein Dam	Yes	No
Hoedspruit tailings dam – irrigation	Yes	No
Klipfontein tailings dam - irrigation	Yes	No
WLTR Plant Pollution Control Dam 1	Yes	No
WLTR Plant Pollution Control Dam 2	Yes	No
Klipfontein return water dam	Yes	No
Klipfontein tailings dam	Yes	No
Hoedspruit return water dam	Yes	No
Hoedspruit tailings dam	Yes	No

Section 21(j): Removing, discharging or disposing of water found underground if it is necessary for the effluent continuation of an activity or for the safety of people
Water Use	Transferred water use	Retained water use
Siphumelele 2 Shaft	Yes	No
Siphumelele 1 Shaft	Yes	No

Siphumelele 3 Shaft	Yes	No
Thembelani 1 Shaft	Yes	No
Thembelani 2 Shaft	Yes	No
Khuseleka 2 Shaft	Yes	No
Khuseleka 1 Shaft	Yes	No
Khomanani 1 Shaft	Yes	No
Khomanani 2 Shaft	Yes	No
Bathopele Shaft	Yes	No

2.Retained water uses:

Section 21(a): Taking water from a water resource
Water Use	Transferred water use	Retained water use
Borehole (S381), Waterval 303 JQ, S-25.78892226 & E.27.32942967, 105 000 m3/a	No	Yes
Borehole (S405),Waterval 303 JQ,S-25.67863505 E.27.32847767,	No	Yes

Section 21(g): Disposing of waste in a manner which may detrimentally impact on a water resource
Water Use	Transferred water use	Retained water use
ACP Pollution control dam	No	Yes
PMR Effluent Dam 6 East and West	No	Yes
PMR Effluent Dams 4&5	No	Yes
PMR Stormwater Control Dam 3 & 3B	No	Yes
PMR Effluent Dam 1 & 2	No	Yes
RBMR 4 S Sodium Sulfate Dam	No	Yes
RBMR Triangular Dam	No	Yes
RBMR Pollution Control Dam 1	No	Yes
RBMR Pollution Control Dam 2	No	Yes
RBMR Stormwater Control Dam 3A	No	Yes
RBMR Stormwater Control Dam 3B	No	Yes
Encapsulation dam	No	Yes
RBMR Effluent Dam 1,2 &3	No	Yes
Waste Liquor Dam	No	Yes
RBMR E&S Feed Dam 1	No	Yes
RBMR E&S Feed Dam 2	No	Yes

Annexe V

Infrastructure and operations

1.In relation to the Mine shafts (some of which are on care and maintenance), all associated infrastructure including (where relevant) headgear, offices, workshops and associated waste rock dumps;

2.3 sewerage plants located on the Mine Area;

3.the storage hubs at Khuseleka 2 and Thembelani 2 (as at the Signature Date, storing equipment reclaimed from shafts placed on care and maintenance);

4.the Western Limb Tailings Retreatment Plant;

5.the remains of the Klipfontein Concentrators (previously stripped);

6.the Waterval Chrome Recovery Plant (a chrome tailings re-treatment / chrome processing facility);

7.the conveyor from Bathopele to Waterval UG2 Concentrator;

8.the fridge plants located on the Mine Area;

9.the ventilation shafts located on the Mine Area;

10.all offices located on Non-Retained Land;

11.all workshops located on Non-Retained Land;

12.the training facilities known as ADC (Anglo Development Centre), KDC (Klipfontein Development Centre) and OSD (Occupational Skills Development);

13.the ASSU (Anglo Shared Services Unit);

14.the Recreation Club located on the Mine Area;

15.the supply chain sidings and stores located on Non-Retained Land;

16.the waste disposal site located next to Waterval UG2 Concentrator;

17.the School of Mines;

18.the Bleskop Sports Stadium; and

19.the Waterval Waste Water Treatment Works.

Annexe W

Creditors as at 31 August 2015

All of the properties listed in the exel file (all tabs / sheets) saved with file name "Annexe W_Creditors as at 31 August 2015" on the CD / DVD signed by the Parties at the same time as signing this Agreement.

Annexe X

Table

Note: all Base Case Plan line item references below are to the numbered line items in the "(DCF Real)" sheet / tab
	Unit										Oct-15	Nov-15	Dec-15	Line item in Base Case Plan	Description in Base Case Plan
4E Oz Production (platinum, palladium, rhodium and gold, in any mix)**	koz										69	68	68	Line 71	4E oz Produced
Underground tonnes milled**	kt										605	595	597	Line 38	Underground ore
On-mine cash costs**	ZAR million										689	688	690	Note 1 below
Total Capital (including SIB)**	ZAR million										67	67	68	Note 2 below

	Unit	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Jun-16	Jul-16	Aug-16	Sep-16	Oct-16	Nov-16	Dec-16
4E Oz Production (platinum, palladium, rhodium and gold, in any mix)**	koz	73	69	72	71	73	71	74	67	66	68	67	68	Line 71	4E oz Produced
Underground tonnes milled**	kt	620	596	619	607	616	598	616	612	602	616	608	612	Line 38	Underground ore
On-mine cash costs**	ZAR million	686	680	685	685	682	683	679	658	657	658	657	660	Note 1 below
Total Capital (including SIB)**	ZAR million	75	75	75	105	105	105	108	107	107	107	107	97	Note 2 below

	Unit	Jan-17	Feb-17	Mar-17	Apr-17	May-17	Jun-17	Jul-17	Aug-17	Sep-17	Oct-17	Nov-17	Dec-17
4E Oz Production (platinum, palladium, rhodium and gold, in any mix)**	koz	71	66	70	68	70	68	69	69	68	70	69	68	Line 71	4E oz Produced
Underground tonnes milled**	kt	645	612	648	635	647	633	641	642	629	646	636	632	Line 38	Underground ore
On-mine cash costs**	ZAR million	647	641	647	647	644	646	689	668	666	668	667	669	Note 1 below

Total Capital (including SIB)**	ZAR million	88	106	106	88	106	106	109	108	108	108	108	89	Note 2 below

Note 1
On-mine cash costs is defined as: Cost of sales (Line 151) less GCC (Line 146) less OIC (Line 147), per the example calculations set out below:
		2015	2016	2017	Line item in Base Case Plan	Description in Base Case Plan
Cost of sales	ZAR million	8,423	8,327	8,161	Line 151	Cost of sales
Less GCC	ZAR million	144	144	145	Line 146	Group Centralised Cost (GCC)
Less OIC	ZAR million	112	113	117	Line 147	Other Indirect Cost (OIC)
		8,167	8,070	7,899
Note 2
Total Capital (including SIB) defined as Mining Project Capital (Line 156) + Total SIB Capital (Line 178)
		2015	2016	2017	Line in Base Case Plan	Description in Base Case Plan
Mining Project Capital		164	503	589	Line 156	Project Capital
SIBCapital		638	669	639	Line 178	SIB Capital
Total Capital		802	1,172	1,228

** All amounts will be increased annually by the same percentage as CPI.  The increase shall be effective from 1 January of each year, commencing with effect from 1 January 2016.  For this purpose:

1."CPI" means, in relation to each calendar year, the Annual Average Change in the consumer price index for all urban areas, as published by Statistics South Africa in Statistical Release P0141, Table B1 - CPI headline index numbers, calculated: (i) over a twelve calendar month period to the end of

June (inclusive) in the calendar year preceding the calendar year in which the escalation is to be applied;  and (ii) from figures published by Statistics South Africa or its successor; and

2."Annual Average Change" means the annual average price or index over a given period of 12 calendar months compared with the annual average of the said price or index over the previous corresponding 12 calendar month period, expressed as a percentage.